EXECUTION COPY

                                  $364,000,000

                           SECOND AMENDED AND RESTATED

                                CREDIT AGREEMENT

                            Dated as of July 23, 2001

                                      among

                           OSHKOSH TRUCK CORPORATION,

                             BANK OF AMERICA, N.A.,

                                    as Agent

                                       and

                              as Swing Line Lender,

                                  BANK ONE, NA,

                              as Syndication Agent,

                               FIRSTAR BANK, N.A.,

                             as Documentation Agent

                                       and

                  THE OTHER FINANCIAL INSTITUTIONS PARTY HERETO

                         BANC OF AMERICA SECURITIES LLC,

                        as Lead Arranger and Book Manager

                             Table Of Contents                              Page

ARTICLE I  DEFINITIONS.........................................................1
   1.01  Certain Defined Terms.................................................1
   1.02  Other Interpretive Provisions........................................32
   1.03  Accounting Principles................................................32
   1.04  Currency Equivalents Generally.......................................33

ARTICLE II  THE CREDITS.......................................................33
   2.01  Amounts and Terms of Commitments.....................................33
   2.02  Loan Accounts........................................................34
   2.03  Procedure for Borrowing..............................................34
   2.04  Conversion and Continuation Elections................................36
   2.05  The Swing Line Loans.................................................37
   2.06  Procedure for Swing Line Loans.......................................37
   2.07  The Fronted Offshore Currency Loans..................................39
   2.08  Utilization of Commitments in Offshore Currencies....................42
   2.09  Voluntary Termination, Reduction or Increase of Revolving
         Loan Commitments.....................................................43
   2.10  Optional Prepayments.................................................45
   2.11  Mandatory Prepayments of Loans.......................................45
   2.12  Repayment............................................................47
   2.13  Interest.............................................................48
   2.14  Fees.................................................................49
   2.15  Computation of Fees and Interest.....................................49
   2.16  Payments by the Borrowers............................................49
   2.17  Payments by the Lenders to the Agent.................................50
   2.18  Sharing of Payments, Etc.............................................51
   2.19  Security and Subsidiary Guaranty.....................................51
   2.20  Subsidiary Borrowers.................................................51

ARTICLE III  THE LETTERS OF CREDIT............................................52
   3.01  The Letter of Credit Subfacility.....................................52
   3.02  Issuance, Amendment and Renewal of Letters of Credit.................53
   3.03  Risk Participations, Drawings and Reimbursements.....................55
   3.04  Repayment of Participations..........................................56
   3.05  Role of the Issuer...................................................57
   3.06  Obligations Absolute.................................................57
   3.07  Cash Collateral Pledge...............................................58
   3.08  Letter of Credit Fees................................................58
   3.09  Applicability of ISP98 and UCP.......................................59
   3.10  Utilization of Offshore Currencies...................................59

ARTICLE IV  TAXES, YIELD PROTECTION AND ILLEGALITY............................60
   4.01  Taxes................................................................60
   4.02  Illegality...........................................................61
   4.03  Increased Costs and Reduction of Return..............................61

                                Table of Contents
                                   (continued)

                                                                            Page

   4.04  Funding Losses.......................................................62
   4.05  Inability to Determine Rates.........................................63
   4.06  Certificates of Lenders..............................................63
   4.07  Substitution of Banks................................................63
   4.08  Survival.............................................................63

ARTICLE V  CONDITIONS PRECEDENT...............................................63
   5.01  Conditions to Effectiveness of Restatement...........................63
   5.02  Conditions to All Credit Extensions..................................68

ARTICLE VI  REPRESENTATIONS AND WARRANTIES....................................68
   6.01  Corporate Existence and Power........................................68
   6.02  Corporate Authorization; No Contravention............................69
   6.03  Governmental Authorization...........................................69
   6.04  Binding Effect.......................................................69
   6.05  Litigation...........................................................69
   6.06  No Default...........................................................70
   6.07  ERISA Compliance.....................................................70
   6.08  Use of Proceeds; Margin Regulations..................................70
   6.09  Title to Properties..................................................71
   6.10  Taxes................................................................71
   6.11  Financial Condition..................................................71
   6.12  Environmental Matters................................................71
   6.13  Collateral Documents.................................................72
   6.14  Regulated Entities...................................................73
   6.15  No Burdensome Restrictions...........................................73
   6.16  Copyrights, Patents, Trademarks and Licenses, etc....................73
   6.17  Capitalization; Subsidiaries.........................................73
   6.18  Insurance............................................................73
   6.19  Swap Obligations.....................................................73
   6.20  Solvency.............................................................74
   6.21  Subordination Provisions.............................................74
   6.22  Subsidiary Borrower Supplements......................................74
   6.23  Acquisition Matters..................................................74
   6.24  Full Disclosure......................................................74

ARTICLE VII  AFFIRMATIVE COVENANTS............................................75
   7.01  Financial Statements.................................................75
   7.02  Certificates; Other Information......................................75
   7.03  Notices..............................................................76
   7.04  Preservation of Corporate Existence, Etc.............................77
   7.05  Maintenance of Property..............................................78
   7.06  Insurance............................................................78

                                Table of Contents
                                   (continued)
                                                                            Page

   7.07  Payment of Obligations...............................................78
   7.08  Compliance with Laws.................................................78
   7.09  Compliance with ERISA................................................79
   7.10  Inspection of Property and Books and Records.........................79
   7.11  Environmental Laws...................................................79
   7.12  Use of Proceeds......................................................79
   7.13  Further Assurances...................................................80
   7.14  Additional Guaranties and Personal Property Pledge...................80
   7.15  Additional Real Property.............................................81
   7.16  Additional Pledge....................................................81

ARTICLE VIII  NEGATIVE COVENANTS..............................................81
   8.01  Limitation on Liens..................................................81
   8.02  Disposition of Assets................................................83
   8.03  Consolidations and Mergers...........................................85
   8.04  Loans and Investments................................................86
   8.05  Limitation on Indebtedness...........................................88
   8.06  Transactions with Affiliates.........................................89
   8.07  Use of Proceeds......................................................89
   8.08  Contingent Obligations...............................................89
   8.09  Joint Ventures.......................................................90
   8.10  Lease Obligations....................................................90
   8.11  Restricted Payments..................................................91
   8.12  ERISA................................................................91
   8.13  Change in Business...................................................92
   8.14  Accounting Changes...................................................92
   8.15  Amendments to Charter and Agreements; Subordinated Indebtedness......92
   8.16  Net Worth............................................................92
   8.17  Leverage Ratio.......................................................93
   8.18  Minimum Consolidated EBITDA..........................................93
   8.19  Minimum Domestic EBITDA..............................................93
   8.20  Domestic Tangible Assets.............................................93
   8.21  Restrictive Agreements...............................................93

ARTICLE IX  EVENTS OF DEFAULT.................................................93
   9.01  Event of Default.....................................................93
   9.02  Remedies.............................................................96
   9.03  Rights Not Exclusive.................................................97

ARTICLE X  THE AGENT..........................................................97
   10.01  Appointment and Authorization; "Agent"..............................97
   10.02  Delegation of Duties................................................98
   10.03  Liability of Agent..................................................98

                                Table of Contents
                                   (continued)
                                                                            Page

   10.04  Reliance by Agent...................................................98
   10.05  Notice of Default...................................................98
   10.06  Credit Decision.....................................................99
   10.07  Indemnification of Agent............................................99
   10.08  Agent in Individual Capacity.......................................100
   10.09  Successor Agent....................................................100
   10.10  Withholding Tax....................................................100
   10.11  Collateral Matters.................................................102

ARTICLE XI  MISCELLANEOUS....................................................103
   11.01  Amendments and Waivers.............................................103
   11.02  Notices............................................................104
   11.03  No Waiver; Cumulative Remedies.....................................105
   11.04  Costs and Expenses.................................................105
   11.05  Company Indemnification............................................105
   11.06  Marshalling; Payments Set Aside....................................107
   11.07  Successors and Assigns.............................................107
   11.08  Assignments, Participations, etc...................................107
   11.09  Confidentiality....................................................109
   11.10  Set-off............................................................110
   11.11  Automatic Debits of Fees...........................................110
   11.12  Supplements to Schedules...........................................110
   11.13  Notification of Addresses, Lending Offices, Etc....................111
   11.14  Counterparts.......................................................111
   11.15  Severability.......................................................111
   11.16  No Third Parties Benefited.........................................111
   11.17  Governing Law and Jurisdiction.....................................111
   11.18  WAIVER OF JURY TRIAL...............................................111
   11.19  Judgment...........................................................112
   11.20  Entire Agreement...................................................112
   11.21  Second Restatement Date............................................112
   11.22  Notes..............................................................113
   11.23  Return of Notes....................................................113
   11.24  Collateral Documents...............................................113

ARTICLE XII  COMPANY GUARANTY................................................113
   12.01  The Guaranty.......................................................113
   12.02  Insolvency.........................................................114
   12.03  Nature of Liability................................................114
   12.04  Independent Obligation.............................................114
   12.05  Authorization......................................................115
   12.06  Reliance...........................................................115
   12.07  Subordination......................................................115

                                Table of Contents
                                   (continued)
                                                                            Page

   12.08  Waiver.............................................................116
   12.09  Nature of Liability................................................117

    SCHEDULES

    Schedule 1.01.         Existing Letters of Credit
    Schedule 2.01.         Commitments and Pro Rata Shares
    Schedule 6.07.         ERISA
    Schedule 6.10.         Taxes
    Schedule 6.11.         Pro Forma
    Schedule 6.12.         Environmental Matters
    Schedule 6.16.         Litigation
    Schedule 6.17.         Capitalization; Subsidiaries and Minority Interests
    Schedule 6.18.         Insurance Matters
    Schedule 7.04.         Excluded Subsidiaries
    Schedule 8.01.         Permitted Liens
    Schedule 8.02.         Asset Dispositions
    Schedule 8.04(d)       Pending Acquisitions
    Schedule 8.04(o)       Investments
    Schedule 8.04(p)       Investments - Geesink Acquisition
    Schedule 8.05.         Permitted Indebtedness
    Schedule 8.08.         Contingent Obligations
    Schedule 11.02         Lending Offices; Addresses for Notices


    EXHIBITS

    Exhibit A  Form of Notice of Borrowing
    Exhibit B  Form of Notice of Conversion/Continuation
    Exhibit C  Form of Compliance Certificate
    Exhibit D  Form of Assignment and Acceptance
    Exhibit E  Form of Revolving Loan Note
    Exhibit F  Form of Term Loan Note
    Exhibit G  Form of Swing Line Note
    Exhibit H  Form of Subsidiary Borrower Supplement
    Exhibit I  Form of Offshore Currency Addendum

                           SECOND AMENDED AND RESTATED
                                CREDIT AGREEMENT

         This SECOND AMENDED AND RESTATED CREDIT AGREEMENT is entered into as of July 23, 2001, among Oshkosh Truck Corporation, a Wisconsin corporation (the "Company"), the several financial institutions from time to time party to this Agreement (collectively, the "Lenders"; individually, a "Lender"), and Bank of America, N.A. (f/k/a Bank of America National Trust and Savings Association), as Swing Line Lender and as agent for the Lenders.

         WHEREAS, the Company, the lenders party thereto and the Agent entered into that certain Amended and Restated Credit Agreement dated as of September 28, 2000 (the "Prior Credit Agreement"), pursuant to which such lenders refinanced the existing term loans, refinanced and increased the existing revolving credit facility and letter of credit and swing line subfacilities and added a fronted offshore currency subfacility and, concurrently, amended and restated in its entirety the Credit Agreement dated as of February 26, 1998 (as amended as of December 21, 1999) among the Company, the Lenders party thereto and the Agent (the "Original Credit Agreement");

         WHEREAS, the Company, the Lenders and the Agent wish to amend and restate the Prior Credit Agreement in order to (i) increase the existing fronted offshore currency subfacility, (ii) add an additional term loan facility and
(iii) provide for certain additional amendments to the Prior Credit Agreement;
and

         NOW, THEREFORE, in consideration of the mutual agreements, provisions and covenants contained herein, the parties agree, subject to the fulfillment of the conditions precedent set forth in Section 5.01, that the Prior Credit Agreement is hereby amended and restated in its entirety as follows:

                                   ARTICLE I

                                   DEFINITIONS

         1.01 Certain Defined Terms. The following terms have the following meanings:

                  "Acquired Companies" shall mean each of Geesink Norba, Ltd., Norba AB and Geesink Group BV.

                  "Acquisition" means any transaction or series of related transactions for the purpose of or resulting, directly or indirectly, in (a) the acquisition of all or substantially all of the assets of a Person, or of any business or division of a Person, (b) the acquisition of in excess of 50% of the capital stock, partnership interests, membership interests or equity of any Person, or otherwise causing any Person to become a Subsidiary, or (c) a merger or consolidation or any other combination with another Person (other than a

         Person that is a Subsidiary) provided that the Company or the Subsidiary is the surviving entity.

                  "Acquisition Documents" means the Purchase Agreement and the other documents, certificates and agreements delivered in connection with the Geesink Acquisition.

                  "Affiliate" means, as to any Person, any other Person which, directly or indirectly, is in control of, is controlled by, or is under common control with, such Person. A Person shall be deemed to control another Person if the controlling Person possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of the other Person, whether through the ownership of voting securities, membership interests, by contract, or otherwise.

                  "Agent" means BofA in its capacity as agent for the Lenders hereunder, and any successor agent arising under Section 10.09.

                  "Agent-Related Persons" means BofA and any successor agent arising under Section 10.09 and any successor letter of credit issuing bank hereunder, together with their respective Affiliates (including, in the case of BofA, the Arranger), and the officers, directors, employees, agents and attorneys-in-fact of such Persons and Affiliates.

                  "Agent's Payment Office" means the address for payments set forth on Schedule 11.02 or such other address as the Agent may from time to time specify.

                  "Aggregate Commitment" means the sum of (a) the Aggregate Revolving Loan Commitment and (b) the Aggregate Term Loan Commitment.

                  "Aggregate Revolving Loan Commitment" means the aggregate Revolving Loan Commitments of the Lenders.

                  "Aggregate Term Loan A Commitment" means the aggregate Term Loan A Commitments of the Lenders, initially equal to Sixty Million Dollars ($60,000,000).

                  "Aggregate Term Loan B Commitment" means the aggregate Term Loan B Commitments of the Lenders, initially equal to One Hundred and Forty Million Dollars ($140,000,000).

                  "Aggregate Term Loan Commitment" means the aggregate Term Loan Commitments of the Lenders, equal to One Hundred and Ninety Four Million Dollars ($194,000,000) on the Second Restatement Date.

                  "Agreement" means this Credit Agreement.

                  "Agreement Currency" has the meaning specified in subsection 11.18.

                  "Alternate Currency" shall mean any Offshore Currency (and any other currency which is at the relevant time freely traded in the offshore interbank foreign exchange markets and is freely transferable and freely convertible into Dollars) which, as applicable, (a) the applicable Borrower requests the applicable Offshore Currency Fronting Lender to include as an Alternate Currency hereunder and which is acceptable to the applicable Offshore Currency Fronting Lender and with respect to which an Offshore Currency Addendum has been executed by a Subsidiary Borrower or the Company and the applicable Offshore Currency Fronting Lender in connection therewith or (b) a Borrower requests as the currency in which a Letter of Credit is to be denominated and which is acceptable to the Issuer thereof.

                  "Applicable Base Rate Margin" means, subject to the last sentence of this definition, for any period, the applicable of the following percentages in effect with respect to such period as the Leverage Ratio of the Company shall fall within the indicated ranges:

                                 Applicable Base                     Applicable Base
                                 Rate Margin                         Rate Margin
           Leverage Ratio        (in basis points) for Revolving     (in basis points) for
                                 Loan and Term Loan A                Term Loan B
       Less      Greater Than
       Than      or Equal to
       ----      -----------
       1.5:1.0    ----                         0                        125.0
       2.0:1.0    1.5:1.0                      0                        125.0
       2.5:1.0    2.0:1.0                     12.5                      125.0
       3.0:1.0    2.5:1.0                     37.5                      125.0
       3.5:1.0    3.0:1.0                     62.5                      125.0
       4.0:1.0    3.5:1.0                     87.5                      125.0
          ----    4.0:1.0                    125.0                      125.0

         The Leverage Ratio shall be calculated by the Company as of the end of each fiscal quarter, commencing with the fiscal quarter ending September 30, 2000, and shall be reported to the Agent pursuant to a Compliance Certificate executed by a Responsible Officer of the Company and delivered pursuant to subsection 7.02(b) hereof. The Applicable Base Rate Margin shall be adjusted, if necessary, on the third Business Day after the delivery of such certificate; provided, that from and after the Second Restatement Date until the date six months after the date hereof, unless required to be increased as provided above, the Applicable Base Rate Margin with respect to Revolving Loans and Term Loan A shall be 62.5 basis points; and further provided that if such certificate, together with the financial statements to which such certificate relates, is not delivered to the Agent by the fifth Business Day after the date on which the related financial statements are due to be delivered to the Agent pursuant to subsection 7.01(a) or
         (b), then, from such fifth Business Day until the third Business Day after delivery of such certificate, the Applicable Base Rate Margin shall be equal to 125 basis points with respect to Revolving Loans and Term Loan A.

                  "Applicable Commitment Fee Percentage" means, subject to the last sentence of this definition, for any period, the applicable of the following percentages in effect with respect to such period as the Leverage Ratio of the Company shall fall within the indicated ranges:

                                                   Applicable Commitment
                                                     Fee Percentage
                  Leverage Ratio                    (in basis points)
              Less        Greater Than
              Than        or Equal to

             1.5:1.0          ----                         20.0
             2.0:1.0        1.5:1.0                        25.0
             2.5:1.0        2.0:1.0                        30.0
             3.0:1.0        2.5:1.0                        35.0
             3.5:1.0        3.0:1.0                        40.0
             4.0:1.0        3.5:1.0                        45.0
                ----        4.0:1.0                        50.0

         The Leverage Ratio shall be calculated by the Company as of the end of each fiscal quarter, commencing with the fiscal quarter ending September 30, 2000, and shall be reported to the Agent pursuant to a Compliance Certificate executed by a Responsible Officer of the Company and delivered pursuant to subsection 7.02(b) hereof. The Applicable Commitment Fee Percentage shall be adjusted, if necessary, on the third Business Day after the delivery of such certificate; provided, that from and after the Second Restatement Date until the date six months after the date hereof, unless required to be increased as provided above, the Applicable Commitment Fee Percentage shall be 40.0 basis points; and further provided that if such certificate, together with the financial statements to which such certificate relates, is not delivered to the Agent by the fifth Business Day after the date on which the related financial statements are due to be delivered to the Agent pursuant to subsection 7.01(a) or (b), then, from such fifth Business Day until the third Business Day after delivery of such certificate, the Applicable Commitment Fee Percentage shall be equal to 50 basis points.

                  "Applicable Currency" means, as to any particular Letter of Credit or Loan, Dollars or the Offshore Currency or Alternate Currency in which it is denominated or payable.

                   "Applicable Offshore Rate Margin" means, subject to the last sentence of this definition, for any period, the applicable of the following percentages in effect with respect to such period as the Leverage Ratio of the Company shall fall within the indicated ranges:

                                Applicable Offshore       Applicable Offshore
                                Rate Margin (in basis     Rate Margin (in basis
                                points) for Revolving     points) for Term
          Leverage Ratio        Loans and Term Loan A     Loan B
          ---------------       ---------------------     ------

         Less     Greater Than
         Than     or Equal to
         ----     -----------
         1.5:1.0     ----                 100.0                  250.0
         2.0:1.0   1.5:1.0                112.5                  250.0
         2.5:1.0   2.0:1.0                137.5                  250.0
         3.0:1.0   2.5:1.0                162.5                  250.0
         3.5:1.0   3.0:1.0                187.5                  250.0
         4.0:1.0   3.5:1.0                212.5                  250.0
           ----    4.0:0.1                250.0                  250.0

         The Leverage Ratio shall be calculated by the Company as of the end of each fiscal quarter, commencing with the fiscal quarter ending September 30, 2000, and shall be reported to the Agent pursuant to a Compliance Certificate executed by a Responsible Officer of the Company and delivered pursuant to subsection 7.02(b) hereof. The Applicable Offshore Rate Margin shall be adjusted, if necessary, on the third Business Day after the delivery of such certificate, with such adjustment to apply to all Interest Periods then outstanding and beginning thereafter until the next adjustment date; provided, that from and after the Second Restatement Date until the date six months after the date hereof, unless required to be increased as provided above, the Applicable Offshore Rate Margin shall be 187.5 basis points with respect to Revolving Loans and Term Loan A; and further provided that if such certificate, together with the financial statements to which such certificate relates, is not delivered to the Agent by the fifth Business Day after the date on which the related financial statements are due to be delivered to the Agent pursuant to subsection 7.01(a) or (b), then, from such fifth Business Day until the third Business Day after delivery of such certificate, the Applicable Offshore Rate Margin shall be equal to 250 basis points with respect to Revolving Loans and Term Loan A.

                  "Approved Fund" means, with respect to any Lender that is a fund that invests in bank loans, any other fund that invests in bank loans and is advised or managed by the same investment advisor as such Lender or by an Affiliate of such investment advisor.

                  "Arranger" means Banc of America Securities LLC, a Delaware corporation.

                  "Asset Disposition" has the meaning specified in Section 8.02.

                  "Assignee" has the meaning specified in subsection 11.08(a).

                  "Attorney Costs" means and includes all reasonable fees and disbursements of any law firm or other external counsel, the allocated cost of internal legal services and all disbursements of internal counsel.

                  "Bankruptcy Code" means the Federal Bankruptcy Reform Act of 1978 (11 U.S.C.ss.101, et seq.).

                  "Base Rate" means for any day a fluctuating rate per annum equal to, in the case of Loans in Dollars, the higher of (a) the Federal Funds Rate plus 1/2 of 1%; or (b) the rate of interest in effect for such day as publicly announced from time to time by BofA as its "prime rate" and, in the case of Loans in any Alternate Currency, the comparable rate for such Alternate Currency, as reasonably determined by the Agent or Offshore Currency Funding Lender, as applicable. Such "prime rate" is a rate set by BofA based upon various factors including BofA's costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate. Any change in such rate announced by BofA shall take effect at the opening of business on the day specified in the public announcement of such change.

                  "Base Rate Loan" means a Loan or an L/C Advance that bears interest based on the Base Rate and is denominated in Dollars.

                  "basis point" means one one-hundredth of one percent.

                  "BofA" means Bank of America, N.A., a national banking association.

                  "Borrower" means either the Company or any Subsidiary
         Borrower.

                  "Borrowing" means a borrowing hereunder consisting of Revolving Loans or Term Loans of the same Type made to the Company on the same day by the Lenders or a borrowing consisting of Revolving Loans of the same type made to a Subsidiary Borrower under Article II, and, in the case of Offshore Rate Loans, having the same Interest Period and denominated in the same Offshore Currency. The making of either a Swing Line Loan or a Fronted Offshore Currency Loan shall not constitute a Borrowing.

                  "Borrowing Date" means any date on which a Borrowing occurs under Section 2.03.

                  "Business Day" means any day other than a Saturday, Sunday or other day on which commercial banks are authorized or required by law to close or are in fact closed, in the state where the Agent's Payment Office is located and, if the applicable Business Day relates to any Offshore Rate Loan denominated in Dollars, means such a day on which dealings are carried on in the applicable offshore dollar interbank market and, if the applicable Business Day relates to any Offshore Rate Loan denominated in any Offshore Currency, a day on which commercial banks are open for foreign exchange business in London, England, and on which dealings in the relevant Offshore Currency are carried on in the applicable offshore foreign exchange interbank market in which disbursements of or payments in such Offshore Currency will be made or received hereunder.

                  "Capital Adequacy Regulation" means any guideline, request or directive of any central bank or other Governmental Authority, or any other law, rule or regulation, whether or not having the force of law, in each case, regarding capital adequacy of any bank or of any corporation controlling a bank.

                  "Capital Stock" means (a) in the case of a corporation, corporate stock, (b) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock, (c) in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited) and (d) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

                  "Captive Finance Subsidiary" means Oshkosh Capital, L.L.C., a wholly owned subsidiary of Oshkosh/McNeilus Financial Services, Inc., formed to originate, sell and, if necessary, hold leases of products manufactured or sold by the Company and its Subsidiaries to unrelated third parties.

                  "Cash Collateralize" means to pledge and deposit with or deliver to the Agent, for the benefit of the Agent, the Issuers and the Lenders, as additional collateral for the L/C Obligations, cash or deposit account balances pursuant to documentation in form and substance reasonably satisfactory to the Agent and the Issuers (which documents are hereby consented to by the Lenders). Derivatives of such term shall have corresponding meanings. The Company hereby grants the Agent, for the benefit of the Agent, the Issuers and the Lenders, a security interest in all such cash and deposit account balances. Cash collateral shall be maintained in blocked, non-interest bearing deposit accounts at BofA while an Event of Default is continuing and shall be transferred to an interest bearing account as soon as practicable after the termination of such Event of Default.

                  "CERCLA" has the meaning specified in the definition of "Environmental Laws."

                  "Change of Control" means the occurrence of any of the following: (a) the sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the assets of the Company and its Subsidiaries taken as a whole to any "person" (as such term is used in Section 13(d)(3) of the Exchange
         Act); (b) the adoption of a plan relating to the liquidation or dissolution of the Company; (c) the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any "person" (as defined above) becomes the "beneficial owner" (as such term is defined in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that a person shall be deemed to have "beneficial ownership" of all securities that such person has the right to acquire, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition), directly or indirectly of more than 30% of the Voting Stock of the Company (measured by voting power rather than number of shares); (d) the Company consolidates with, or merges with or into, any Person, or any Person consolidates with, or merges with or into, the Company in any such event pursuant to a transaction in which any of the outstanding Voting Stock of the Company is converted into or exchanged for cash, securities or other property, other than any such transaction where the Voting Stock of the Company outstanding immediately prior to such transaction is converted into or exchanged for Voting Stock of the surviving or transferee Person constituting a majority of the outstanding shares of such Voting Stock of such surviving or transferee Person (immediately after giving effect to such issuance); or (e) during any period of 25 consecutive calendar months, commencing on the Second Restatement Date, the ceasing of those individuals (the "Continuing Directors") who (i) were directors of the Company on the first day of each such period or
         (ii) subsequently became directors of the Company and whose actual election or initial nomination for election subsequent to that date was approved by a majority of the Continuing Directors then on the board of directors of the Company, to constitute a majority of the board of directors of the Company.

                  "Closing Date" means February 26, 1998, the date of the closing of the Original Credit Agreement

                  "Code" means the Internal Revenue Code of 1986, and regulations promulgated thereunder.

                  "Collateral" means all property and interests in property and proceeds thereof now owned or hereafter acquired by the Company or any Guarantor and their respective Subsidiaries in or upon which a Lien now or hereafter exists in favor of the Lenders, or the Agent on behalf of the Lenders, whether under this Agreement, under the Collateral Documents or under any other documents executed by any such Person and delivered to the Agent or the Lenders.

                  "Collateral Documents" means, collectively, (a) the Security Agreement, the Mortgages, the Pledge Agreement, the Subsidiary Guaranty, the Subsidiary Security Agreement, the Foreign Subsidiary Pledge Agreement, the Foreign Subsidiary Guaranty Agreement, the Foreign Subsidiary Security Agreement and all other security agreements, mortgages, deeds of trust, patent and trademark assignments, lease assignments, guarantees and other similar agreements between the Company or any Subsidiary or any Guarantor and the Lenders or the Agent for the benefit of the Lenders previously, now or hereafter delivered to the Lenders or the Agent pursuant to or in connection with the transactions contemplated hereby, and all financing statements (or comparable documents now or hereafter filed in accordance with the Uniform Commercial Code or comparable law) against the Company or any Subsidiary or any Guarantor as debtor in favor of the Lenders or the Agent for the benefit of the Lenders as secured party, and (b) any amendments, supplements, modifications, renewals, replacements, consolidations, substitutions and extensions of any of the foregoing.

                  "Commitment", as to each Lender, means (a) such Lender's Term Loan Commitment, plus (b) such Lender's Revolving Loan Commitment.

                  "Company" has the meaning specified in the introductory clause hereto.

                  "Compliance Certificate" means a certificate substantially in the form of Exhibit C.

                  "Computation Date" has the meaning specified in subsection 2.08(a).

                  "Consolidated EBITDA" means, for any period, for the Company and its Subsidiaries on a consolidated basis, determined in accordance with GAAP, the sum of

         (a) the net income (or net loss) for such period, plus (b) all amounts treated as expenses for depreciation and interest and the amortization of intangibles of any kind to the extent included in the determination of such net income (or loss), plus (c) all accrued taxes on or measured by income to the extent included in the determination of such net income (or net loss), plus (d) all charges (or less any credits) in such period arising from LIFO valuation, plus (or less, if negative)
         (e) the amount of post-retirement health benefits accrued in such period less the amount of post-retirement health benefits paid in such period, in an amount of up to $1,000,000 in any period, plus (f) all charges arising from the write down of fixed assets, severance payments, relocation expenses, one-time ERP installation costs of the Acquired Companies and customer penalties incurred by the Acquired Companies taken after the Closing Date with respect to Acquisitions permitted hereunder, in an amount not to exceed $10,000,000 in the aggregate, plus (g) all charges (or less any credits) arising from the write-off of intangible assets (without duplication of any amounts set forth in clause (b)); provided, however, that net income (or net loss) shall be computed (i) without giving effect to extraordinary losses or extraordinary gains, (ii) without regard to the net income (or net loss) of Leasing Subsidiaries or to the carrying value of the equity interest of the Company and its Subsidiaries in Leasing Subsidiaries, and (iii) without giving effect to any dividends or other distributions received by the Company and its Subsidiaries from Leasing Subsidiaries or any equity contributions made by the Company and its Subsidiaries to Leasing Subsidiaries; provided, further, that for purposes of computing Consolidated EBITDA for purposes of Sections 8.15, 8.17 and 8.18, Acquisitions permitted hereunder (including the Geesink Acquisition) made by the Company or any of its Subsidiaries during the four-quarter reference period shall be deemed to have occurred (and any Indebtedness incurred or assumed in connection therewith shall be deemed to have been incurred or assumed) on the first day of the four-quarter reference period and Consolidated EBITDA for such reference period shall be calculated to include pro forma adjustments with respect to income and expense associated with the acquired assets or entity (all consistent with items (b) through (g) above).

                  "Contingent Obligation" means, as to any Person, any direct or indirect liability of that Person, whether or not contingent, with or without recourse, (a) with respect to any Indebtedness, lease, dividend, letter of credit or other obligation (the "primary obligations") of another Person (the "primary obligor"), including any obligation of that Person (i) to purchase, repurchase or otherwise acquire such primary obligations or any security therefor, (ii) to advance or provide funds for the payment or discharge of any such primary obligation, or to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency or any balance sheet item, level of income or financial condition of the primary obligor, (iii) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation, or (iv) otherwise to assure or hold harmless the holder of any such primary obligation against loss in respect thereof (each, a "Guaranty Obligation"); (b) with respect to any Surety Instrument issued for the account of that Person or as to which that Person is otherwise liable for reimbursement of drawings or payments;
         (c) to purchase any materials, supplies or other property from, or to obtain the services of, another Person if the relevant contract or other related document or obligation requires that payment for such materials, supplies or other property, or for such services, shall be made regardless of whether delivery of such materials, supplies or other property is ever made or tendered, or such services are ever performed or tendered; or (d) in respect of any Swap Contract (other than in respect of ordinary course foreign currency hedging arrangements). The amount of any Contingent Obligation, (w) in the case of Guaranty Obligations (excluding payment guarantees made to third parties in connection with Bank One leasing programs, which shall be valued at the maximum stated amount of any such guarantees), shall be deemed equal to the lesser of (i) the stated or determinable amount of the primary obligation in respect of which such Guaranty Obligation is made or, if not stated or if indeterminable, the maximum reasonably anticipated liability in respect thereof, and (ii) the stated amount of the guaranty, (x) in the case of Contingent Obligations in respect of Swap Contracts, shall be deemed equal to the aggregate Swap Termination Value of such Swap Contracts,
         (y) in the case of Contingent Obligations in respect of Surety Instruments other than Non-Surety L/C's, shall be deemed equal to the probable amount of the expected liability thereunder, and (z) in the case of Contingent Obligations in respect of Non-Surety L/C's, shall be deemed equal to (i) the face amount of outstanding Non-Surety L/C's which are not Letters of Credit and (ii) the outstanding amount of L/C Obligations in respect of Non-Surety L/C's which are Letters of Credit pursuant to Article III.

                  "Contractual Obligation" means, as to any Person, any provision of any security issued by such Person or of any agreement, undertaking, contract, indenture, mortgage, deed of trust or other instrument, document or agreement to which such Person is a party or by which it or any of its property is bound.

                  "Conversion/Continuation Date" means any date on which, under
         Section 2.04, the Company (a) converts Loans of one Type to another Type, or (b) continues as Loans of the same Type, but with a new Interest Period, Loans having Interest Periods expiring on such date.

                  "Credit Extension" means and includes (a) the making of any Loans hereunder, and (b) the Issuance of any Letters of Credit hereunder.

                  "Current Assets" means all assets of the Company, on a consolidated basis, which should, in accordance with GAAP, be classified as current assets.

                  "Current Liabilities" means all liabilities of the Company, on a consolidated basis, which should, in accordance with GAAP, be classified as current liabilities, other than current maturities in respect of the Loans.

                  "Default" means any event or circumstance which, with the giving of notice, the lapse of time, or both, would (if not cured or otherwise remedied during such time) constitute an Event of Default.

                  "Dividend Supplement Amount" means, as at any date of determination, an amount equal to (a) the lesser of (1) $5,000,000 and
         (2) the cumulative excess of (A)

         Restricted Equity Payments which the Company was permitted by Section 8.11(c) (but without giving effect to Section 8.11(c)(i)(A)(2) thereof) to pay during the period commencing on October 1, 1998 and ending on the date of determination over (B) the amount of Restricted Equity Payments actually paid by the Company during such period minus (b) the aggregate amount of incremental Restricted Equity Payments previously designated by the Company pursuant to Section 8.11(c)(i)(A)(2).

                  "Dollars", "dollars" and "$" each mean lawful money of the United States.

                  "Dollar Equivalent" means, at any time, (a) as to any amount denominated in Dollars, the amount thereof at such time, and (b) as to any amount denominated in an Offshore Currency, the equivalent amount in Dollars as determined by the Agent at such time on the basis of the Spot Rate for the purchase of Dollars with such Offshore Currency on the most recent Computation Date.

                  "Domestic EBITDA" means, for any period, for the Company and its Domestic Subsidiaries on a consolidated basis, determined in accordance with GAAP, the sum of (a) the net income (or net loss) for such period, plus (b) all amounts treated as expenses for depreciation and interest and the amortization of intangibles of any kind to the extent included in the determination of such net income (or loss), plus
         (c) all accrued taxes on or measured by income to the extent included in the determination of such net income (or net loss), plus (d) all charges (or less any credits) in such period arising from LIFO valuation, plus (or less, if negative) (e) the amount of post-retirement health benefits accrued in such period less the amount of post-retirement health benefits paid in such period, in an amount of up to $1,000,000 in any period, plus (f) all charges arising from the write down of fixed assets, severance payments and relocation expenses taken after the Closing Date with respect to Permitted Acquisitions, in an amount not to exceed $10,000,000 in the aggregate, plus (g) all charges (or less any credits) arising from the write-off of intangible assets (without duplication of any amounts set forth in clause (b)); provided, however, that net income (or net loss) shall be computed (i) without giving effect to extraordinary losses or extraordinary gains,
         (ii) without regard to the net income (or net loss) of Leasing Subsidiaries or to the carrying value of the equity interest of the Company and its Domestic Subsidiaries in Leasing Subsidiaries, and
         (iii) without giving effect to any dividends or other distributions received by the Company and its Domestic Subsidiaries from Leasing Subsidiaries or any equity contributions made by the Company and its Domestic Subsidiaries to Leasing Subsidiaries; provided, further, that for purposes of computing Domestic EBITDA for purposes of Section 8.19, Acquisitions permitted hereunder made by the Company or any of its Subsidiaries during the four-quarter reference period shall be deemed to have occurred (and any Indebtedness incurred or assumed in connection therewith shall be deemed to have been incurred or assumed) on the first day of the four-quarter reference period and Domestic EBITDA for such reference period shall be calculated to include pro forma adjustments with respect to income and expense associated with the acquired assets or entity (all consistent with items (b) through (g) above).

                  "Domestic Subsidiary" means a Subsidiary organized under the laws of the United States or any political subdivision or any agency, department or instrumentality thereof.

                  "Domestic Tangible Assets" means, as of any date of determination, for the Company and its Domestic Subsidiaries which are Guarantors hereunder, on a consolidated basis, an amount equal to total assets of the Company and such Domestic Subsidiaries on that date determined in accordance with GAAP minus the Intangible Assets of the Company and such Domestic Subsidiaries on that date.

                  "Effective Amount" means (a) with respect to any Revolving Loans, Swing Line Loans, Fronted Offshore Currency Loans and Term Loans on any date, the aggregate outstanding principal amount thereof after giving effect to any Borrowings and prepayments or repayments of Revolving Loans, Swing Line Loans, Fronted Offshore Currency Loans and Term Loans occurring on such date; and (b) with respect to any outstanding L/C Obligations on any date, the amount of such L/C Obligations on such date after giving effect to any Issuances of Letters of Credit occurring on such date and any other changes in the aggregate amount of the L/C Obligations as of such date, including as a result of any reimbursements of outstanding unpaid drawings under any Letters of Credit or any reductions in the maximum amount available for drawing under Letters of Credit taking effect on such date. For purposes of subsection 2.09(a) the Effective Amount shall be determined without giving effect to any mandatory prepayments to be made under subsection 2.09(b).

                  "Eligible Assignee" means (a) a commercial bank organized under the laws of the United States, or any state thereof, and having a combined capital and surplus of at least $100,000,000; (b) a commercial bank organized under the laws of any other country which is a member of the Organization for Economic Cooperation and Development (the "OECD"), or a political subdivision of any such country, and having a combined capital and surplus of at least $100,000,000, provided that such bank is acting through a branch or agency located in the United States; (c) a Person that is primarily engaged in the business of commercial banking and that is (i) a Subsidiary of a Lender, (ii) a Subsidiary of a Person of which a Lender is a Subsidiary, or (iii) a Person of which a Lender is a Subsidiary; (d) as to the Term Loans, (i) an "accredited investor", as such term is defined in Rule 501(a) of Regulation D under the Securities Act of 1933, as amended (other than the Company or an Affiliate of the Company) or (ii) a finance company, insurance company or other financial institution or fund (whether a corporation, partnership, trust or other entity) that is primarily engaged in the business of making, purchasing or otherwise investing in commercial loans; and (e) any other entity approved by the Company and the Agent.

                  "Environmental Claims" means all claims, however asserted, by any Governmental Authority or other Person alleging potential liability or responsibility for violation of any Environmental Law, or for release or injury to the environment or threat to public health, personal injury (including sickness, disease or death), property damage, natural resources damage, or otherwise alleging liability or responsibility for damages (punitive or otherwise), investigation, cleanup, removal, remedial or response costs, restitution, civil or criminal penalties, injunctive relief, or other type of relief, resulting from or based upon the presence, placements, discharge, emission or release (including intentional and unintentional, negligent and non-negligent, sudden or non-sudden, accidental or non-accidental, placements, spills, leaks, discharges, emissions or releases) of any Hazardous Material at, in, or from any property, whether or not owned by the Company or any Subsidiary or taken as collateral, or in connection with any operations of the Company.

                  "Environmental Laws" means all federal, state or local laws, statutes, common law duties, rules, regulations, ordinances and codes, together with all administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authorities, in each case relating to environmental, health, safety and land use matters, including without limitation, the Comprehensive Environmental Response, Compensation and Liability Act of 1980 ("CERCLA"), the Clean Air Act, the Federal Water Pollution Control Act of 1972, the Solid Waste Disposal Act, the Federal Resource Conservation and Recovery Act, the Toxic Substances Control Act, and the Emergency Planning and Community Right-to-Know Act.

                  "Environmental Permits" has the meaning specified in subsection 6.12(b).

                  "ERISA" means the Employee Retirement Income Security Act of 1974, and regulations promulgated thereunder.

                  "ERISA Affiliate" means any trade or business (whether or not incorporated) under common control with the Company within the meaning of Section 414(b) or (c) of the Code (and Sections 414(m) and (o) of the Code for purposes of provisions relating to Section 412 of the
         Code).

                  "ERISA Event" means (a) a Reportable Event with respect to a Pension Plan; (b) a withdrawal by the Company or any ERISA Affiliate from a Pension Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer (as defined in Section 4001(a)(2) of ERISA) or a cessation of operations which is treated as such a withdrawal under Section 4062(e) of ERISA; (c) a complete or partial withdrawal by the Company or any ERISA Affiliate from a Multiemployer Plan or notification that a Multiemployer Plan is in reorganization; (d) the filing of a notice of intent to terminate, the treatment of a Plan amendment as a termination under Section 4041 or 4041A of ERISA, or the commencement of proceedings by the PBGC to terminate a Pension Plan or Multiemployer Plan; (e) an event or condition which might reasonably be expected to constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan or Multiemployer Plan; or
         (f) the imposition of any liability under Title IV of ERISA, other than PBGC premiums due but not delinquent under Section 4007 of ERISA, upon the Company or any ERISA Affiliate.

                  "Eurodollar Reserve Percentage" has the meaning specified in the definition of "Offshore Rate".

                  "Event of Default" means any of the events or circumstances specified in Section 9.01.

                  "Event of Loss" means, with respect to any property, any of the following: (a) any loss, destruction or damage of such property;
         (b) any institution of any proceedings for the condemnation or seizure of such property or for the exercise of any right of eminent domain; or
         (c) any actual condemnation, seizure or taking, by exercise of the power of eminent domain or otherwise, of such property, or confiscation of such property or the requisition of the use of such property.

                  "Exchange Act" means the Securities Exchange Act of 1934 and the regulations promulgated thereunder.

                  "FDIC" means the Federal Deposit Insurance Corporation, and any Governmental Authority succeeding to any of its principal functions.

                  "Federal Funds Rate" means, for any day, the rate per annum (rounded upwards to the nearest 1/100 of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank on the Business Day next succeeding such day; provided that (a) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (b) if no such rate is published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate charged to BofA on such day on such transactions as determined by the Agent.

                  "Fee Letter" has the meaning specified in subsection 2.14(a).

                  "Floor Plan Financing Facility" means any facility entered or to be entered into by the Company or any Subsidiary pursuant to which such person may (a) incur Indebtedness to purchase vehicles and/or related equipment from certain vendors for the prompt resale to customers in the ordinary course of business and (b) grant a security interest in such vehicles and/or related equipment to secure such borrowings.

                  "Foreign Subsidiary" means a Subsidiary which is not a Domestic Subsidiary.

                  "Foreign Subsidiary Guaranty Agreement" means that certain Foreign Subsidiary Guaranty dated as of the Second Restatement Date among the Agent and the Foreign Subsidiaries signatory thereto.

                  "Foreign Subsidiary Pledge Agreement" means that certain Pledge Agreement dated on or about the Second Restatement Date among the Agent and the Foreign Subsidiaries signatory thereto.

                  "Foreign Subsidiary Security Agreement" means that certain Foreign Subsidiary Security Agreement dated on or about the Second Restatement Date among the Agent and the Foreign Subsidiaries signatory thereto.

                  "FRB" means the Board of Governors of the Federal Reserve System, and any Governmental Authority succeeding to any of its principal functions.

                  "Fronted Offshore Currency Commitment" means, for any Offshore Currency Fronting Lender for each Alternate Currency, the obligation of such Offshore Currency Fronting Lender to make Fronted Offshore Currency Loans in such Alternate Currency not exceeding the Dollar Equivalent set forth in the applicable Offshore Currency Addendum, as such amount may be modified from time to time pursuant to the terms of this Agreement and the applicable Offshore Currency Addendum.

                  "Fronted Offshore Currency Loan" means a loan made by an Offshore Currency Fronting Lender to a Borrower pursuant to Section
         2.07 and an Offshore Currency Addendum.

                  "Fronted Offshore Currency Note" means a promissory note in such form as may be required by the applicable Offshore Currency Addendum.

                  "Fronted Offshore Currency Rate" means, for any day for any Fronted Offshore Currency Loan, the per annum rate of interest determined under or as set forth in the applicable Offshore Currency Addendum.

                  "Further Taxes" means any and all present or future taxes, levies, assessments, imposts, duties, deductions, fees, withholdings or similar charges (including, without limitation, net income taxes and franchise taxes), and all liabilities with respect thereto, imposed by any jurisdiction on account of amounts payable or paid pursuant to
         Section 4.01.

                  "FX Trading Office" means the Foreign Exchange Trading Center, Chicago, Illinois, of BofA, or such other of BofA's offices as the Agent may designate from time to time.

                  "GAAP" means generally accepted accounting principles set forth from time to time in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board (or agencies with similar functions of comparable stature and authority within the U.S. accounting profession), which are applicable to the circumstances as of the date of determination; provided, that, with respect to the financial statements of Foreign Subsidiaries "GAAP" shall mean the generally accepted accounting principles in the relevant foreign jurisdiction which are set forth from time to time in the opinions and pronouncements of the applicable accounting standards board (or similar agency) of such foreign jurisdiction, which are applicable to the circumstances as of the date of determination.

                  "Geesink Acquisition" means the acquisition of the capital stock of the Acquired Companies from Powell Duffryn Limited pursuant to the Purchase Agreement.

                  "Governmental Authority" means (a) any nation or government, any state or other political subdivision thereof, any central bank (or similar monetary or regulatory authority) thereof, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, and any corporation or other entity owned or controlled, through stock or capital ownership or otherwise, by any of the foregoing, and (b) the National Association of Insurance Commissioners.

                  "Guaranteed Creditors" shall mean and include the Agent, the Lenders and each Person (other than the Company or any of its Subsidiaries) which is a party to a Rate Swap Document if such Person is or at the time of entry into such Rate Swap Document was a Lender or an Affiliate of a Lender.

                  "Guaranteed Obligations" shall mean (a) the full and prompt payment when due (whether at the stated maturity, by acceleration or otherwise) of the principal and interest (whether such interest is allowed as a claim in a bankruptcy proceeding with respect to any Subsidiary Borrower or otherwise) on each Note issued by a Subsidiary Borrower to each Lender, and Loans made under this Agreement to any Subsidiary Borrower, together with all other Obligations (including obligations which, but for the automatic stay under Section 362(a) of the Bankruptcy Code, would become due) and liabilities (including, without limitation, indemnities, fees and interest thereon) of any Subsidiary Borrower to the Agent or any Lender now existing or hereafter incurred under, arising out of or in connection with this Agreement or any other Loan Documents and the due performance and compliance with all terms, conditions and agreements contained in the Loan Documents by any Subsidiary Borrower and (b) the full and prompt payment when due (whether by acceleration or otherwise) of all Obligations (including obligations which, but for the automatic stay under Section 362(a) of the Bankruptcy Code or similar proceeding under applicable law, would become due) of the Company or any Subsidiary owing under any Rate Swap Document entered into by the Company or any Subsidiary with any Lender or any Affiliate thereof (even if such Lender subsequently ceases to be a Lender under this Agreement for any reason) so long as such Lender or Affiliate participates in such Rate Swap Document and their subsequent assigns, if any, whether now in existence or hereafter arising, and the due performance and compliance with all terms, conditions and agreements contained therein.

                  "Guarantors" means each of the Subsidiaries of the Company from time to time party to the Subsidiary Guaranty.

                  "Guaranty Obligation" has the meaning specified in the definition of "Contingent Obligation."

                  "Hazardous Materials" means all those substances that are regulated by, or which may form the basis of liability or a standard of conduct under, any Environmental Law, including any substance identified under any Environmental Law as a pollutant, contaminant, hazardous waste, hazardous constituent, special waste, hazardous substance, hazardous material, or toxic substance, or petroleum or petroleum-derived substance or waste.

                  "Honor Date" has the meaning specified in subsection 3.03(b).

                  "Indebtedness" of any Person means, without duplication, (a) all indebtedness for borrowed money; (b) all obligations issued, undertaken or assumed as the deferred purchase price of property or services (other than trade payables entered into in the ordinary course of business on ordinary terms); (c) all Contingent Obligations with respect to Surety Instruments; (d) all obligations evidenced by notes, bonds, debentures or similar instruments, including obligations so evidenced incurred in connection with the acquisition of property, assets or businesses; (e) all indebtedness created or arising under any conditional sale or other title retention agreement, or incurred as financing, in either case with respect to property acquired by the Person (even though the rights and remedies of the seller or bank under such agreement in the event of default are limited to repossession or sale of such property); (f) all obligations with respect to capital leases; (g) all indebtedness referred to in clauses (a) through (f) above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien upon or in property (including accounts and contract rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such Indebtedness; and (h) all Guaranty Obligations in respect of indebtedness or obligations of others of the kinds referred to in clauses (a) through (g) above; provided, that "Indebtedness" shall not include (x) any indebtedness incurred by the Company or any Subsidiary pursuant to any Floor Plan Financing Facility to the extent that it shall be non-interest bearing or (y) any obligations of the Company or its Subsidiaries in respect of customer advances received and held in the ordinary course of business. For all purposes of this Agreement, the Indebtedness of any Person shall include all recourse Indebtedness of any partnership or joint venture or limited liability company in which such Person is a general partner or a joint venturer or a member and as to which such Person is or may become directly liable.

                  "Indemnified Liabilities" has the meaning specified in Section 11.05.

                  "Indemnified Person" has the meaning specified in Section
         11.05.

                  "Independent Auditor" has the meaning specified in subsection 7.01(a).

                  "Insolvency Proceeding" means, with respect to any Person, (a) any case, action or proceeding with respect to such Person before any court or other Governmental Authority relating to bankruptcy, reorganization, insolvency, liquidation, receivership, dissolution, winding-up or relief of debtors, or (b) any general assignment for the benefit of creditors, composition, marshalling of assets for creditors, or other, similar arrangement in respect of its creditors generally or any substantial portion of its creditors; in each case, undertaken under U.S. Federal, state or foreign law, including the Bankruptcy Code.

                  "Intangible Assets" means assets that are considered to be intangible assets under GAAP.

                  "Interest Payment Date" means, as to any Offshore Rate Loan, the last day of each Interest Period applicable to such Loan and, as to any Base Rate Loan, the last Business Day of each calendar quarter; provided, however, that if any Interest Period for an Offshore Rate Loan exceeds three months, the date that falls three months after the beginning of such Interest Period and after each Interest Payment Date thereafter is also an Interest Payment Date.

                  "Interest Period" means, as to any Fronted Offshore Currency Loan, the Interest Period as set forth in, or determined in accordance with, the applicable Offshore Currency Addendum and, as to any other Offshore Rate Loan, the period commencing on the Borrowing Date of such Loan or on the Conversion/Continuation Date on which the Loan is converted into or continued as an Offshore Rate Loan, and ending on the date one, two, three or six months thereafter as selected by a Borrower in its Notice of Borrowing or Notice of Conversion/Continuation;

         provided that:
         --------

                           (a) if any Interest Period would otherwise end on a
                  day that is not a Business Day, that Interest Period shall be extended to the following Business Day unless the result of such extension would be to carry such Interest Period into another calendar month, in which event such Interest Period shall end on the preceding Business Day;

                           (b) any Interest Period that begins on the last
                  Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period;

                           (c) no Interest Period for any Term Loan shall extend
                  beyond the maturity date of such Term Loan and no Interest Period for any Revolving Loan shall extend beyond January 31, 2006; and

                           (d) no Interest Period applicable to a Term Loan or
                  portion thereof shall extend beyond any date upon which is due any scheduled principal payment in respect of the Term Loans unless the aggregate principal amount of Term Loans represented by Base Rate Loans, or by Offshore Rate Loans having Interest Periods that will expire on or before such date, equals or exceeds the amount of such principal payment.

                  "Investments" has the meaning specified in Section 8.04.

                  "IRS" means the Internal Revenue Service, and any Governmental Authority succeeding to any of its principal functions under the Code.

                  "Issuance Date" has the meaning specified in subsection
         3.01(a).

                  "Issue" means, with respect to any Letter of Credit, to issue or to extend the expiry of, or to renew or increase the amount of, such Letter of Credit; and the terms "Issued," "Issuing" and "Issuance" have corresponding meanings.

                  "Issuer" means, in respect of each Letter of Credit, BofA or such other Revolving Lender selected by a Borrower which, in either case, has agreed to act as issuer of such Letter of Credit hereunder.

                  "Joint Venture" means a single-purpose corporation, partnership, limited liability company, joint venture or other similar legal arrangement (whether created by contract or conducted through a separate legal entity) now or hereafter formed by the Company or any of its Subsidiaries with another Person (or such a pre-existing entity in which the Company or any of its Subsidiaries acquires a minority interest) in order to conduct a common venture or enterprise with such Person.

                  "Judgment Currency" has the meaning specified in subsection 11.18.

                  "L/C Advance" means each Revolving Lender's participation in any L/C Borrowing in accordance with its Pro Rata Share.

                  "L/C Amendment Application" means an application form for amendment of outstanding standby or commercial documentary letters of credit as shall at any time be in use at the applicable Issuer, as such Issuer shall request.

                  "L/C Application" means an application form for issuances of standby or commercial documentary letters of credit as shall at any time be in use at the applicable Issuer, as such Issuer shall request.

                  "L/C Borrowing" means an extension of credit resulting from a drawing under any Letter of Credit which shall not have been reimbursed on the date when made nor converted into a Borrowing of Revolving Loans under subsection 3.03(c).

                  "L/C Commitment" means the commitment of the Issuers to Issue, and the commitment of the Revolving Lenders severally to participate in, Letters of Credit from time to time Issued or outstanding under
         Article III, in an aggregate amount not to exceed on any date (a) the Aggregate Revolving Loan Commitment less (b) the aggregate principal amount of Revolving Loans, Swing Line Loans and Fronted Offshore Currency Commitments then outstanding; provided that the L/C Commitment is a part of the Aggregate Revolving Credit Commitment, rather than a separate, independent commitment.

                  "L/C Obligations" means at any time the sum of (a) the aggregate undrawn amount of all Letters of Credit then outstanding, plus (b) the amount of all unreimbursed drawings under all Letters of Credit, including all outstanding L/C Borrowings.

                  "L/C-Related Documents" means the Letters of Credit, the L/C Applications, the L/C Amendment Applications and any other document relating to any Letter of Credit, including any standard form documents used by any Issuer for letter of credit issuances.

                  "Lease Assets" means, with respect to any lease, all of the following property and interests in property whether now existing or existing in the future or hereafter acquired or arising: (a) all vehicles or equipment manufactured or refurbished by the Company or any of its Subsidiaries (and truck chassis, cement block boom trucks and similar vehicles manufactured or refurbished by third parties) and acquired by a Leasing Subsidiary in connection with such assets being contemporaneously leased to a third party; (b) all leases and other contracts or agreements relating to the lease financing by a customer of vehicles or equipment manufactured or refurbished by the Company or any of its Subsidiaries; (c) all accounts receivable and other obligations incurred by lessees in connection with the foregoing, no matter how evidenced; (d) all rights to any vehicles or equipment subject to any of the foregoing after or in connection with creation of the foregoing, including, without limitation, returned or repossessed goods; (e) all reserves and credit balances with respect to any such lease contracts or agreements or lessees; (f) all letters of credit, security or guarantees for any of the foregoing; (g) all insurance policies or reports relating to any of the foregoing; and (h) all books and records relating to any of the foregoing.

                  "Leasing Subsidiary" means Oshkosh/McNeilus Financial Services, Inc., Oshkosh McNeilus Financial Services Partnership, Oshkosh Capital, L.L.C. and any other Subsidiary that is designated by the Board of Directors of the Company as a Leasing Subsidiary and that is exclusively engaged in Leasing Transactions and activities related thereto. If at any time any Leasing Subsidiary should engage in a material transaction or activity other than those described above, it shall thereafter cease to be a Leasing Subsidiary hereunder.

                  "Leasing Transaction" means (a) the formation of Leasing Subsidiaries (whether in one or a series of related transactions); (b) the sale or other disposition to a third party of Lease Assets or an interest therein; (c) the borrowing of money secured by Lease Assets; or (d) the sale or other disposition of Lease Assets or an interest therein to a Leasing Subsidiary followed by a financing transaction in connection with such sale or disposition of such Lease Assets (whether such financing transaction is effected by such Leasing Subsidiary or by a third party to whom such Leasing Subsidiary sells such Lease Assets or interest therein); provided, that in each of the foregoing, the Company or its Subsidiaries receive or have received in cash at least 95% of the aggregate sale price attributed to the vehicles and equipment that underlie the leases financed in such transaction.

                  "Lender" has the meaning specified in the introductory clause hereto. References to the "Lenders" shall include BofA, including in its capacity as an Issuer, as Offshore Currency Fronting Lender and as Swing Line Lender; for purposes of clarification only, to the extent that BofA may have any rights or obligations in addition to those of the Lenders due to its status as an Issuer, as Offshore Currency Fronting Lender or as Swing Line Lender, its status as such will be specifically referenced.

                  "Lending Office" means, as to any Lender, the office or offices of such Lender specified as its "Lending Office" or "Domestic Lending Office" or "Offshore Lending Office", as the case may be, on
         Schedule 11.02, or such other office or offices as such Lender may from time to time notify the Company and the Agent.

                   "Letters of Credit" means any letters of credit (whether standby letters of credit or commercial documentary letters of credit) Issued by the Issuers pursuant to Article III, including without limitation the existing letters of credit set forth on Schedule 1.01 hereto.

                  "Leverage Ratio" means, as of any date of determination, the ratio of (a) all Indebtedness of the Company and its Subsidiaries (other than Leasing Subsidiaries) determined on a consolidated basis as of such date, to (b) Consolidated EBITDA for the period of four fiscal quarters ending on such date.

                  "Lien" means any security interest, mortgage, deed of trust, pledge, hypothecation, assignment, charge or deposit arrangement, encumbrance, lien (statutory or other) or similar interest of any kind or nature whatsoever in respect of any property (including those created by, arising under or evidenced by any conditional sale or other title retention agreement, the interest of a lessor under a capital lease, any financing lease having substantially the same economic effect as any of the foregoing, or the filing of any financing statement naming the owner of the asset to which such lien relates as debtor, under the Uniform Commercial Code or any comparable law) and any contingent or other agreement to provide any of the foregoing, but not including the interest of a lessor under an operating lease.

                  "Loan" means an extension of credit by a Lender to a Borrower under Article II or Article III in the form of a Revolving Loan, Term Loan, Swing Line Loan, Fronted Offshore Currency Loan or L/C Advance.

                  "Loan Documents" means this Agreement, any Notes, the Fee Letters, the L/C-Related Documents, the Collateral Documents, the Rate Swap Documents and all other documents delivered to the Agent or any Lender in connection herewith.

                  "local time" shall mean (a) with respect to Loans, the time of the office of the Agent or Offshore Currency Fronting Lender, as applicable, to which payment of each Loan is to be made, and (b) with respect to Letters of Credit, the time of the issuing office of the Issuer issuing such Letter of Credit.

                  "Margin Stock" means "margin stock" as such term is defined in Regulation T, U or X of the FRB.

                  "Material Adverse Effect" means (a) a material adverse change in, or a material adverse effect upon, the operations, business, properties or condition (financial or otherwise) of the Company or the Company and its Subsidiaries taken as a whole; (b) a material impairment of the ability of the Company or any Subsidiary to perform under any Loan Document and to avoid any Event of Default; or (c) a material adverse effect upon the legality, validity, binding effect or enforceability against the Company or any Subsidiary of any Loan Document.

                  "Material Subsidiary" means, at any time, any Subsidiary having at such time either (a) total (gross) revenues for the preceding four fiscal quarter period in excess of 2% of the total (gross) revenues of the Company and its Subsidiaries for such period or (b) a shareholder's equity, as of the last day of the preceding fiscal quarter, with a book value in excess of 4% of Net Worth, based in each case, to the extent applicable, upon the Company's most recent annual or quarterly financial statements delivered to the Agent pursuant to
         Section 7.01.

                   "Mortgage" means any deed of trust, mortgage, leasehold mortgage, assignment of rents or other document creating a Lien on real property or any interest in real property.

                  "Mortgaged Property" means all property subject to a Lien pursuant to a Mortgage.

                  "Multiemployer Plan" means a "multiemployer plan", within the meaning of Section 4001(a)(3) of ERISA, to which the Company or any ERISA Affiliate makes, is making, or is obligated to make contributions or, during the preceding three calendar years, has made, or been obligated to make, contributions.

                  "Net Proceeds" means (a) with respect to any Asset Disposition, the sum of cash or readily marketable cash equivalents received (including by way of a cash generating sale or discounting of a note or receivable, but excluding any other consideration received in the form of assumption by the acquiring Person of debt or other obligations relating to the properties or assets so disposed of or received in any other non-cash form) therefrom, whether at the time of such disposition or subsequent thereto, or (b) with respect to any sale or issuance of publicly traded debt securities (or other Indebtedness issued pursuant to an indenture, including Indebtedness issued in a so called "144A Offering") of the Company or any Subsidiary, cash or readily marketable cash equivalents received (but excluding any other non-cash form) therefrom, whether at the time of such disposition, sale or issuance or subsequent thereto, net, in either case, of all legal, title and recording tax expenses, commissions and other fees and all costs and expenses incurred and all federal, state, local and other taxes required to be accrued as a liability as a consequence of such transactions and, in the case of an Asset Disposition, net of all payments made by the Company or any of its Subsidiaries on any Indebtedness which is secured by such assets pursuant to a Permitted Lien upon or with respect to such assets or which must by the terms of such Lien, or in order to obtain a necessary consent to such Asset Disposition, or by applicable law be repaid out of the proceeds from such Asset Disposition.

                  "Net Worth" means the shareholders' equity of the Company as determined in accordance with GAAP, but excluding any portion thereof in excess of $23,000,000 attributable to the equity interest of the Company and its Subsidiaries in Leasing Subsidiaries.

                  "Non-Material Foreign Subsidiary" means a Foreign Subsidiary which is not a Material Subsidiary.

                  "Non-Surety L/C's" means letters of credit which are not Surety L/C's.

                  "Note" means a promissory note executed by a Borrower in favor of a Lender pursuant to subsection 2.02(b), or pursuant to the applicable Offshore Currency Addendum.

                  "Notice of Borrowing" means a notice in substantially the form of Exhibit A.

                  "Notice of Conversion/Continuation" means a notice in substantially the form of Exhibit B.

                  "Obligations" means all advances, debts, liabilities, obligations, covenants and duties arising under any Loan Document owing by the Company and each Subsidiary Borrower to any Lender, the Agent, or any Indemnified Person, whether direct or indirect (including those acquired by assignment), absolute or contingent, due or to become due, now existing or hereafter arising.

                  "Offshore Currency" means at any time, Euro, Japanese Yen, French Francs, Pounds Sterling, German Deutschemarks, Canadian Dollars, Italian Lira, Swedish Kronor or Dutch Gilders and, from and after the time of such approval, any other currency requested by the Company and approved by each Lender in accordance with subsection 2.08(e).

                  "Offshore Currency Addendum" means an addendum substantially in the form of Exhibit I hereto with such modifications thereto as shall be approved by the applicable Offshore Currency Fronting Lender and the Agent.

                  "Offshore Currency Fronting Lender" means any Lender with a Revolving Loan Commitment (or any Affiliate, branch or agency thereof) to the extent it is party to an Offshore Currency Addendum as the "Offshore Currency Fronting Lender" thereunder. If any agency, branch or Affiliate of such Lender shall be a party to an Offshore Currency Addendum, such agency, branch or Affiliate shall, to the extent of any commitment extended and any Loans made by it, have all the rights of such Lender hereunder; provided, however, that such Lender shall to the exclusion of such agency, branch or Affiliate, continue to have all the voting rights vested in it by the terms hereof.

                  "Offshore Currency Loan" means any Offshore Rate Loan denominated in an Offshore Currency.

                  "Offshore Currency Sublimit" means $100,000,000.

                  "Offshore Rate" means, for any Interest Period, with respect to Offshore Rate Loans comprising part of the same Borrowing or any Fronted Offshore Currency Loan, as applicable, the rate of interest per annum (rounded upward to the next 1/100th of 1%) determined by the Agent as follows:

         Offshore Rate =             IBOR
                         ----------------------------------------
                           1.00 - Eurodollar Reserve Percentage
         Where,

                  "Eurodollar Reserve Percentage" means for any day for any Interest Period the maximum reserve percentage (expressed as a decimal, rounded upward to the next 1/100th of 1%) in effect on such day (whether or not applicable to any Lender) under regulations issued from time to time by the FRB for determining the maximum reserve requirement (including any emergency, supplemental or other marginal reserve requirement) with respect to Eurocurrency funding (currently referred to as "Eurocurrency liabilities"); and

                  "IBOR" means the rate of interest per annum determined by the Agent as the rate at which deposits in the Applicable Currency in the approximate amount of BofA's Offshore Rate Loan for such Interest Period would be offered by BofA's Grand Cayman Branch, Grand Cayman B.W.I. (or such other office as may be designated for such purpose by BofA), to major banks in the offshore interbank market at their request at approximately 11:00 a.m. (local time) two Business Days prior to the commencement of such Interest Period.

                  The Offshore Rate shall be adjusted automatically as to all Offshore Rate Loans then outstanding as of the effective date of any change in the Eurodollar Reserve Percentage.

                  "Offshore Rate Loan" means a Loan that bears interest based on the Offshore Rate, which may be denominated in Dollars or any Offshore Currency.

                  "Organization Documents" means, for any corporation or organization, as applicable, the certificate or articles of incorporation or formation, the bylaws, limited partnership agreement, limited liability company agreement, any certificate of determination or instrument relating to the rights of preferred shareholders of such corporation, any shareholder rights agreement or other similar agreement, and all applicable resolutions of the board of directors (or any committee thereof) or of any member or general partner of such corporation or organization.

                  "Other Taxes" means any present or future stamp, court or documentary taxes or any other excise or property taxes, charges or similar levies which arise from any payment made hereunder or from the execution, delivery, performance, enforcement or registration of, or otherwise with respect to, this Agreement or any other Loan Documents.

                  "Participant" has the meaning specified in subsection
         11.08(e).

                  "PBGC" means the Pension Benefit Guaranty Corporation, or any Governmental Authority succeeding to any of its principal functions under ERISA.

                  "Pension Plan" means a pension plan (as defined in Section 3(2) of ERISA) subject to Title IV of ERISA which the Company or any ERISA Affiliate sponsors, maintains, or to which it makes, is making, or is obligated to make contributions, or otherwise has any liability, or in the case of a multiple employer plan (as described in Section 4064(a) of ERISA) has made contributions at any time during the immediately preceding five (5) plan years.

                  "Permitted Liens" has the meaning specified in Section 8.01.

                  "Permitted Securitization" means any receivables financing program providing for the sale of accounts receivable (including rights in respect of capitalized leases) and related rights by the Company and its Subsidiaries to a Securitization Subsidiary in transactions purporting to be sales (and treated as sales for GAAP purposes), which Securitization Subsidiary shall finance the purchase of such assets by the sale, transfer, conveyance, lien or pledge of such assets to one or more limited purpose financing companies, special purpose entities and/or other financial institutions, in each case pursuant to documentation in form and substance reasonably satisfactory to the Agent.

                  "Permitted Swap Obligations" means all obligations (contingent or otherwise) of the Company or any Subsidiary existing or arising under Swap Contracts, provided that each of the following criteria is satisfied: (a) such obligations are (or were) entered into by such Person in the ordinary course of business for the purpose of directly mitigating risks associated with liabilities, commitments or assets held or reasonably anticipated by such Person, or changes in the value of securities issued by such Person in conjunction with a securities repurchase program not otherwise prohibited hereunder, and not for purposes of speculation or taking a "market view"; and (b) such Swap Contracts do not contain any provision ("walk-away" provision) exonerating the non-defaulting party from its obligation to make payments on outstanding transactions to the defaulting party.

                  "Person" means an individual, partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture or Governmental Authority.

                  "Plan" means an employee benefit plan (as defined in Section 3(3) of ERISA) which the Company or any ERISA Affiliate sponsors or maintains or to which the Company or any ERISA Affiliate makes, is making, or is obligated to make contributions or otherwise has any liability and includes any Pension Plan.

                  "Pledge Agreement" means that certain Stock and Note Pledge Agreement dated as of the Closing Date between the Company and the Agent.

                  "Pledged Collateral" has the meaning specified in the Pledge Agreement.

                  "Pro Rata Revolving Share" means, as to any Revolving Lender,
         (a) at any time at which the Aggregate Revolving Loan Commitment remains outstanding, the percentage equivalent (expressed as a decimal rounded to the ninth decimal place) at such time of such Lender's Revolving Loan Commitment divided by the Aggregate Revolving Loan Commitment, and (b) after the termination of the Aggregate Revolving Loan Commitment, the percentage equivalent (expressed as a decimal, rounded to the ninth decimal place) at such time of the principal amount of such Lender's outstanding Revolving Loans (other than Swing Line Loans and Fronted Offshore Currency Loans) divided by the aggregate principal amount of the outstanding Revolving Loans (other than Swing Line Loans and Fronted Offshore Currency Loans) of all the Lenders.

                  "Pro Rata Share" means, as to any Lender, (a) in respect of a particular Loan and/or Commitment, (i) at any time at which the Commitments in respect of such Loan remain outstanding, the percentage equivalent (expressed as a decimal, rounded to the ninth decimal place) at such time of such Lender's Commitment in respect of such Loan divided by the combined Commitments in respect of such Loan, and (ii) after the termination of the Commitments in respect of such Loan, the percentage equivalent (expressed as a decimal, rounded to the ninth decimal place) at such time of the principal amount outstanding of such Loans held by such Lender divided by the aggregate principal amount outstanding of such Loans held by all Lenders, and (b) in respect of all Loans and/or Commitments, (i) at any time at which the Aggregate Commitment (or any portion thereof) remains outstanding, the percentage equivalent (expressed as a decimal, rounded to the ninth decimal place) at such time of such Lender's Commitments in respect of all Loans (and if any Term Loans are outstanding, with the Term Loan A Commitment and Term Loan B Commitment, respectively, deemed to be outstanding to the extent of the principal amount of the related Term Loan which is then outstanding) divided by the Aggregate Commitment, and (b) after the termination of the Aggregate Commitment, the percentage equivalent (expressed as a decimal, rounded to the ninth decimal place) at such time of the principal amount of such Lender's outstanding Loans (including such Lender's ratable share of outstanding Swing Line Loans, Fronted Offshore Currency Loans and L/C Obligations) divided by the aggregate principal amount of the outstanding Loans and L/C Obligations of all of the Lenders.

                  "Purchase Agreement" shall have the meaning set forth in
         Section 5.01(h)(i).

                  "Rate Swap Documents" means, collectively, all Swap Contracts entered into between the Company and any Lender (or any Affiliate thereof) in respect of any portion of the Obligations.

                  "Remarketing Agreements" means agreements guaranteeing the residual or future resale value of products manufactured and sold or leased by the Company or any Subsidiary.

                  "Reportable Event" means any of the events set forth in
         Section 4043(c) of ERISA or the regulations thereunder, other than any such event for which the 30-day notice requirement under ERISA has been waived in regulations issued by the PBGC.

                  "Required Lenders" means at any time Lenders then holding at least 51% of the sum of (a) the then aggregate unpaid principal amount of the Term Loans, plus (b) the amount of the Aggregate Revolving Loan Commitment (or if the Revolving Loan Commitment has been terminated, then the aggregate principal amount outstanding of Revolving Loans, Swing Line Loans and Fronted Offshore Currency Loans, plus the outstanding amount of L/C Obligations); provided, that, if no principal amount of any Loan is then outstanding, then "Required Lenders" shall mean Lenders then having at least 51% of the Aggregate Revolving Loan Commitment.

                  "Required Revolving Lenders" means at any time Revolving Lenders then holding at least 51% of the then aggregate unpaid principal amount of the Revolving Loans, or, if no such principal amount is then outstanding, Revolving Lenders then having at least 51% of the Aggregate Revolving Loan Commitment.

                  "Requirement of Law" means, as to any Person, any law (statutory or common), treaty, rule or regulation or determination of an arbitrator or of a Governmental Authority, in each case applicable to or binding upon the Person or any of its property or to which the Person or any of its property is subject.

                  "Responsible Officer" means the chief executive officer, the president, the chief financial officer, the treasurer or the corporate controller of the Company, or any other officer having substantially the same authority and responsibility.

                  "Restatement Date" means September 28, 2000.

                  "Restricted Equity Payments" has the meaning specified in
         Section 8.11.

                  "Revolving Lender" means any Lender having a Revolving Loan Commitment.

                  "Revolving Loan" has the meaning specified in subsection 2.01(c).

                  "Revolving Loan Commitment", as to each Revolving Lender, has the meaning specified in subsection 2.01(c).

                  "Revolving Termination Date" means the earlier to occur of:

                           (a)      January 31, 2006; and

                           (b) the date on which the Aggregate Revolving Loan
                  Commitment terminates in accordance with the provisions of this Agreement.

                  "Same Day Funds" means (a) with respect to disbursements and payments in Dollars, immediately available funds, and (b) with respect to disbursements and payments in an Offshore Currency, same day or other funds as may be determined by the Agent to be customary in the place of disbursement or payment for the settlement of international banking transactions in the relevant Offshore Currency.

                  "SEC" means the Securities and Exchange Commission, or any Governmental Authority succeeding to any of its principal functions.

                  "Second Restatement Date" means the date on which all conditions precedent set forth in Section 5.01 are satisfied or waived by the Required Lenders (or, in the case of subsection 5.01(e), waived by the Person entitled to receive such payment).

                  "Securitization Subsidiary" means a special purpose, bankruptcy remote Wholly-Owned Subsidiary of the Company which may be formed for the sole and exclusive purpose of engaging in activities in connection with the purchase, sale and financing of accounts receivable and related rights (or of rights as lessor under capitalized leases and related equipment and rights) in connection with and pursuant to a Permitted Securitization.

                  "Security Agreement" means that certain Security Agreement dated as of the Closing Date between the Company and the Agent.

                  "Senior Debt to Consolidated EBITDA Ratio" means as of any date, the ratio of (a) all Indebtedness of the Company and its Subsidiaries which is not contractually subordinated to other Indebtedness or obligations of such Persons, on a consolidated basis, as of the date of determination, to (b) Consolidated EBITDA for the period of four fiscal quarters most recently ended on or prior to the date of determination.

                   "Senior Subordinated Debt Documents" means the Senior Subordinated Indenture, the Senior Subordinated Notes and the other documents and instruments executed and delivered in connection therewith.

                  "Senior Subordinated Indenture" means that certain Indenture dated as of February 26, 1998 between the Company and the subsidiary guarantors party thereto and Firstar Trust Company.

                  "Senior Subordinated Notes" means those certain $100,000,000 8.75% Senior Subordinated Notes of the Company due 2008.

                  "Solvent" means, as to any Person at any time, that (a) the fair value of the property of such Person is greater than the amount of such Person's liabilities (including disputed, contingent and unliquidated liabilities) as such value is established and liabilities evaluated for purposes of Section 101(31) of the Bankruptcy Code and, in the alternative, for purposes of the Illinois Uniform Fraudulent Transfer Act; (b) the present fair saleable value of the property of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured; (c) such Person is able to realize upon its property and pay its debts and other liabilities (including disputed, contingent and unliquidated liabilities, but applying the reasonably anticipated liability, after giving effect to payments under insurance policies and indemnity agreements which such Person reasonably expects to receive) as they mature in the normal course of business; (d) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person's ability to pay as such debts and liabilities mature; and (e) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person's property would constitute unreasonably small capital.

                  "Spot Rate" for a currency means the rate quoted by BofA as the spot rate for the purchase by BofA of such currency with another currency through its FX Trading Office at approximately 10:30 a.m. (local time) on the date two Business Days prior to the date as of which the foreign exchange computation is made.

                  "Stated Amount" means the stated or face amount of a Letter of Credit to the extent available at the time for drawing (subject to presentment of all requested documents), as the same may be increased or decreased from time to time in accordance with the terms of such Letter of Credit.

                  "Subsidiary" of a Person means any corporation, association, partnership, limited liability company, joint venture or other business entity of which more than 50% of the voting stock, membership interests or other equity interests (in the case of Persons other than corporations), is owned or controlled directly or indirectly by the Person, or one or more of the Subsidiaries of the Person, or a combination thereof; provided, that for the purposes of Articles VII and VIII hereof (and any definitions incorporated therein) and of calculating the Leverage Ratio and Net Worth, "Subsidiary" shall exclude all Leasing Subsidiaries. Unless the context otherwise clearly requires, references herein to a "Subsidiary" refer to a Subsidiary of the Company.

                  "Subsidiary Borrower" means any Subsidiary that is designated as a Subsidiary Borrower by the Company pursuant to Section 2.20 with the consent of the Agent, which Subsidiary shall have delivered a Subsidiary Borrower Supplement in accordance with Section 2.20.

                  "Subsidiary Borrower Supplement" means a Subsidiary Borrower Supplement in the form of Exhibit H.

                  "Subsidiary Guaranty" means that certain Subsidiary Guaranty dated as of the Closing Date by certain of the Subsidiaries in favor of the Agent and the Lenders.

                  "Subsidiary Security Agreement" means that certain Subsidiary Security Agreement dated as of the Closing Date between the Guarantors and the Agent.

                  "Surety Bonds" means all bonds issued for the account of the Company or any Subsidiary to assure the performance thereby (or to the extent issued in the ordinary course of business, any other Person) under any contract entered into in the ordinary course of business.

                  "Surety Instruments" means all letters of credit (including standby and commercial), banker's acceptances, bank guaranties, shipside bonds, performance bonds, Surety Bonds, Remarketing Agreements and similar instruments.

                  "Surety L/C's" means letters of credit which are issued for the account of the Company or any Subsidiary to provide credit support, in the ordinary course of business, for (a) a contract bid by any such Person, (b) the performance by any such Person under any contract, (c) any warranty extended by any such Person and (d) the repayment of advance payments made to any such Person.

                  "Swap Contract" means any agreement, whether or not in writing, relating to any transaction that is a rate swap, basis swap, forward rate transaction, commodity swap, commodity option, equity or equity index swap or option, bond, note or bill option, interest rate option, forward foreign exchange transaction, cap, collar or floor transaction, currency swap, cross-currency rate swap, swaption, currency option or any other, similar transaction (including any option to enter into any of the foregoing) or any combination of the foregoing, and, unless the context otherwise clearly requires, any master agreement relating to or governing any or all of the foregoing.

                  "Swap Termination Value" means, in respect of any one or more Swap Contracts, after taking into account the effect of any legally enforceable netting agreement relating to such Swap Contracts, (a) for any date on or after the date such Swap Contracts have been closed out and termination value(s) determined in accordance therewith, such termination value(s), and (b) for any date prior to the date referenced in clause (a) the amount(s) determined as the mark-to-market value(s) for such Swap Contracts, as determined by the Company based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Swap Contracts (which may include any Lender).

                  "Swing Line Commitment" means at any time, the obligation of the Swing Line Lender to make Swing Line Loans pursuant to Section 2.05.

                  "Swing Line Lender" means BofA, in its capacity as provider of the Swing Line Loans.

                  "Swing Line Loan" means a Loan denominated in Dollars made by the Swing Line Lender.

                  "Swing Line Note" means a promissory note in substantially the form of Exhibit G.

                  "Swing Line Rate" means, at any time, for each Swing Line Loan, (a) the Offshore Rate in effect as of the Business Day of the making of a Swing Line Loan (or if extended, the date of such extension), assuming an Interest Period of one month, plus (b) the Applicable Offshore Rate Margin then in effect, plus (c) 50 basis points per annum.

                  "Taxes" means any and all present or future taxes, levies, assessments, imposts, duties, deductions, fees, withholdings or similar charges, and all liabilities with respect thereto, excluding, in the case of each Lender and the Agent, respectively, taxes imposed on or measured by its net income by the jurisdiction (or any political subdivision thereof) under the laws of which such Lender or the Agent, as the case may be, is organized or maintains a lending office.

                  "Term Loan" means, collectively, Term Loan A and Term Loan B.

                  "Term Loan A" has the meaning specified in subsection 2.01(a).

                  "Term Loan A Commitment" means, as to each Lender, such Lender's Term Loan A Commitment, as specified on Schedule 2.01.

                  "Term Loan B" has the meaning specified in subsection 2.01(b).

                  "Term Loan B Commitment" means, as to each Lender, such Lender's Term Loan B Commitment, as specified on Schedule 2.01.

                  "Term Loan Commitment" means, as to each Lender, the aggregate amount of such Lender's Term Loan A Commitment and Term Loan B Commitment.

                  A "Type" of Loan means its status as either a Base Rate Loan or an Offshore Rate Loan.

                  "UCC" means the Uniform Commercial Code as in effect in the State of Illinois.

                  "Unfunded Pension Liability" means the excess of a Plan's benefit liabilities under Section 4001(a)(16) of ERISA, over the current value of that Plan's assets, determined in accordance with the assumptions used for funding the Pension Plan pursuant to Section 412 of the Code for the applicable plan year.

                  "United States" and "U.S." each means the United States of America.

                  "Voting Stock" of any Person as of any date means the Capital Stock of such Person that is entitled to vote in the election of the board of directors (or other governing body) of such Person.

                  "Waivable Term Loan B Prepayment" has the meaning specified in subsection 2.11(f).

                  "Wholly-Owned Subsidiary" means any corporation in which (other than directors' qualifying shares required by law) 100% of the capital stock of each class having ordinary voting power, and 100% of the capital stock of every other class, in each case (or, in the case of Persons other than corporations, membership interests or other equity interests), at the time as of which any determination is being made, is owned, beneficially and of record, by the Company, or by one or more of the other Wholly-Owned Subsidiaries, or both.

                  "Working Capital" means (a) Current Assets, less (b) Current Liabilities.

         1.02 Other Interpretive Provisions. (a) The meanings of defined terms are equally applicable to the singular and plural forms of the defined terms.

               (b) The words "hereof", "herein", "hereunder" and similar words refer to this Agreement as a whole and not to any particular provision of this Agreement; and subsection, Section, Schedule and Exhibit references are to this Agreement unless otherwise specified.

               (c) (i) The term "documents" includes any and all instruments, documents, agreements, certificates, indentures, notices and other writings, however evidenced.

                    (ii) The term "including" is not limiting and means "including without limitation."

                    (iii) In the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including"; the words "to" and "until" each mean "to but excluding", and the word "through" means "to and including."

                    (iv) The term "property" includes any kind of property or asset, real, personal or mixed, tangible or intangible.

               (d) Unless otherwise expressly provided herein, (i) references to agreements (including this Agreement) and other contractual instruments shall be deemed to include all subsequent amendments and other modifications thereto, but only to the extent such amendments and other modifications are not prohibited by the terms of any Loan Document, and (ii) references to any statute or regulation are to be construed as including all statutory and regulatory provisions consolidating, amending, replacing, supplementing or interpreting the statute or regulation.

               (e) The captions and headings of this Agreement are for convenience of reference only and shall not affect the interpretation of this Agreement.

               (f) This Agreement and other Loan Documents may use several different limitations, tests or measurements to regulate the same or similar matters. All such limitations, tests and measurements are cumulative and shall each be performed in accordance with their terms.

               (g) This Agreement and the other Loan Documents are the result of negotiations among and have been reviewed by counsel to the Agent, the Company and the other parties, and are the products of all parties. Accordingly, they shall not be construed against the Lenders or the Agent merely because of the Agent's or Lenders' involvement in their preparation.

         1.03 Accounting Principles. (a) Unless the context otherwise clearly requires, all accounting terms not expressly defined herein shall be construed, and all financial computations required under this Agreement shall be made, in accordance with GAAP, consistently applied.

               (b) References herein to "fiscal year" and "fiscal quarter" refer to such fiscal periods of the Company.

               (c) In the event that any changes in GAAP occur after the date of this Agreement and such changes result in a material variation in the method of calculation of financial covenants or other terms of this Agreement or in what Subsidiaries are consolidated for financial reporting purposes, then the Company, the Agent and the Lenders agree to amend such provisions of this Agreement so as to equitably reflect such changes so that the criteria for evaluating the Company's financial condition will be the same after such changes as if such changes had not occurred.

         1.04 Currency Equivalents Generally. For all purposes of this Agreement (but not for purposes of the preparation of any financial statements, any schedules pertaining to Foreign Subsidiaries or any compliance certificates delivered pursuant hereto), the equivalent in any Offshore Currency or other currency of an amount in Dollars, and the equivalent in Dollars of an amount in any Offshore Currency or other currency, shall be determined at the Spot Rate.

                                   ARTICLE II

                                   THE CREDITS

         2.01 Amounts and Terms of Commitments. (a) Term Loan A. The Company and the Lenders acknowledge the making of a single term loan in the aggregate principal amount of $60,000,000 ("Term Loan A") on the Restatement Date in accordance with the terms of the Prior Credit Agreement. Prior to the Second Restatement Date, the Company has repaid or prepaid $6,000,000 aggregate principal amount of Term Loan A and, accordingly, the Company and the Lenders acknowledge and agree that an aggregate principal amount of $54,000,000 relating to Term Loan A shall continue to be outstanding as of the Second Restatement Date pursuant to the terms and conditions of this Agreement and the other Loan Documents (and having the Interest Periods applicable thereto as determined under the Prior Credit Agreement). Amounts borrowed as a Term Loan A which are repaid or prepaid by the Company may not be reborrowed.

               (b) Term Loan B. Each Lender holding a Term Loan B Commitment severally agrees, on the terms and conditions set forth herein, to make a single loan in Dollars to the Company (each such loan, a "Term Loan B") on the Second Restatement Date (which loan may be made in multiple drawings on such Second Restatement Date, as directed by the Company) in an amount not to exceed such Lender's Term Loan B Commitment as set forth on Schedule 2.01. Amounts borrowed as a Term Loan B which are repaid or prepaid by the Company may not be reborrowed.

               (c) The Revolving Credit. Each Revolving Lender severally agrees, on the terms and conditions set forth herein, to make loans to the Borrowers (each such loan, a "Revolving Loan") from time to time on any Business Day during the period from the Second Restatement Date to the Revolving Termination Date, in Dollars and/or one or more Offshore Currencies to the Company and in Offshore Currencies only to any Subsidiary Borrower, in an aggregate amount the Dollar Equivalent of which shall not exceed at any time outstanding the amount set forth on Schedule 2.01 (such amount, as the same may be reduced or increased under Section 2.09 or as a result of one or more assignments under Section 11.08, the Revolving Lender's "Revolving Loan Commitment"); provided, however, that, after giving effect to any Borrowing of Revolving Loans, the Dollar Equivalent of the Effective Amount of all Revolving

Loans and Swing Line Loans outstanding at such time plus the Dollar Equivalent of the Effective Amount of all L/C Obligations outstanding at such time, plus the aggregate amount of all Fronted Offshore Currency Commitments outstanding at such time, shall not at any time exceed the Aggregate Revolving Loan Commitment; provided further, that the Dollar Equivalent of the Effective Amount of the outstanding Revolving Loans of any Revolving Lender plus the participation of such Revolving Lender in the Dollar Equivalent of the Effective Amount of all L/C Obligations and such Revolving Lender's Pro Rata Revolving Share of any outstanding Swing Line Loans and of the aggregate amount of all Fronted Offshore Currency Commitments shall not at any time exceed such Revolving Lender's Revolving Loan Commitment; and provided further, that the sum of the Dollar Equivalent of the Effective Amount of the outstanding Revolving Loans denominated in an Offshore Currency, plus the aggregate amount of all Fronted Offshore Currency Commitments shall not exceed the Offshore Currency Sublimit. Within the limits of each Revolving Lender's Commitment, and subject to the other terms and conditions hereof, the Borrowers may borrow under this subsection 2.01(c), prepay under Section 2.10 and reborrow under this subsection 2.01(c).

         2.02 Loan Accounts. (a) The Loans made by each Lender and the Letters of Credit Issued by the Issuer shall be evidenced by one or more accounts or records maintained by such Lender or Issuer, as the case may be, in the ordinary course of business. The accounts or records maintained by the Agent, the Issuer and each Lender shall be conclusive absent manifest error of the amount of the Loans made by the Lenders to the Borrowers and the Letters of Credit Issued for the account of the Company, and the interest and payments thereon. Any failure so to record or any error in doing so shall not, however, limit or otherwise affect the obligation of the Borrowers hereunder to pay any amount owing with respect to the Loans or any Letter of Credit.

               (b) Each Borrower shall issue to each Lender notes ("Notes") to evidence such Lender's Loans (which shall be substantially in the form of Exhibit E with respect to Revolving Loans, Exhibit F with respect to Term Loans and Exhibit G with respect to Swing Line Loans and with respect to Fronted Offshore Currency Loans, shall be in such form as may be required by the applicable Offshore Currency Addendum). Each Lender may, instead of or in addition to maintaining a loan account, endorse on the schedule annexed to its Note(s) the date, amount and maturity of each Loan made by it and the amount of each payment of principal made by a Borrower with respect thereto. Each such Lender is irrevocably authorized by the Borrowers to endorse its Note(s) and each Lender's record shall be conclusive absent manifest error; provided, however, that the failure of a Lender to make, or an error in making, a notation thereon with respect to any Loan shall not limit or otherwise affect the obligations of any Borrower hereunder or under any such Note to such Lender.

         2.03 Procedure for Borrowing. (a) Each Borrowing shall be made upon the applicable Borrower's irrevocable notice delivered to the Agent in the form of a Notice of Borrowing (which notice must be received by the Agent prior to noon (local time) (i) two Business Days prior to the requested Borrowing Date, in the case of Offshore Rate Loans denominated in Dollars, (ii) four Business Days prior to the requested Borrowing Date in the case of Offshore Rate Loans denominated in Offshore Currencies; and (iii) on the requested Borrowing Date, in the case of Base Rate Loans), specifying:

                    (A) the amount of the Borrowing, which shall be in an aggregate minimum Dollar Equivalent amount of $3,000,000 or any Dollar Equivalent multiple of $250,000 in excess thereof;

                    (B) the requested Borrowing Date, which shall be a Business Day;

                    (C) the Type of Loans comprising the Borrowing;

                    (D) with respect to Offshore Rate Loans, the duration of the Interest Period applicable to such Loans included in such notice. If the Notice of Borrowing fails to specify the duration of the Interest Period for any Borrowing comprised of Offshore Rate Loans, such Interest Period shall be three months;

                    (E) with respect to Offshore Rate Loans, the Applicable Currency for the Borrowing; and

                    (F) the identity of the Borrower requesting the Borrowing.

               (b) The Agent will promptly notify each applicable Lender of its receipt of any Notice of Borrowing and, in respect of Borrowings of Revolving Loans, of (i) the amount of such Revolving Lender's Pro Rata Revolving Share of that Borrowing and (ii) if such Borrowing is in an Offshore Currency, the aggregate Dollar Equivalent amount of the Borrowing and the applicable Spot Rate used by the Agent to determine the Dollar Equivalent amount. The Agent shall also give the Company prompt notice of the matters referred to in subpart (ii) of the preceding sentence.

               (c) Each Lender will make the amount of its Pro Rata Share of each Borrowing available to the Agent for the account of the applicable Borrower at the Agent's applicable Payment Office by 1:00 p.m. (local time) on the Borrowing Date requested by the Company in funds immediately available to the Agent. The proceeds of all such Loans will then be made available to the applicable Borrower by the Agent at such office by crediting the account of such Borrower on the books of BofA with the aggregate of the amounts made available to the Agent by the Lenders and in like funds as received by the Agent.

               (d) After giving effect to any Borrowing, unless the Agent shall otherwise consent, there may not be more than 12 different Interest Periods in effect.

               (e) Each Borrower hereby authorizes the Lenders and the Agent to accept Notices of Borrowing based on telephonic notices made by any person or persons the Agent or any Lender in good faith believes to be acting on behalf of such Borrower. Each Borrower agrees to deliver promptly to the Agent a written confirmation of each telephonic notice, signed by a Responsible Officer or an authorized designee. If the written confirmation differs in any material respect from the action taken by the Agent and the Lenders, the records of the Agent and the Lenders shall govern absent manifest error.

         2.04 Conversion and Continuation Elections. (a) Each Borrower may, with respect to Loans other than Fronted Offshore Currency Loans, upon irrevocable notice to the Agent in accordance with subsection 2.04(b):

                    (i) elect, as of any Business Day, in the case of Base Rate Loans, or as of the last day of the applicable Interest Period, in the case of Offshore Rate Loans made to the Company, to convert any such Loans (or any part thereof in a Dollar Equivalent amount not less than $3,000,000 or that is in an integral multiple of the Dollar Equivalent of $250,000 in excess thereof) into Base Rate Loans; or

                    (ii) elect as of the last day of the applicable Interest Period, to continue any Revolving Loans or Term Loans having Interest Periods expiring on such day (or any part thereof in an amount not less than the Dollar Equivalent of $3,000,000, or that is in an integral multiple of the Dollar Equivalent of $250,000 in excess thereof);

provided, that if at any time the aggregate amount of Offshore Rate Loans in respect of any Borrowing by all Borrowers is reduced, by payment, prepayment, or conversion of part thereof to be less than the Dollar Equivalent of $3,000,000, such Offshore Rate Loans shall be assigned to and assumed by the Company, if borrowed by a Borrower other than the Company, and then may, upon written notice by the Company delivered to the Agent and the Swing Line Lender concurrent with its notice of prepayment and compliance with Section 2.06, be converted into Swing Line Loans, or, in the absence of such a conversion, shall automatically convert into Base Rate Loans, and on and after such date the right of the Company to continue such Loans as, and convert such Loans into, Offshore Rate Loans shall terminate.

               (b) Each Borrower shall deliver a Notice of Conversion/Continuation to be received by the Agent not later than 10:30 a.m. (local time) at least (i) two Business Days in advance of the Conversion/Continuation Date, if the Loans are to be converted into or continued as Offshore Rate Loans denominated in Dollars; (ii) four Business Days in advance of the Conversion/Continuation Date, if the Loans are to be converted into or continued as Offshore Rate Loans denominated in an Offshore Currency; and (iii) on the Conversion/Continuation Date, if the Loans are to be converted into Base Rate Loans, specifying:

                    (A) the proposed Conversion/Continuation Date;

                    (B) the aggregate amount of Loans to be converted or continued;

                    (C) the Type of Loans resulting from the proposed conversion or continuation;

                    (D) other than in the case of conversions into Base Rate Loans, the duration of the requested Interest Period; and

                    (E) if converted into Offshore Rate Loans denominated in an Offshore Currency, the Applicable Currency in which such converted Loans are to be denominated.

               (c) If upon the expiration of any Interest Period applicable to Offshore Rate Loans, a Borrower has failed to select timely a new Interest Period to be applicable to such Offshore Rate Loans, as the case may be, then
(i) if no Default or Event of Default then exists, such Borrower shall be deemed to have elected to continue such Loans as Offshore Rate Loans to itself denominated in the same Offshore Currency and having a one-month Interest Period effective as of the expiration date of such expiring Interest Period and (ii) if any Default or Event of Default then exists, such Borrower shall be deemed to have elected to convert such Offshore Rate Loans into Base Rate Loans made to the Company and denominated in Dollars effective as of the expiration date of such expiring Interest Period.

               (d) The Agent will promptly notify each applicable Lender of its receipt of a Notice of Conversion/Continuation, or, if no timely notice is provided by a Borrower, the Agent will promptly notify each applicable Lender of the details of any automatic conversion. All conversions and continuations shall be made ratably according to the respective outstanding principal amounts of the Loans with respect to which the notice was given held by each Lender.

               (e) Unless the Required Lenders otherwise consent, during the existence of a Default or Event of Default, no Borrower may elect to have a Loan converted into or continued as an Offshore Rate Loan.

               (f) After giving effect to any conversion or continuation of Loans, unless the Agent shall otherwise consent, there may not be more than 12 different Interest Periods in effect.

               (g) Each Borrower hereby authorizes the Lenders and the Agent to accept Notices of Conversion/Continuation based on telephonic notices made by any person or persons the Agent or any Lender in good faith believes to be acting on behalf of such Borrower. Each Borrower agrees to deliver promptly to the Agent a written confirmation of each telephonic notice, signed by a Responsible Officer or an authorized designee. If the written confirmation differs in any material respect from the action taken by the Agent and the Lenders, the records of the Agent and the Lenders shall govern absent manifest error.

         2.05 The Swing Line Loans. Subject to the terms and conditions hereof, the Swing Line Lender agrees to make Swing Line Loans denominated in Dollars to the Company from time to time prior to the Revolving Termination Date in an aggregate principal amount at any one time outstanding not to exceed $20,000,000; provided, that after giving effect to any such Swing Line Loan, the Dollar Equivalent of the Effective Amount of all Revolving Loans, Swing Line Loans, Fronted Offshore Currency Commitments and L/C Obligations at such time would not exceed the Aggregate Revolving Loan Commitment at such time. Prior to the Revolving Termination Date, the Company may use the Swing Line Commitment by borrowing, prepaying the Swing Line Loans in whole or in part, and reborrowing, all in accordance with the terms and conditions hereof. All Swing Line Loans shall bear interest at the Swing Line Rate and shall not be entitled to be converted into Loans that bear interest at any other rate.

         2.06 Procedure for Swing Line Loans. (a) The Company may borrow under the Swing Line Commitment on any Business Day until the Revolving Termination Date; provided, that the Company shall give the Swing Line Lender irrevocable written notice signed by a Responsible Officer or an authorized designee (which notice must be received by the Swing Line

Lender prior to 11:00 a.m. (local time)) with a copy to the Agent specifying the amount of the requested Swing Line Loan, which shall be in a minimum amount of $100,000 or a whole multiple of $100,000 in excess thereof. The proceeds of the Swing Line Loan will be made available by the Swing Line Lender to the Company in immediately available funds at the office of the Swing Line Lender by 1:00 p.m. (local time) on the date of such notice. The Company may at any time and from time to time, prepay the Swing Line Loans, in whole or in part, without premium or penalty, by notifying the Swing Line Lender prior to 11:00 a.m. (local time) on any Business Day of the date and amount of prepayment with a copy to the Agent. If any such notice is given, the amount specified in such notice shall be due and payable on the date specified therein. Partial prepayments shall be in an aggregate principal amount of $100,000 or a whole multiple of $100,000 in excess thereof.

               (b) If any Swing Line Loan shall remain outstanding at 11:00 a.m. (local time) on the fifth Business Day following the date of such Swing Line Loan and if by such time on such fifth Business Day the Agent shall have received neither (i) a Notice of Borrowing delivered by the Company pursuant to
Section 2.03 requesting that Revolving Loans be made pursuant to subsection 2.01(b) on the immediately succeeding Business Day in an amount at least equal to the principal amount of such Swing Line Loan for the purpose of refunding such Swing Line Loan nor (ii) any other notice satisfactory to the Agent indicating the Company's intent to repay such Swing Line Loan on or before the immediately succeeding Business Day with funds obtained from other sources or to extend such Swing Line Loan, then on such Business Day the Swing Line Lender shall (and on any Business Day the Swing Line Lender in its sole discretion may), on behalf of the Company (which hereby irrevocably directs the Swing Line Lender to act on its behalf) request the Agent to notify each Revolving Lender to make a Base Rate Loan in an amount equal to such Revolving Lender's Pro Rata Revolving Share of (A) in the case of such a request which is required to be made, the amount of the relevant Swing Line Loan and (B) in the case of such a discretionary request, the aggregate principal amount of the Swing Line Loans outstanding on the date such notice is given; provided, that absent notice by the Company to the contrary by such time on such fifth Business Day, the Company shall be deemed to have requested, at the end of such five Business Day period, that each outstanding Swing Line Loan be extended for an additional period of five Business Days, so long as the conditions specified in Section 5.02 would be satisfied at the beginning of each such additional period, treating each such extension as if it were the making of a new Loan. Unless any of the events described in subsection 9.01(f) or (g) shall have occurred with respect to the Company (in which event the procedures of paragraph (d) of this Section 2.06 shall apply) each Revolving Lender shall make the proceeds of its Revolving Loan available to the Agent for the account of the Swing Line Lender at the Agent's Payment Office in funds immediately available prior to 1:00 p.m. (local time) on the Business Day next succeeding the date such notice is given. The proceeds of such Revolving Loans shall be immediately applied to repay the outstanding Swing Line Loans. Effective on the day such Revolving Loans are made, the portion of the Swing Line Loans so paid shall no longer be outstanding as Swing Line Loans and shall no longer be due under the Swing Line Note. The Company shall pay to the Swing Line Lender, promptly following the Swing Line Lender's demand, the amount of its outstanding Swing Line Loans to the extent amounts received from the Revolving Lenders are not sufficient to repay in full such outstanding Swing Line Loans.

               (c) Notwithstanding anything herein to the contrary, the Swing Line Lender (i) shall not be obligated to make any Swing Line Loan if the conditions set forth in Article V have not been satisfied and (ii) shall not make any requested Swing Line Loan if, prior to 11:00 a.m. (local time) on the date of such requested Swing Line Loan, it has received a written notice from the Agent or any Revolving Lender directing it not to make further Swing Line Loans because one or more of the conditions specified in Article V are not then satisfied.

               (d) If prior to the making of a Revolving Loan required to be made by subsection 2.06(b) an Event of Default described in subsection 9.01(f) or 9.01(g) shall have occurred and be continuing with respect to the Company, each Revolving Lender will, on the date such Revolving Loan was to have been made pursuant to the notice described in subsection 2.06(b), purchase an undivided participating interest in the outstanding Swing Line Loans in an amount equal to its Pro Rata Revolving Share of the aggregate principal amount of Swing Line Loans then outstanding. Each Revolving Lender will immediately transfer to the Agent for the benefit of the Swing Line Lender, in immediately available funds, the amount of its participation.

               (e) Whenever, at any time after a Revolving Lender has purchased a participating interest in a Swing Line Loan, the Swing Line Lender receives any payment on account thereof, the Swing Line Lender will distribute to the Agent for delivery to each Revolving Lender its participating interest in such amount (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such Revolving Lender's participating interest was outstanding and funded); provided, however, that in the event that such payment received by the Swing Line Lender is required to be returned, such Revolving Lender will return to the Agent for delivery to the Swing Line Lender any portion thereof previously distributed by the Swing Line Lender to it.

               (f) Each Lender's obligation to make the Revolving Loans referred to in subsection 2.06(b) and to purchase participating interests pursuant to subsection 2.06(d) shall be absolute and unconditional and shall not be affected by any circumstance, including, without limitation, (i) any set-off, counterclaim, recoupment, defense or other right which such Revolving Lender or the Company may have against the Swing Line Lender, the Company or any other Person for any reason whatsoever, (ii) the occurrence or continuance of a Default or an Event of Default, (iii) any adverse change in the condition (financial or otherwise) of the Company, (iv) any breach of this Agreement or any other Loan Document by the Company, any Subsidiary or any other Lender, or
(v) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing.

         2.07 The Fronted Offshore Currency Loans.

               (a) Upon the satisfaction of the conditions precedent set forth in Article V hereof and set forth in the applicable Offshore Currency Addendum, from and including the later of the date of this Agreement and the date of execution of the applicable Offshore Currency Addendum and prior to the termination of the Aggregate Revolving Loan Commitment (or such earlier termination date as shall be specified in or pursuant to the applicable Offshore Currency Addendum), each Offshore Currency Fronting Lender agrees, on the terms and conditions set forth in this Agreement and in the applicable Offshore Currency Addendum, to make Fronted Offshore Currency Loans under such Offshore Currency Addendum to the applicable Borrower party to such Offshore Currency Addendum from time to time in the applicable Alternate Currency, in an aggregate principal Effective Amount with a Dollar Equivalent not to exceed each such Offshore Currency Fronting Lender's applicable Fronted Offshore Currency Commitment (the amount of which shall in no event be, if not zero, less than the Dollar Equivalent of $10,000,000 or an increment of $1,000,000 in excess thereof); provided, that, at no time shall the Dollar Equivalent of the Fronted Offshore Currency Loans for any specific Alternate Currency exceed the maximum amount specified as the maximum amount for such Alternate Currency in the applicable Offshore Currency Addendum other than as a result of currency fluctuations. Subject to the terms of this Agreement and the applicable Offshore Currency Addendum, the applicable Borrowers may borrow, repay and reborrow Fronted Offshore Currency Loans in the applicable Alternate Currency at any time prior to the termination of the Aggregate Revolving Loan Commitment (or such earlier termination date as shall be specified in or pursuant to the applicable Offshore Currency Addendum). On the termination of the Aggregate Revolving Loan Commitment (or such earlier termination date as shall be specified in or pursuant to the applicable Offshore Currency Addendum), the outstanding principal balance of the Fronted Offshore Currency Loans shall be paid in full by the applicable Borrower and prior to the termination of the Aggregate Revolving Loan Commitment (or such earlier termination date as shall be specified in or pursuant to the applicable Offshore Currency Addendum) prepayments of the Fronted Offshore Currency Loans shall be made by the applicable Borrower if and to the extent required by Section 2.11(e). For the avoidance of doubt, it is understood that no Lender shall have any obligation hereunder to execute an Offshore Currency Addendum and so to become an Offshore Currency Fronting Lender.

               (b) The applicable Borrower shall pay the Offshore Currency Fronting Lender a fronting fee in respect of each Fronted Offshore Currency Loan in accordance with the Offshore Currency Addendum (or other agreement with the Offshore Currency Fronting Lender).

               (c) Except as otherwise required by applicable law, in no event shall any Offshore Currency Fronting Lender have the right to accelerate the Fronted Offshore Currency Loans outstanding under any Offshore Currency Addendum prior to the stated termination date in respect thereof, except that each Offshore Currency Fronting Lender shall have such rights upon an acceleration of the Loans and a termination of the Revolving Loan Commitments pursuant to
Article IX.

               (d) Each Offshore Currency Fronting Lender shall furnish to the Agent not less frequently than monthly, at the end of each calendar quarter, and at any other time upon the request of the Agent, a statement setting forth the outstanding Fronted Offshore Currency Loans made and repaid during the period since the last such report under such Offshore Currency Addendum.

               (e) Immediately and automatically upon the occurrence of an Event of Default under Sections 9.1(a), (f) or (g), each Revolving Lender shall be deemed to have unconditionally and irrevocably purchased from the applicable Offshore Currency Fronting Lender, without recourse or warranty, an undivided interest in and participation in each Fronted Offshore Currency Loan ratably in an amount equal to such Lender's Pro Rata Revolving Share of the amount of principal and accrued interest of such Loan, and immediately and automatically all Fronted Offshore Currency Loans shall be converted to and redenominated in Dollars equal to the Dollar Equivalent of each such Fronted Offshore Currency Loan determined as of the date of such conversion; provided, that to the extent such conversion shall occur other than at the end of an Interest Period, the applicable Borrower shall pay to the applicable Offshore Currency Fronting Lender, all losses and breakage costs related thereto in accordance with Section 4.04. Each of the Lenders shall pay to the applicable Offshore Currency Fronting Lender not later than two (2) Business Days following a request for payment from such Offshore Currency Fronting Lender, in Dollars, an amount equal to the undivided interest in and participation in the Fronted Offshore Currency Loan purchased by such Lender pursuant to this Section 2.07(e). In the event that any Lender fails to make payment to the applicable Offshore Currency Fronting Lender of any amount due under this Section 2.07(e), the Agent shall be entitled to receive, retain and apply against such obligation the principal and interest otherwise payable to such Lender hereunder until the Agent receives from such Lender an amount sufficient to discharge such Lender's payment obligation as prescribed in this
Section 2.07(e) together with interest thereon at the Federal Funds Rate for each day during the period commencing on the date of demand by the applicable Offshore Currency Fronting Lender and ending on the date such obligation is fully satisfied. The Agent will promptly remit all payments received as provided above to the applicable Offshore Currency Fronting Lender. In consideration of the risk participations prescribed in this Section 2.07(e), each Lender shall receive, from the accrued interest paid for periods prior to the conversion of any Fronted Offshore Currency Loan as described above by the applicable Borrower on each Fronted Offshore Currency Loan, a fee equal to such Lender's Pro Rata Revolving Share of the Applicable Offshore Rate Margin component of the interest accrued on such Loan, as in effect from time to time during the period such interest accrued. Such portion of the interest paid by the applicable Borrower on Fronted Offshore Currency Loans to the applicable Offshore Currency Fronting Lender shall be paid as promptly as possible by such Offshore Currency Fronting Lender to the Agent, and the Agent shall as promptly as possible convert such amount into Dollars at the spot rate of exchange in accordance with its normal banking practices and apply such resulting amount ratably among the Lenders (including the Offshore Currency Fronting Lenders) in proportion to their Pro Rata Revolving Share.

               (f) Whenever, at any time after a Revolving Lender has purchased a participating interest in a Fronted Offshore Currency Loan, the Offshore Currency Fronting Lender receives any payment on account thereof, the Offshore Currency Fronting Lender will distribute to the Agent for delivery to each Revolving Lender its participating interest in such amount (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such Revolving Lender's participating interest was outstanding and funded); provided, however, that in the event that such payment received by the Offshore Currency Fronting Lender is required to be returned, such Revolving Lender will return to the Agent for delivery to the Offshore Currency Fronting Lender any portion thereof previously distributed by the Agent or the Offshore Currency Fronting Lender to it.

               (g) Each Revolving Lender's obligation to purchase the participating interests referred to in subsection 2.07(e) shall be absolute and unconditional and shall not be affected by any circumstance, including, without limitation, (i) any set-off, counterclaim, recoupment, defense or other right which such Revolving Lender or any Borrower may have against the Offshore Currency Fronting Lender, the Company or any other Person for any reason whatsoever, (ii) the occurrence or continuance of a Default or an Event of Default, (iii) any adverse change in the condition (financial or otherwise) of any Borrower, (iv) any breach of this Agreement or any other Loan Document by any Borrower, any Guarantor or any other Lender, or (v) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing.

               (h) The specification of payment of Fronted Offshore Currency Loans in the related Alternate Currency at a specific place pursuant to this Agreement is of the essence. Such Alternate Currency shall, subject to Section 2.07, be the currency of account and payment of such Loans under this Agreement and the applicable Offshore Currency Addendum. Notwithstanding anything in this Agreement, the obligation of the applicable Borrower in respect of such Loans shall not be discharged by an amount paid in any other currency or at another place, whether pursuant to a judgment or otherwise, to the extent the amount so paid, on prompt conversion into the applicable Alternate Currency and transfer to such Lender under normal banking procedure, does not yield the amount of such Alternate Currency due under this Agreement or the applicable Offshore Currency Addendum. In the event that any payment, whether pursuant to a judgment or otherwise, upon conversion and transfer, does not result in payment of the amount of such Alternate Currency due under this Agreement or the applicable Offshore Currency Addendum, such Lender shall have an independent cause of action against each of the Borrowers for the currency deficit. In the event that any payment, upon conversion and transfer, results in payment in excess of the amount of such Alternate Currency due under this Agreement or the applicable Offshore Currency Addendum, such Lender shall refund such excess to the applicable Borrower.

         2.08 Utilization of Commitments in Offshore Currencies.

               (a) The Agent will determine the Dollar Equivalent amount with respect to any (i) Borrowing comprised of Offshore Currency Loans as of the requested Borrowing Date, (ii) outstanding Offshore Currency Loans as of the last Banking Day of each month, and (iii) outstanding Offshore Currency Loans as of any redenomination date pursuant to this Section 2.08 or Section 4.05 (each such date under clauses (i) through (iii) a "Computation Date"). The Agent will provide the Company with the amount determined pursuant to the foregoing clause
(ii) promptly following the end of each month. Upon receipt of any Notice of Borrowing, the Agent will promptly notify each Revolving Lender thereof and of the amount of such Lender's Pro Rata Revolving Share of the Borrowing. In the case of a Borrowing comprised of Offshore Currency Loans, such notice will provide the approximate amount of each Lender's Pro Rata Revolving Share of the Borrowing, and the Agent will, upon the determination of the Dollar Equivalent amount of the Borrowing as specified in the Notice of Borrowing, promptly notify each Revolving Lender of the exact amount of such Revolving Lender's Pro Rata Revolving Share of the Borrowing.

               (b) In the case of a proposed Borrowing comprised of Offshore Currency Loans, the Revolving Lenders shall be under no obligation to make Offshore Currency Loans in the requested Offshore Currency as part of such Borrowing if the Agent has received notice from any of the Revolving Lenders by 3:00 p.m. (local time) three Business Days prior to the day of such Borrowing that such Lender cannot provide Loans in the requested Offshore Currency, in which event the Agent will give notice to the Company no later than 9:00 a.m. (local time) on the third Business Day prior to the requested date of such Borrowing that the Borrowing in the requested Offshore Currency is not then available, no such Borrowing shall be made and any request for a Revolving Loan in such Offshore Currency shall be deemed withdrawn and shall otherwise be without effect.

               (c) In the case of a proposed continuation of Offshore Currency Loans for an additional Interest Period pursuant to Section 2.04, the Revolving Lenders shall be under no obligation to continue such Offshore Currency Loans if the Agent has received notice from any of the Revolving Lenders by 4:00 p.m. (local time) three Business Days prior to the day of such continuation that such Revolving Lender cannot continue to provide Loans in the Offshore Currency, in which event the Agent will give notice to the Company not later than 9:00 a.m. (local time) on the second Business Day prior to the requested date of such continuation that the continuation of such Offshore Currency Loans in the Offshore Currency is not then available, and notice thereof also will be given promptly by the Agent to the Lenders. If the Agent shall have so notified the Company that any such continuation of Offshore Currency Loans is not then available, any Notice of Continuation/Conversion with respect thereto shall be deemed withdrawn and such Offshore Currency Loans shall be redenominated into Base Rate Loans assumed by the Company in Dollars with effect from the last day of the Interest Period with respect to any such Offshore Currency Loans. The Agent will promptly notify the Company and the Revolving Lenders of any such redenomination and in such notice by the Agent to each Revolving Lender the Agent will state the aggregate Dollar Equivalent amount of the redenominated Offshore Currency Loans assumed by the Company as of the Computation Date with respect thereto and such Revolving Lender's Pro Rata Share thereof.

               (d) Notwithstanding anything herein to the contrary, during the existence of an Event of Default, upon the request of the Required Revolving Lenders, all or any part of any outstanding Offshore Currency Loans shall be redenominated and converted into Base Rate Loans in Dollars assumed by the Company with effect from the last day of the Interest Period with respect to any such Offshore Currency Loans. The Agent will promptly notify the applicable Borrower of any such redenomination and conversion request.

               (e) The Company shall be entitled to request that Revolving Loans hereunder shall also be permitted to be made in any other lawful currency constituting a eurocurrency (other than Dollars), in addition to the currencies specified in the definition of "Offshore Currency" herein, that in the opinion of each Revolving Lender is at such time freely traded in the offshore interbank foreign exchange markets and is freely transferable and freely convertible into Dollars (an "Agreed Alternative Currency"). The Company shall deliver to the Agent any request for designation of an Agreed Alternative Currency in accordance with Section 11.02, to be received by the Agent not later than noon (local time) at least ten Business Days in advance of the date of any Borrowing hereunder proposed to be made in such Agreed Alternative Currency. Upon receipt of any such request the Agent will promptly notify the Revolving Lenders thereof, and each Revolving Lender will use its best efforts to respond to such request within two Business Days of receipt thereof. Each Revolving Lender may grant or accept such request in its sole discretion. The Agent will promptly notify the Company of the acceptance or rejection of any such request.

         2.09 Voluntary Termination, Reduction or Increase of Revolving Loan Commitments. (a) The Company may, upon not less than five Business Days' prior notice to the Agent, terminate the Revolving Loan Commitments, or permanently reduce the Revolving Loan Commitments by an aggregate minimum amount of $10,000,000 or any multiple of $1,000,000 in excess thereof; unless, after giving effect thereto and to any prepayments of Loans made on the effective date thereof, (a) the Dollar Equivalent of the Effective Amount of all Revolving Loans, Swing Line Loans and L/C Obligations together plus the amount of all outstanding Fronted Offshore Currency Commitments would exceed the amount of the Aggregate Revolving Loan Commitment then in effect, or (b) the Dollar Equivalent of the Effective Amount of all L/C Obligations then outstanding would exceed the L/C Commitment. Once reduced in accordance with this Section, the Revolving Loan Commitments may not be increased. Any reduction of the Revolving Loan Commitments shall be applied to each Revolving Lender according to its Pro Rata Revolving Share. All accrued commitment and letter of credit fees to, but not including, the effective date of any reduction or termination of Revolving Loan Commitments, shall be paid on the effective date of such reduction or termination.

               (b) At no time shall the sum of the Swing Line Commitment and the Fronted Offshore Currency Commitment(s) exceed the Aggregate Revolving Loan Commitment, and any reduction of the Aggregate Revolving Loan Commitment which reduces the Aggregate Revolving Loan Commitment below the then-current sum of the Swing Line Commitment and the Fronted Offshore Currency Commitments shall result in an automatic pro rata corresponding reduction of each of the Swing Line Commitment and the Fronted Offshore Currency Commitment(s) so that the sum thereof is equal to the amount of the Aggregate Revolving Loan Commitment, as so reduced, without any action on the part of the Swing Line Lender or the Fronted Offshore Currency Lender(s). At no time shall either the sum of the Swing Line Commitment plus any Fronted Offshore Currency Commitment of BofA exceed the Revolving Loan Commitment of BofA, and any reduction of the Aggregate Revolving Loan Commitment which reduces the Revolving Loan Commitment of BofA below the then-current sum of the Swing Line Commitment plus the Fronted Offshore Currency Commitment of BofA shall result in an automatic corresponding reduction of the Swing Line Commitment and the Fronted Offshore Currency Commitment of BofA, on a ratable basis, to the amount of the Revolving Loan Commitment of BofA, as so reduced, without any action on the part of BofA.

               (c) The Company may, at its option, on two occasions within two years of the Second Restatement Date, seek to increase the Aggregate Revolving Loan Commitment by up to an aggregate amount of $50,000,000 (resulting in a maximum Aggregate Revolving Loan Commitment of $220,000,000) upon at least three
(3) Business Days' prior written notice to the Agent, which notice shall specify the amount of any such increase and shall be delivered at a time when no Default or Event of Default has occurred and is continuing. The Company may, after giving such notice, offer the increase (which may be declined by any Lender in its sole discretion) in the Aggregate Revolving Loan Commitment on either a ratable basis to the Lenders or on a non pro-rata basis to one or more Lenders and/or to other banks or entities reasonably acceptable to the Agent. No increase in the Aggregate Revolving Loan Commitment shall become effective until the existing or new Lenders extending such incremental Revolving Loan Commitment amount and the Company shall have delivered to the Agent a document in form reasonably satisfactory to the Agent pursuant to which any such existing Revolving Lender states the amount of its Revolving Loan Commitment increase, any such new Revolving Lender states its Revolving Loan Commitment amount and agrees to assume and accept the obligations and rights of a Revolving Lender hereunder and the Company accepts such incremental Revolving Loan Commitments. The Revolving Lenders (new or existing) shall accept an assignment from the existing Revolving Lenders, and the existing Revolving Lenders shall make an assignment to the new or existing Revolving Lender accepting a new or increased Revolving Loan Commitment, of an interest (or participation interest, as applicable) in all Revolving Loans and other credit exposure in respect of the Aggregate Revolving Loan Commitment such that, after giving effect thereto, all Revolving Loans and all such other credit exposure are held ratably by the Revolving Lenders in proportion to their respective Revolving Loan Commitments. Assignments pursuant to the preceding sentence shall be made in exchange for the principal amount assigned plus accrued and unpaid interest and commitment and other fees. The Company shall make any payments under Section 4.04 resulting from such assignments.

         2.10 Optional Prepayments. Subject to Section 4.04, any Borrower may, at any time or from time to time, upon not less than two (2) Business Days' irrevocable notice to the Agent, in respect of Offshore Rate Loans (other than Fronted Offshore Currency Loans, except as otherwise provided in the applicable Offshore Currency Addendum), and in respect of Base Rate Loans, by not later than 10:30 a.m. (local time) on the prepayment date, prepay Loans in whole or in part, in minimum amounts equal to the Dollar Equivalent of $3,000,000 or any Dollar Equivalent multiple of $250,000 in excess thereof. Such notice of prepayment shall specify the date and amount of such prepayment, which Loans are to be prepaid and the Type(s) of such Loans to be prepaid. The Agent will promptly notify each Lender of its receipt of any such notice, and of such Lender's Pro Rata Share of such prepayment. If such notice is given by any Borrower, such Borrower shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein, together, in the case of Offshore Rate Loans, with accrued interest to each such date on the amount prepaid and any amounts required pursuant to Section 4.04. Optional prepayments of any Term Loan shall be applied first, in the order of maturity, to payments due on such Term Loan in the next 12 months, and then ratably to all remaining payments on such Term Loan.

         2.11 Mandatory Prepayments of Loans. (a) If on any date the Effective Amount of L/C Obligations exceeds the L/C Commitment, the Company shall Cash Collateralize on such date the outstanding Letters of Credit in an amount equal to the excess of the maximum amount then available to be drawn under the Letters of Credit over the Aggregate L/C Commitment. Subject to Section 4.04, if on any date, after giving effect to any Cash Collateralization made on such date pursuant to the preceding sentence, the Dollar Equivalent of the Effective Amount of all Revolving Loans, Swing Line Loans and Fronted Offshore Currency Loans then outstanding plus the Effective Amount of all L/C Obligations exceeds the Aggregate Revolving Loan Commitment, the Borrowers shall immediately, and without notice or demand, prepay the outstanding principal amount of the Revolving Loans, Swing Line Loans, Fronted Offshore Currency Loans and/or L/C Advances by an amount equal to such excess.

               (b) Within five (5) Business Days after the receipt thereof, the Company shall prepay the Term Loans and reduce the Aggregate Revolving Loan Commitment in an amount equal to 100% of the Net Proceeds realized upon the issuance by the Company or any Subsidiary of any publicly traded debt securities (or other Indebtedness issued pursuant to an indenture, including Indebtedness issued in a so called "144A Offering") other than any subordinated debt securities issued pursuant to Section 8.05(g) or Indebtedness incurred pursuant to Section 8.05(i).

               (c) Within five (5) Business Days after the end of each fiscal quarter, the Company shall prepay the Term Loans and reduce the Aggregate Revolving Loan Commitment in an amount equal to 100% of the sum of (a) the Net Proceeds realized upon all Asset Dispositions (excluding those described in Section 8.02 (a)-(c) and (e)-(m) and those which, together with all related Asset Dispositions, result in Net Proceeds of less than $2,000,000) made by the Company or any Subsidiary in such fiscal quarter, (b) the insurance proceeds received by the Company or any Subsidiary in such fiscal quarter following a casualty involving such Person's Property and (c) the payments received by the Company or any Subsidiary in such fiscal quarter from a condemnation of such Person's Property, aggregating in excess of $250,000, to the extent not applied (or committed to be applied) within 90 days after the consummation or receipt thereof, as applicable, to the purchase of other assets that are not classified as current assets under GAAP and are used or useful in the business of the Company and its Subsidiaries. Notwithstanding the foregoing, the prepayment due in respect of any sales pursuant to a Permitted Securitization shall not exceed the program limit for such Permitted Securitization.

               (d) The amount of any prepayment pursuant to paragraph (b) or (c) shall be applied (i) first to the Term Loans (on a ratable basis among the outstanding Term Loans) as described in the last sentence of Section 2.10, and then (ii) to permanently reduce the Aggregate Revolving Loan Commitment. The Company shall use its best efforts to notify the Agent and each Lender of the amount of any required prepayment at least three (3) Business Days before it is made.

               (e) If at any time of calculation by the Agent (whether pursuant to Section 2.08(a) or otherwise) (i) the Dollar Equivalent of the Effective Amount of all Revolving Loans denominated in an Offshore Currency plus the outstanding amount of all Fronted Offshore Currency Commitments exceeds either the Aggregate Revolving Loan Commitment or the Offshore Currency Sublimit as a result of fluctuations in currency exchange rates, the Borrowers shall, within one (1) Business Day after receipt of notice thereof, prepay Loans in an aggregate amount such that after giving effect thereto any such excess is eliminated; or (ii) the Dollar Equivalent of the Effective Amount of the aggregate outstanding principal amount of Fronted Offshore Currency Loans in the same Alternate Currency exceeds the aggregate Fronted Offshore Currency Commitments with respect thereto as a result of fluctuations in currency exchange rates, the applicable Borrowers shall, within one (1) Business Day after receipt of notice thereof, prepay Fronted Offshore Currency Loans in such Alternate Currency in an aggregate amount such that after giving effect thereto the Dollar Equivalent of the Effective Amount of all Fronted Offshore Currency Loans in such Alternate Currency is less than or equal to the aggregate Fronted Offshore Currency Commitments with respect thereto.

               (f) Waiver of Certain Mandatory Prepayments by Term Loan B Lenders. Notwithstanding anything to the contrary contained in this Section 2.11 or elsewhere in this Agreement, any Lender with an outstanding Term Loan B shall have the option to waive a mandatory prepayment of such Term Loan pursuant to subsection 2.11(b) or (c) (each such prepayment, a "Waivable Mandatory Term Loan B Prepayment") upon the terms and provisions set forth in this subsection 2.11(f). In the event any such Lender desires to waive such Lender's right to receive any such Waivable Mandatory Term Loan B Prepayment in whole or in part, such Lender shall so advise the Agent no later than the close of business two (2) Business Days prior to the date on which such prepayment is to occur, which notice shall also include the amount, if any, such Lender desires to receive in respect of such prepayment. If any such Lender does not provide such notice by such date, it will be deemed not to have waived any part of such prepayment. If any such Lender does not specify an amount it wishes to receive, it will be deemed to have accepted one hundred percent (100%) of the total amount otherwise payable to it. In the event that any such Lender waives all or part of such right to receive any such Waivable Mandatory Term Loan B Prepayment, the Agent shall apply one hundred percent (100%) of the amount so waived by such Lender to Term Loan A in accordance with Section 2.11; provided, that if the aggregate amount of the applicable prepayment requested to be waived by such Lenders would exceed the amount required to prepay Term Loan A in full, then such requested waived amounts shall be allocated ratably among the waiving Term Loan B Lenders, based upon the amounts of the requested waivers; provided, further, that no such waiver requests shall be honored following the prepayment in full of Term Loan A.

         2.12 Repayment. (a) Term Loans. The Company shall repay the Term Loans on each date set forth below as follows (each a "Principal Payment Date"):

                           Term Loan A              Term Loan B
          Date               Payment                  Payment
          ----            -------------            ----------
          12/31/00          $2,000,000                   -
          3/31/01           $2,000,000                   -
          6/30/01           $2,000,000                   -
          9/30/01           $2,000,000               $350,000
          12/31/01          $2,500,000               $350,000
          3/31/02           $2,500,000               $350,000
          6/30/02           $2,500,000               $350,000
          9/30/02           $2,500,000               $350,000
          12/31/02          $3,000,000               $350,000
          3/31/03           $3,000,000               $350,000
          6/30/03           $3,000,000               $350,000
          9/30/03           $3,000,000               $350,000
          12/31/03          $3,500,000               $350,000
          3/31/04           $3,500,000               $350,000
          6/30/04           $3,500,000               $350,000
          9/30/04           $3,500,000               $350,000
          12/31/04          $3,500,000               $350,000
          3/31/05           $3,500,000               $350,000
          6/30/05           $3,500,000               $350,000
          9/30/05           $3,500,000               $350,000
          12/31/05          $1,000,000               $350,000
          1/31/06           $1,000,000                   -
          3/31/06               -                    $350,000
          6/30/06               -                    $350,000

                           Term Loan A              Term Loan B
          Date               Payment                  Payment
          ----            -------------            ----------
         9/30/06                -                    $350,000
         12/31/06               -                    $350,000
         1/31/07                -                  $132,300,000

         Total             $60,000,000             $140,000,000

               (b) The Revolving Credit. The Borrowers shall repay to the Lenders on the Revolving Termination Date the aggregate principal amount of Revolving Loans outstanding on such date.

         2.13 Interest. (a) Each Revolving Loan and Term Loan shall bear interest on the outstanding principal amount thereof from the applicable Borrowing Date at a rate per annum equal to the Offshore Rate or the Base Rate, as the case may be (and subject to the Borrowers' right to convert to other Types of Loans under Section 2.04), plus the Applicable Offshore Rate Margin or the Applicable Base Rate Margin, as applicable. Each Fronted Offshore Currency Loan shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to the applicable Fronted Offshore Currency Rate.

               (b) Interest on each Revolving Loan and Term Loan shall be paid in arrears on each Interest Payment Date. Interest on Base Rate Loans shall also be paid on the date of any payment (including prepayment) in full thereof. Interest on Offshore Rate Loans shall also be paid on the date of any prepayment of Loans under Section 2.10 or 2.11 for the portion of the Loans so prepaid and upon payment (including prepayment) in full thereof. During the existence of any Event of Default, interest on all Loans shall be paid on demand of the Agent at the request or with the consent of the Required Lenders.

               (c) Notwithstanding subsection 2.13(a), while any Event of Default exists or after acceleration, the applicable Borrower shall pay interest (after as well as before entry of judgment thereon to the extent permitted by law) on the principal amount of all outstanding Obligations, at a rate per annum which is determined by adding 2% per annum to the applicable interest rate otherwise then in effect for such Loans; provided, however, that on and after the expiration of any Interest Period applicable to any Offshore Rate Loan outstanding on the date of occurrence of such Event of Default or acceleration, the principal amount of such Loan shall, during the continuation of such Event of Default or after acceleration, bear interest at a rate per annum equal to the Base Rate plus the Applicable Base Rate Margin plus 2%.

               (d) Anything herein to the contrary notwithstanding, the obligations of any Borrower to any Lender hereunder shall be subject to the limitation that payments of interest shall not be required for any period for which interest is computed hereunder, to the extent (but only to the extent) that contracting for or receiving such payment by such Lender would be contrary to the provisions of any law applicable to such Lender limiting the highest rate of interest that may be lawfully contracted for, charged or received by such Lender, and in such event such Borrower shall pay such Lender interest at the highest rate permitted by applicable law.

         2.14 Fees. In addition to certain fees described in Section 3.08:

               (a) Arrangement, Agency Fees, Amendment Fees, Upfront Fees. The Company shall pay such fees to the Agent and the Arranger as are required by the letter agreement ("Fee Letter") between the Company and the Arranger and Agent dated June 20, 2001.

               (b) Commitment Fees. The Company shall pay to the Agent for the account of each Revolving Lender a commitment fee on the average daily unused portion of such Revolving Lender's Revolving Loan Commitment, computed on a quarterly basis in arrears on the last Business Day of each calendar quarter based upon the daily utilization for that quarter as calculated by the Agent, equal to the Applicable Commitment Fee Percentage. For purposes of calculating utilization under this subsection, the Revolving Loan Commitments shall be deemed used to the extent of the Effective Amount of Revolving Loans then outstanding (excluding any outstanding Swing Line Loans), plus the Effective Amount of the Dollar Equivalent of the Fronted Offshore Currency Loans then outstanding plus the Effective Amount of L/C Obligations then outstanding. Such commitment fee shall accrue from the date hereof to the Revolving Termination Date and shall be due and payable quarterly in arrears on the last Business Day of each calendar quarter commencing on September 30, 2000 through the Revolving Termination Date, with the final payment to be made on the Revolving Termination Date; provided that, in connection with any reduction or termination of Revolving Loan Commitments under Section 2.09, the accrued commitment fee calculated for the period ending on such date shall also be paid on the date of such reduction or termination, with the following quarterly payment being calculated on the basis of the period from such reduction or termination date to such quarterly payment date. The commitment fees provided in this subsection shall accrue at all times after the above-mentioned commencement date, including at any time during which one or more conditions in Article V are not met.

         2.15 Computation of Fees and Interest. (a) All computations of interest for Base Rate Loans when the Base Rate is determined by BofA's "reference rate" shall be made on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed. All other computations of fees and interest shall be made on the basis of a 360-day year and actual days elapsed (which results in more interest being paid than if computed on the basis of a 365-day year). Interest and fees shall accrue during each period during which interest or such fees are computed from the first day thereof to the last day thereof.

               (b) Each determination of an interest rate by the Agent shall be conclusive and binding on the applicable Borrower and the Lenders in the absence of manifest error.

         2.16 Payments by the Borrowers. (a) All payments to be made by the Borrowers shall be made without set-off, recoupment or counterclaim. Except as otherwise expressly provided herein, all payments by the Borrowers shall be made to the Agent for the account of the Lenders at the Agent's Payment Office, and shall be made in dollars and in immediately available funds, no later than 11:00 a.m. (local time) on the date specified herein. The Agent will promptly distribute to each Lender its applicable share of such payment in like funds as received which, except as otherwise expressly provided herein, shall be based upon such Lender's Pro Rata Share of the Loans in respect of which such prepayment has been made. Any payment received by the

Agent later than 1:00 p.m. (local time) shall be deemed to have been received on the following Business Day and any applicable interest or fee shall continue to accrue.

               (b) Subject to the provisions set forth in the definition of "Interest Period" herein, whenever any payment is due on a day other than a Business Day, such payment shall be made on the following Business Day, and such extension of time shall in such case be included in the computation of interest or fees, as the case may be.

               (c) Unless the Agent receives notice from a Borrower prior to the date on which any payment is due to the Lenders that such Borrower will not make such payment in full as and when required, the Agent may assume that such Borrower has made such payment in full to the Agent on such date in immediately available funds and the Agent may (but shall not be so required), in reliance upon such assumption, distribute to each Lender on such due date an amount equal to the amount then due such Lender. If and to the extent a Borrower has not made such payment in full to the Agent, each Lender shall repay to the Agent on demand such amount distributed to such Lender, together with interest thereon at the Federal Funds Rate for each day from the date such amount is distributed to such Lender until the date repaid.

         2.17 Payments by the Lenders to the Agent. (a) Except as otherwise expressly provided in Section 2.08 with respect to Fronted Offshore Currency Loans, unless the Agent receives notice from a Lender on or prior to the Second Restatement Date or, with respect to any Borrowing after the Second Restatement Date, at least one Business Day prior to the date of such Borrowing, that such Lender will not make available as and when required hereunder to the Agent for the account of a Borrower the amount of that Lender's Pro Rata Share of the Borrowing, the Agent may assume that each Lender has made such amount available to the Agent in immediately available funds on the Borrowing Date and the Agent may (but shall not be so required), in reliance upon such assumption, make available to such Borrower on such date a corresponding amount. If and to the extent any Lender shall not have made its full amount available to the Agent in immediately available funds and the Agent in such circumstances has made available to such Borrower such amount, that Lender shall on the Business Day following such Borrowing Date make such amount available to the Agent, together with interest at the Federal Funds Rate for each day during such period. A notice of the Agent submitted to any Lender with respect to amounts owing under this subsection (a) shall be conclusive, absent manifest error. If such amount is so made available, such payment to the Agent shall constitute such Lender's Loan on the date of Borrowing for all purposes of this Agreement. If such amount is not made available to the Agent on the Business Day following the Borrowing Date, the Agent will notify applicable Borrower of such failure to fund and, upon demand by the Agent, such Borrower shall pay such amount to the Agent for the Agent's account, together with interest thereon for each day elapsed since the date of such Borrowing, at a rate per annum equal to the interest rate applicable at the time to the Loans comprising such Borrowing.

               (b) The failure of any Lender to make any Loan on any Borrowing Date shall not relieve any other Lender of any obligation hereunder to make a Loan on such Borrowing Date, but no Lender shall be responsible for the failure of any other Lender to make the Loan to be made by such other Lender on any Borrowing Date.

         2.18 Sharing of Payments, Etc. If, other than as expressly provided elsewhere herein, any Lender shall obtain on account of the Loans made by it any payment (whether voluntary, involuntary, through the exercise of any right of set-off, or otherwise) in excess of its ratable share (or other share contemplated hereunder), such Lender shall immediately (a) notify the Agent of such fact, and (b) purchase from the other Lenders such participations in the Loans made by them as shall be necessary to cause such purchasing Lender to share the excess payment pro rata with each of them; provided, however, that if all or any portion of such excess payment is thereafter recovered from the purchasing Lender, such purchase shall to that extent be rescinded and each other Lender shall repay to the purchasing Lender the purchase price paid therefor, together with an amount equal to such paying Lender's ratable share (according to the proportion of (i) the amount of such paying Lender's required repayment to (ii) the total amount so recovered from the purchasing Lender) of any interest or other amount paid or payable by the purchasing Lender in respect of the total amount so recovered. Each Borrower agrees that any Lender so purchasing a participation from another Lender may, to the fullest extent permitted by law, exercise all its rights of payment (including the right of set-off, but subject to Section 11.10) with respect to such participation as fully as if such Lender were the direct creditor of such Borrower in the amount of such participation. The Agent will keep records (which shall be conclusive and binding in the absence of manifest error) of participations purchased under this Section and will in each case notify the Lenders following any such purchases or repayments.

         2.19 Security and Subsidiary Guaranty. (a) All Obligations of the Borrowers and the Guarantors under this Agreement, the Notes and all other Loan Documents shall be secured in accordance with the Collateral Documents.

               (b) All Obligations of the Borrowers under this Agreement, each of the Notes delivered by it and all other Loan Documents shall be unconditionally guaranteed by the Guarantors pursuant to the Subsidiary Guaranty, and all Obligations of the Subsidiary Borrowers under this Agreement, each of the Notes delivered by them and all other Loan Documents shall be unconditionally guaranteed by the Company pursuant to the terms of Section 12 hereof.

         2.20 Subsidiary Borrowers. On or after the Second Restatement Date, with the consent of the Agent, the Company may designate any Subsidiary (other than any Securitization Subsidiary and any captive insurance company Subsidiary) as a Subsidiary Borrower by delivery to the Agent of a Subsidiary Borrower Supplement executed by such Subsidiary and the Company, together with Notes in favor of each Revolving Lender and, if applicable, a Fronted Offshore Currency
Note in favor of the Offshore Currency Fronting Lender, and upon such delivery such Subsidiary shall for all purposes of this Agreement be a Subsidiary Borrower and party to this Agreement. As soon as practicable upon receipt of a Subsidiary Borrower Supplement, the Agent will deliver a copy thereof to each Lender. So long as the principal of and interest on all Loans made to any Subsidiary Borrowers under this Agreement shall have been paid in full and all other obligations of such Subsidiary Borrower shall have been fully performed, such Subsidiary Borrower may, upon not less than five Business Days' prior written notice to the Agent (which shall promptly notify the Lenders thereof), terminate its status as a "Subsidiary Borrower".

                                  ARTICLE III

                              THE LETTERS OF CREDIT

         3.01 The Letter of Credit Subfacility. (a) On the terms and conditions set forth herein (i) the Issuer agrees, (A) from time to time on any Business Day, during the period from the Second Restatement Date to the day which is five days prior to the Revolving Termination Date, to issue Letters of Credit for the account of the Company in an aggregate Stated Amount in Dollars or any Alternate Currency at any one time that, the Dollar Equivalent of which, together with the aggregate Dollar Equivalent of the Stated Amount of all other outstanding Letters of Credit issued pursuant hereto, does not exceed the L/C Commitment, and to amend or renew Letters of Credit previously issued by it, in accordance with subsections 3.02(c) and 3.02(d), and (B) to honor drafts under the Letters of Credit; and (ii) the Revolving Lenders severally agree to participate in Letters of Credit Issued for the account of the Company; provided, that the Issuer shall not be obligated to Issue, and no Revolving Lender shall be obligated to participate in, any Letter of Credit if as of the date of Issuance of such Letter of Credit (the "Issuance Date") (1) the Dollar Equivalent of the Effective Amount of all L/C Obligations, plus the Dollar Equivalent of the Effective Amount of all Revolving Loans and Swing Line Loans plus the aggregate amount of all Fronted Offshore Currency Commitments exceeds the Aggregate Revolving Loan Commitment or (2) the participation of any Lender in the Dollar Equivalent of the Effective Amount of all L/C Obligations plus the Effective Amount of the Revolving Loans of such Lender and such Revolving Lender's Pro Rata Revolving Share of any outstanding Swing Line Loans and Fronted Offshore Currency Commitments exceeds such Lender's Commitment. Within the foregoing limits, and subject to the other terms and conditions hereof, the Company's ability to obtain Letters of Credit shall be fully revolving, and, accordingly, the Company may, during the foregoing period, obtain Letters of Credit to replace Letters of Credit which have expired or which have been drawn upon and reimbursed.

               (b) The Issuer is under no obligation to, and shall not, Issue any Letter of Credit if:

                    (i) any order, judgment or decree of any Governmental Authority or arbitrator shall by its terms purport to enjoin or restrain the Issuer from Issuing such Letter of Credit, or any Requirement of Law applicable to the Issuer or any request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over the Issuer shall prohibit, or request that the Issuer refrain from, the Issuance of letters of credit generally or such Letter of Credit in particular or shall impose upon the Issuer with respect to such Letter of Credit any restriction, reserve or capital requirement (for which the Issuer is not otherwise compensated hereunder) not in effect on the Closing Date, or shall impose upon the Issuer any unreimbursed loss, cost or expense which was not applicable on the Closing Date and which the Issuer in good faith deems material to it;

                    (ii) the Issuer has received written notice from any Revolving Lender, the Agent or the Company, on or prior to the Business Day prior to the requested date of Issuance of such Letter of Credit, that one or more of the applicable conditions contained in Article V is not then satisfied;

                    (iii) the expiry date of any requested Letter of Credit is
     (A) more than 720 days after the date of Issuance, unless (1) the Required Revolving Lenders have approved such expiry date in writing or (2) such Letter of Credit is a Surety L/C, or (B) after the date which is five days prior to the Revolving Termination Date, unless all of the Revolving Lenders have approved such expiry date in writing;

                    (iv) the expiry date of any requested Letter of Credit is prior to the maturity date of any financial obligation to be supported by the requested Letter of Credit;

                    (v) any requested Letter of Credit does not provide for drafts, or is not otherwise in form and substance acceptable to the Issuer, or the Issuance of a Letter of Credit shall violate any applicable policies of the Issuer; or

                    (vi) such Letter of Credit is to be denominated in a currency other than Dollars or any Offshore Currency.

         3.02 Issuance, Amendment and Renewal of Letters of Credit. (a) Each Letter of Credit shall be issued upon the irrevocable written request of the Company received by the Issuer (with a copy sent by the Company to the Agent) at least three days (or such shorter time as the Issuer may agree in a particular instance in its sole discretion) prior to the proposed date of issuance; provided, that five days' prior notice (or such shorter time as the Issuer may agree in a particular instance in its sole discretion) shall be required in respect of each Letter of Credit to be denominated in an Offshore Currency. Each such request for issuance of a Letter of Credit shall be by facsimile, confirmed immediately in an original writing (if required by the Issuer), in the form of an L/C Application (or such other form as shall be acceptable to the Issuer), or shall be by online letter of credit software acceptable to the Issuer, and shall specify in form and detail satisfactory to the Issuer: (i) the proposed date of issuance of the Letter of Credit (which shall be a Business Day); (ii) the face amount of the Letter of Credit; (iii) the expiry date of the Letter of Credit;
(iv) the name and address of the beneficiary thereof; (v) the documents to be presented by the beneficiary of the Letter of Credit in case of any drawing thereunder; (vi) the full text of any certificate to be presented by the beneficiary in case of any drawing thereunder; (vii) the currency in which such Letter of Credit is to be denominated, which shall be Dollars or an Offshore Currency; and (viii) such other matters as the Issuer may require.

               (b) At least two Business Days prior to the Issuance of any Letter of Credit (or such shorter time as the Agent may agree in a particular instance in its sole discretion), the Issuer will confirm with the Agent (by telephone or in writing) that the Agent has received a copy of the L/C Application or L/C Amendment Application from the Company and, if not, the Issuer will provide the Agent with a copy thereof. Unless the Issuer has received notice on or before the Business Day immediately preceding the date the Issuer is to issue a requested Letter of Credit from the Agent (A) directing the Issuer not to issue such Letter of Credit because such issuance is not then permitted under subsection 3.01(a) as a result of the limitations set forth in clauses (1) through (3) thereof or subsection 3.01(b)(ii); or (B) that one or more conditions specified in Article V are not then satisfied; then, subject to the terms and conditions hereof, the Issuer shall, on the requested date, issue a Letter of Credit for the account of the Company in accordance with the Issuer's usual and customary business practices.

               (c) From time to time while a Letter of Credit is outstanding and prior to the Revolving Termination Date, the Issuer will, upon the written request of the Company received by the Issuer (with a copy sent by the Company to the Agent) at least three days (or such shorter time as the Issuer may agree in a particular instance in its sole discretion) prior to the proposed date of amendment, amend any Letter of Credit issued by it. Each such request for amendment of a Letter of Credit shall be made by facsimile, confirmed immediately in an original writing (if required by the Issuer), made in the form of an L/C Amendment Application or through on-line letter of credit software acceptable to the Issuer and shall specify in form and detail satisfactory to the Issuer: (i) the Letter of Credit to be amended; (ii) the proposed date of amendment of the Letter of Credit (which shall be a Business Day); (iii) the nature of the proposed amendment; and (iv) such other matters as the Issuer may require. The Issuer shall be under no obligation to amend any Letter of Credit if: (A) the Issuer would have no obligation at such time to issue such Letter of Credit in its amended form under the terms of this Agreement; or (B) the beneficiary of any such letter of Credit does not accept the proposed amendment to the Letter of Credit. The Agent will promptly notify the Revolving Lenders of the receipt by it of any L/C Application or L/C Amendment Application.

               (d) The Issuer and the Lenders agree that, while a Letter of Credit is outstanding and prior to the Revolving Termination Date, at the option of the Company and upon the written request of the Company received by the Issuer (with a copy sent by the Company to the Agent) at least three days (or such shorter time as the Issuer may agree in a particular instance in its sole discretion) prior to the proposed date of notification of renewal, the Issuer shall be entitled to authorize the automatic renewal of any Letter of Credit issued by it. Each such request for renewal of a Letter of Credit shall be made by facsimile, confirmed immediately in an original writing (if required by the Issuer), in the form of an L/C Amendment Application or through on-line letter of credit software acceptable to the Issuer, and shall specify in form and detail satisfactory to the Issuer: (i) the Letter of Credit to be renewed; (ii) the proposed date of notification of renewal of the Letter of Credit (which shall be a Business Day); (iii) the revised expiry date of the Letter of Credit; and (iv) such other matters as the Issuer may require. The Issuer shall be under no obligation so to renew any Letter of Credit if: (A) the Issuer would have no obligation at such time to issue or amend such Letter of Credit in its renewed form under the terms of this Agreement; or (B) the beneficiary of any such Letter of Credit does not accept the proposed renewal of the Letter of Credit. If any outstanding Letter of Credit shall provide that it shall be automatically renewed unless the beneficiary thereof receives notice from the Issuer that such Letter of Credit shall not be renewed, and if at the time of renewal the Issuer would be entitled to authorize the automatic renewal of such Letter of Credit in accordance with this subsection 3.02(e) upon the request of the Company but the Issuer shall not have received any L/C Amendment Application from the Company with respect to such renewal or other written direction by the Company with respect thereto, the Issuer shall nonetheless be permitted to allow such Letter of Credit to renew, and the Company and the Lenders hereby authorize such renewal, and, accordingly, the Issuer shall be deemed to have received an L/C Amendment Application from the Company requesting such renewal.

               (e) The Issuer may, at its election (or as required by the Agent at the direction of the Required Revolving Lenders), deliver any notices of termination or other communications to any Letter of Credit beneficiary or transferee, and take any other action as necessary or appropriate, at any time and from time to time, in order to cause the expiry date of such Letter of Credit to be a date not later than the date which is five days prior to the Revolving Termination Date.

               (f) This Agreement shall control in the event of any conflict with any L/C-Related Document (other than any Letter of Credit).

               (g) The Issuer will also deliver to the Agent, concurrently or promptly following its delivery of a Letter of Credit, or amendment to or renewal of a Letter of Credit, to an advising bank or a beneficiary, a true and complete copy of each such Letter of Credit or amendment to or renewal of a Letter of Credit.

         3.03 Risk Participations, Drawings and Reimbursements. (a) Immediately upon the Issuance of each Letter of Credit, each Revolving Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the Issuer a participation in such Letter of Credit and each drawing thereunder in an amount equal to the product of (i) the Pro Rata Revolving Share of such Revolving Lender, times (ii) the Dollar Equivalent of the maximum amount available to be drawn under such Letter of Credit and the amount of such drawing, respectively. For purposes of subsection 2.01(d), each Issuance of a Letter of Credit shall be deemed to utilize the Revolving Loan Commitment of each Revolving Lender by an amount equal to the amount of such participation.

               (b) In the event of any request for a drawing under a Letter of Credit by the beneficiary or transferee thereof, the Issuer will promptly notify the Company. The Company shall reimburse the Issuer prior to 11:00 a.m. (local time), on each date that any amount is paid by the Issuer under any Letter of Credit (each such date, an "Honor Date"), in an amount in Dollars equal to the Dollar Equivalent of the amount so paid by the Issuer. In the event the Company fails to reimburse the Issuer in Dollars for the Dollar Equivalent of the full amount of any drawing under any Letter of Credit by 11:00 a.m. (local time) on the Honor Date, the Issuer will promptly notify the Agent and the Agent will promptly notify each Lender thereof, and the Company shall be deemed to have requested that Base Rate Loans in an amount equal to such unreimbursed amount be made by the Revolving Lenders to be disbursed on the Honor Date under such Letter of Credit, subject to the amount of the unutilized portion of the Aggregate Revolving Loan Commitment and subject to the conditions set forth in
Section 5.02. Any notice given by the Issuer or the Agent pursuant to this subsection 3.03(b) may be oral if immediately confirmed in writing (including by facsimile); provided that the lack of such an immediate confirmation shall not affect the conclusiveness or binding effect of such notice.

               (c) Each Revolving Lender shall upon any notice pursuant to subsection 3.03(b) make available to the Agent for the account of the relevant Issuer an amount in Dollars and in immediately available funds equal to its Pro Rata Revolving Share of the Dollar Equivalent of the amount of the drawing, whereupon the participating Revolving Lenders shall (subject to subsection 3.03(d)) each be deemed to have made a Revolving Loan consisting of a Base Rate Loan to the Company in that amount. If any Revolving Lender so notified fails to make available to the Agent for the account of the Issuer the amount of such Revolving Lender's Pro Rata Share of the Dollar Equivalent of the amount of the drawing by no later than 12:00 noon (local time) on the Honor Date, then interest shall accrue on such Revolving Lender's obligation to make such payment, from the Honor Date to the date such Revolving Lender makes such payment, at a rate per annum equal to the Federal Funds Rate in effect from time to time during such period. The Agent will promptly give notice of the occurrence of the Honor Date, but failure of the Agent to give any such notice on the Honor Date or in sufficient time to enable any Revolving Lender to effect such payment on such date shall not relieve such Revolving Lender from its obligations under this Section 3.03.

               (d) With respect to any unreimbursed drawing that is not converted into Revolving Loans consisting of Base Rate Loans to the Company in whole or in part, because of the Company's failure to satisfy the conditions set forth in Section 5.02 or for any other reason, the Company shall be deemed to have incurred from the Issuer an L/C Borrowing in the Dollar Equivalent of the amount of such drawing, which L/C Borrowing shall be due and payable on demand (together with interest) and shall bear interest at a rate per annum equal to the Base Rate, plus the Applicable Base Rate Margin, plus 2.0% per annum, and each Revolving Lender's payment to the Issuer pursuant to subsection 3.03(c) shall be deemed payment in respect of its participation in such L/C Borrowing and shall constitute an L/C Advance from such Revolving Lender in satisfaction of its participation obligation under this Section 3.03.

               (e) Each Revolving Lender's obligation in accordance with this Agreement to make the Revolving Loans or L/C Advances, as contemplated by this
Section 3.03, as a result of a drawing under a Letter of Credit, shall be absolute and unconditional and without recourse to the Issuer and shall not be affected by any circumstance, including (i) any set-off, counterclaim, recoupment, defense or other right which such Revolving Lender may have against the Issuer, the Company or any other Person for any reason whatsoever; (ii) the occurrence or continuance of a Default, an Event of Default or a Material Adverse Effect; or (iii) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing; provided, however, that each Revolving Lender's obligation to make Revolving Loans under this Section 3.03 is subject to the conditions set forth in Section 5.02.

         3.04 Repayment of Participations. (a) Upon (and only upon) receipt by the Agent for the account of the Issuer of immediately available funds in Dollars from the Company (i) in reimbursement of any payment made by the Issuer under the Letter of Credit with respect to which any Revolving Lender has paid the Agent for the account of the Issuer for such Revolving Lender's participation in the Letter of Credit pursuant to Section 3.03 or (ii) in payment of interest thereon, the Agent will promptly pay to each Revolving Lender, in the same funds as those received by the Agent for the account of the Issuer, the amount of such Revolving Lender's Pro Rata Revolving Share of such funds, and the Issuer shall receive the amount of the Pro Rata Revolving Share of such funds of any Revolving Lender that did not so pay the Agent for the account of the Issuer.

               (b) If the Agent or the Issuer is required at any time to return to the Company, or to a trustee, receiver, liquidator, custodian, or any official in any Insolvency Proceeding, any portion of the payments made by the Company to the Agent for the account of the Issuer pursuant to subsection 3.04(a) in reimbursement of a payment made under the Letter of Credit or interest or fee thereon, each Revolving Lender shall, on demand of the Agent, forthwith return to the Agent or the Issuer the amount of its Pro Rata Revolving Share of any amounts so returned by the Agent or the Issuer plus interest thereon from the date such demand is made to the date


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

such amounts are returned by such Revolving Lender to the Agent or the Issuer, at a rate per annum equal to the Federal Funds Rate in effect from time to time.

         3.05 Role of the Issuer. (a) Each Lender and the Company agree that, in paying any drawing under a Letter of Credit, the Issuer shall not have any responsibility to obtain any document (other than any sight draft and certificates expressly required by the Letter of Credit) or to ascertain or inquire as to the validity or accuracy of any such document or the authority of the Person executing or delivering any such document.

               (b) No Agent-Related Person nor any of the respective correspondents, participants or assignees of the Issuer shall be liable to any Lender for: (i) any action taken or omitted in connection herewith at the request or with the approval of the Lenders (including the Required Lenders or Required Revolving Lenders, as applicable); (ii) any action taken or omitted in the absence of gross negligence or willful misconduct; or (iii) the due execution, effectiveness, validity or enforceability of any L/C-Related Document.

               (c) The Company hereby assumes all risks of the acts or omissions of any beneficiary or transferee with respect to its use of any Letter of Credit; provided, however, that this assumption is not intended to, and shall not, preclude the Company's pursuing such rights and remedies as it may have against the beneficiary or transferee at law or under any other agreement. No Agent-Related Person, nor any of the respective correspondents, participants or assignees of the Issuer, shall be liable or responsible for any of the matters described in clauses (i) through (vii) of Section 3.06; provided, however, anything in such clauses to the contrary notwithstanding, that the Company may have a claim against the Issuer, and the Issuer may be liable to the Company, to the extent, but only to the extent, of any direct, as opposed to consequential or exemplary, damages suffered by the Company which the Company proves were caused by the Issuer's willful misconduct or gross negligence or the Issuer's willful failure to pay under any Letter of Credit after the presentation to it by the beneficiary of a sight draft and certificate(s) strictly complying with the terms and conditions of a Letter of Credit. In furtherance and not in limitation of the foregoing: (i) the Issuer may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary; and (ii) the Issuer shall not be responsible for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign a Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason.

         3.06 Obligations Absolute. The obligations of the Company under this Agreement and any L/C-Related Document to reimburse the Issuer for a drawing under a Letter of Credit, and to repay any L/C Borrowing and any drawing under a Letter of Credit converted into Revolving Loans, shall be unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Agreement and each such other L/C-Related Document under all circumstances, including the following:

                    (i) any lack of validity or enforceability of this Agreement or any L/C-Related Document;

                    (ii) any change in the time, manner or place of payment of, or in any other term of, all or any of the obligations of the Company in respect of any Letter of Credit or any other amendment or waiver of or any consent to departure from all or any of the L/C-Related Documents;

                    (iii) the existence of any claim, set-off, defense or other right that the Company may have at any time against any beneficiary or any transferee of any Letter of Credit (or any Person for whom any such beneficiary or any such transferee may be acting), the Issuer or any other Person, whether in connection with this Agreement, the transactions contemplated hereby or by the L/C-Related Documents or any unrelated transaction;

                    (iv) any draft, demand, certificate or other document presented under any Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; or any loss or delay in the transmission or otherwise of any document required in order to make a drawing under any Letter of Credit;

                    (v) any payment by the Issuer under any Letter of Credit against presentation of a draft or certificate that does not strictly comply with the terms of any Letter of Credit; or any payment made by the Issuer under any Letter of Credit to any Person purporting to be a trustee in bankruptcy, debtor-in-possession, assignee for the benefit of creditors, liquidator, receiver or other representative of or successor to any beneficiary or any transferee of any Letter of Credit, including any arising in connection with any Insolvency Proceeding;

                    (vi) any exchange, release or non-perfection of any collateral, or any release or amendment or waiver of or consent to departure from any other guarantee, for all or any of the obligations of the Company in respect of any Letter of Credit; or

                    (vii) any other circumstance or happening whatsoever, whether or not similar to any of the foregoing, including any other circumstance that might otherwise constitute a defense available to, or a discharge of, the Company or a guarantor.

         3.07 Cash Collateral Pledge. Upon (i) the request of the Agent, (A) if the Issuer has honored any full or partial drawing request on any Letter of Credit and such drawing has resulted in an L/C Borrowing hereunder, or (B) if, as of the Revolving Termination Date, any Letters of Credit may for any reason remain outstanding and partially or wholly undrawn, (ii) the occurrence of the circumstances described in subsection 2.09(a) requiring the Company to Cash Collateralize Letters of Credit, or (iii) the termination of the Aggregate Revolving Loan Commitment, then, the Company shall immediately Cash Collateralize the L/C Obligations in an amount in Dollars equal to the Dollar Equivalent of the L/C Obligations.

         3.08 Letter of Credit Fees. (a) The Company shall pay to the Agent for the account of each of the Revolving Lenders a letter of credit fee with respect to the Letters of Credit equal to the Applicable Offshore Rate Margin times the Dollar Equivalent of the average daily maximum amount available to be drawn of the outstanding Letters of Credit, computed on a quarterly basis


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

in arrears on the last Business Day of each calendar quarter based upon Letters of Credit outstanding for that quarter as calculated by the Agent. Such letter of credit fees shall be due and payable quarterly in arrears on the last Business Day of each calendar quarter during which Letters of Credit are outstanding, commencing on the first such quarterly date to occur after the Second Restatement Date, through the Revolving Termination Date (or such later date upon which the outstanding Letters of Credit shall expire), with the final payment to be made on the Revolving Termination Date (or such later expiration date).

               (b) The Company shall pay to the Issuer a letter of credit fronting fee with respect to the Letters of Credit equal to the percentage specified in the Fee Letter times the Dollar Equivalent of the average daily maximum amount available to be drawn of the outstanding Letters of Credit, computed on a quarterly basis in arrears based upon Letters of Credit outstanding for that quarter as calculated by the Agent. Such letter of credit fronting fee shall be due and payable on the last day of each calendar quarter.

               (c) The Company shall pay to the Issuer from time to time on demand the normal issuance, presentation, amendment and other processing fees, and other standard costs and charges, of such Issuer relating to letters of credit as from time to time in effect.

         3.09 Applicability of ISP98 and UCP. Unless otherwise expressly agreed by the Issuer and the applicable Borrower when a Letter of Credit is issued (including any such agreement applicable to a Letter of Credit outstanding on the date hereof), (a) the rules of the "International Standby Practices 1998" published by the Institute of International Banking Law & Practice (or such later version thereof as may be in effect at the time of issuance) ("ISP98") shall apply to each standby Letter of Credit, and (b) the rules of the Uniform Customs and Practice for Documentary Credits, as most recently published by the International Chamber of Commerce (the "ICC") at the time of issuance (including the ICC decision published by the Commission on Banking Technique and Practice on April 6, 1998 regarding the European single currency (euro)) (the "UCP") shall apply to each commercial Letter of Credit. It is understood, however, that the applicable Borrower may request that any particular Letter of Credit be governed by either ISP98 or the UCP, as selected by such Borrower.

         3.10 Utilization of Offshore Currencies. In the case of a proposed Issuance of a Letter of Credit denominated in an Offshore Currency, the applicable Issuer shall be under no obligation to issue such Letter of Credit if the applicable Issuer cannot issue Letters of Credit denominated in the requested Offshore Currency, in which event the Issuer will give notice to the Company no later than 10:30 a.m. (local time) on the third Business Day prior to the date of such issuance that the Issuance in the requested Offshore Currency is not then available. If the applicable Issuer shall have so notified the Company that any such Issuance in a requested Offshore Currency is not then available, then such requested Letter of Credit shall not be issued unless the Company, by notice to the applicable Issuer not later than 5:00 p.m. (local time) three Business Days prior to the requested date of such Issuance, requests that the Letter of Credit be denominated in Dollars and issued in an equivalent aggregate amount, in which case the Letter of Credit shall be so denominated and issued.

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

                                   ARTICLE IV

                     TAXES, YIELD PROTECTION AND ILLEGALITY

         4.01 Taxes. (a) Any and all payments by each Borrower to each Lender or the Agent under this Agreement and any other Loan Document shall be made free and clear of, and without deduction or withholding for, any Taxes. In addition, each Borrower shall pay all Other Taxes.

               (b) If any Borrower shall be required by law to deduct or withhold any Taxes, Other Taxes or Further Taxes from or in respect of any sum payable hereunder to any Lender or the Agent, then:

                    (i) the sum payable shall be increased as necessary so that, after making all required deductions and withholdings (including deductions and withholdings applicable to additional sums payable under this Section), such Lender or the Agent, as the case may be, receives and retains an amount equal to the sum it would have received and retained had no such deductions or withholdings been made;

                    (ii) such Borrower shall make such deductions and withholdings;

                    (iii) such Borrower shall pay the full amount deducted or withheld to the relevant taxing authority or other authority in accordance with applicable law; and

                    (iv) such Borrower shall also pay to each Lender or the Agent for the account of such Lender, at the time interest is paid, Further Taxes in the amount that the respective Lender specifies as necessary to preserve the after-tax yield the Lender would have received if such Taxes, Other Taxes or Further Taxes had not been imposed.

               (c) Each Borrower agrees to indemnify and hold harmless each Lender and the Agent for the full amount of (i) Taxes, (ii) Other Taxes, and
(iii) Further Taxes in the amount that the respective Lender specifies as necessary to preserve the after-tax yield the Lender would have received if such Taxes, Other Taxes or Further Taxes had not been imposed, and any liability (including penalties (except to the extent arising from the gross negligence or willful misconduct of the Agent or such Lender), interest, additions to tax and expenses) arising therefrom or with respect thereto, whether or not such Taxes, Other Taxes or Further Taxes were correctly or legally asserted. Payment under this indemnification shall be made within 30 days after the date the Lender or the Agent makes written demand therefor.

               (d) Within 30 days after the date of any payment by any Borrower of Taxes, Other Taxes or Further Taxes, such Borrower shall furnish to each Lender or the Agent the original or a certified copy of a receipt evidencing payment thereof, or other evidence of payment satisfactory to such Lender or the Agent.

               (e) If such Borrower is required to pay any amount to any Lender or the Agent pursuant to subsection (b) or (c) of this Section, then such Lender shall use reasonable efforts (consistent with legal and regulatory restrictions) to change the jurisdiction of its Lending Office so as to eliminate any such additional payment by such Borrower which may thereafter


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

accrue, if such change in the sole judgment of such Lender is not otherwise disadvantageous to such Lender.

         4.02 Illegality. (a) If any Lender determines that the introduction of any Requirement of Law, or any change in any Requirement of Law, or in the interpretation or administration of any Requirement of Law, has made it unlawful, or that any central bank or other Governmental Authority has asserted that it is unlawful, for any Lender or its applicable Lending Office to make Offshore Rate Loans, then, on notice thereof by the Lender to the Company through the Agent, any obligation of that Lender to make Offshore Rate Loans shall be suspended until the Lender notifies the Agent and the Company that the circumstances giving rise to such determination no longer exist.

               (b) If a Lender determines that it is unlawful to maintain any Offshore Rate Loan, the applicable Borrower shall, upon the receipt by the Company of notice of such fact and demand from such Lender (with a copy to the Agent), prepay in full such Offshore Rate Loans of that Lender then outstanding, together with interest accrued thereon and amounts required under Section 4.04, either on the last day of the Interest Period thereof, if the Lender may lawfully continue to maintain such Offshore Rate Loans to such day, or immediately, if the Lender may not lawfully continue to maintain such Offshore Rate Loan. If a Borrower is required to so prepay any Offshore Rate Loan, then concurrently with such prepayment, the Company (regardless of whether the Company is the initial Borrower) shall borrow from the affected Lender, in the amount of such repayment, a Base Rate Loan.

               (c) If the obligation of any Lender to make or maintain Offshore Rate Loans has been so terminated or suspended, the Company may elect, by giving notice to the Lender through the Agent that all Loans which would otherwise be made by the Lender as Offshore Rate Loans shall be instead Base Rate Loans.

               (d) Before giving any notice to the Agent under this Section, the affected Lender shall designate a different Lending Office with respect to its Offshore Rate Loans if such designation will avoid the need for giving such notice or making such demand and will not, in the judgment of the Lender, be illegal or otherwise disadvantageous to the Lender.

         4.03 Increased Costs and Reduction of Return. (a) If any Lender determines that, due to either (i) the introduction of or any change (other than any change by way of imposition of or increase in reserve requirements included in the calculation of the Offshore Rate) in or in the interpretation of any law or regulation made after the Second Restatement Date or (ii) the compliance by that Lender with any guideline or request from any central bank or other Governmental Authority (whether or not having the force of law), there shall be any increase in the cost to such Lender of agreeing to make or making, funding or maintaining any Offshore Rate Loans or participating in Letters of Credit or Fronted Offshore Currency Loans, or, in the case of the Issuer, any increase in the cost to the Issuer of agreeing to issue, issuing or maintaining any Letter of Credit or of agreeing to make or making, funding or maintaining any unpaid drawing under any Letter of Credit, then such Borrower shall be liable for, and shall from time to time, upon demand (with a copy of such demand to be sent to the Agent), pay to the Agent for the account of such Lender, additional amounts as are sufficient to compensate such Lender for such increased costs.

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

               (b) If any Lender shall have determined that (i) the introduction of any Capital Adequacy Regulation made after the Second Restatement Date, (ii) any change in any Capital Adequacy Regulation made after the Second Restatement Date, (iii) any change in the interpretation or administration of any Capital Adequacy Regulation by any central bank or other Governmental Authority charged with the interpretation or administration thereof made after the Second Restatement Date, or (iv) compliance by the Lender (or its Lending Office) or any corporation controlling the Lender with any Capital Adequacy Regulation, affects or would affect the amount of capital required or expected to be maintained by the Lender or any corporation controlling the Lender and (taking into consideration such Lender's or such corporation's policies with respect to capital adequacy and such Lender's desired return on capital) determines that the amount of such capital is increased as a consequence of its Commitment, loans, credits or obligations under this Agreement, then, upon demand of such Lender to the Company through the Agent, the applicable Borrower shall pay to the Lender, from time to time as specified by the Lender, additional amounts sufficient to compensate the Lender for such increase.

         4.04 Funding Losses. Each Borrower shall reimburse each Lender and hold each Lender harmless from any loss or expense which the Lender may sustain or incur as a consequence of:

               (a) the failure of such Borrower to make on a timely basis any payment of principal of any Offshore Rate Loan;

               (b) the failure of such Borrower to borrow, continue or convert a Loan after such Borrower has given (or is deemed to have given) a Notice of Borrowing or a Notice of Conversion/ Continuation;

               (c) the failure of such Borrower to make any prepayment in accordance with any notice delivered under Section 2.10;

               (d) the prepayment (including pursuant to Section 2.11) or other payment (including after acceleration thereof or pursuant to Section 2.09(c)) of an Offshore Rate Loan on a day that is not the last day of the relevant Interest Period; or

               (e) the automatic conversion under Section 2.04 of any Offshore Rate Loan to a Base Rate Loan on a day that is not the last day of the relevant Interest Period;

including any such loss or expense arising from the liquidation or reemployment of funds obtained by it to maintain its Offshore Rate Loans or from fees payable to terminate the deposits from which such funds were obtained. For purposes of calculating amounts payable by the Borrowers to the Lenders under this Section and under subsection 4.03(a), each Offshore Rate Loan made by a Lender (and each related reserve, special deposit or similar requirement) shall be conclusively deemed to have been funded at the IBOR used in determining the Offshore Rate for such Offshore Rate Loan by a matching deposit or other borrowing in the interbank eurodollar market for a comparable amount and for a comparable period, whether or not such Offshore Rate Loan is in fact so funded.

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

         4.05 Inability to Determine Rates. If the Agent determines that for any reason adequate and reasonable means do not exist for determining the Offshore Rate for an Applicable Currency for any requested Interest Period with respect to a proposed Offshore Rate Loan, or that the Offshore Rate applicable pursuant to subsection 2.13(a) for an Applicable Currency for any requested Interest Period with respect to a proposed Offshore Rate Loan does not adequately and fairly reflect the cost to the Lenders of funding such Loan, the Agent will promptly so notify the Company and each Lender. Thereafter, the obligation of the Lenders to make or maintain Offshore Rate Loans hereunder in such Applicable Currency shall be suspended until the Agent revokes such notice in writing. Upon receipt of such notice, the Company may revoke any Notice of Borrowing or Notice of Conversion/Continuation then submitted by it or any other Borrower. If the Company does not revoke such Notice, then the Lenders shall make, convert or continue the Loans, as proposed by the Company, in the amount specified in the applicable notice submitted by the Company, but such Loans shall be made, converted or continued as Base Rate Loans instead of Offshore Rate Loans, as the case may be, and such Loans shall be assumed by the Company notwithstanding the fact that the Loans may initially have been made to a Subsidiary Borrower.

         4.06 Certificates of Lenders. Any Lender claiming reimbursement or compensation under this Article IV shall deliver to the Company (with a copy to the Agent) contemporaneously with the demand in payment a certificate setting forth in reasonable detail the amount payable to the Lender hereunder and such certificate shall be conclusive and binding on the applicable Borrower in the absence of manifest error.

         4.07 Substitution of Banks. Upon the receipt by the Company from any Lender (an "Affected Lender") of a claim for compensation under Section 4.04, of notice that it cannot make Offshore Rate Loans under Section 4.02, or of a claim for Taxes or Further Taxes under Section 4.01, then the Agent, at the Company's direction, shall: (i) request the Affected Lender to use good faith efforts to obtain a replacement bank or financial institution satisfactory to the Company to acquire and assume all or a ratable part of all of such Affected Lender's Loans and Commitments at the face amount thereof (a "Replacement Lender"); (ii) request one more of the other Lenders to acquire and assume all or part of such Affected Lender's Loans and Commitments; or (iii) designate a Replacement Lender. Any such designation of a Replacement Lender under clause (i) or (iii) shall be subject to the prior written consent of the Agent (which consent shall not be unreasonably withheld).

         4.08 Survival. The agreements and obligations of the Borrowers in this
Article IV shall survive the payment of all other Obligations, and no Borrower will have an obligation to pay any amount hereunder unless a demand is made within 180 days after the date upon which the Agent's or applicable Lender's right to reimbursement arises.

                                   ARTICLE V

                              CONDITIONS PRECEDENT

         5.01 Conditions to Effectiveness of Restatement. The effectiveness of this Agreement is subject to the condition that the Agent shall have received all of the following, in form and substance satisfactory to the Agent and each Lender, and in sufficient copies for each Lender:

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

               (a) Credit Agreement and Notes. This Agreement and the Notes and the Swing Line Note executed by each party thereto;

               (b) Resolutions; Incumbency.

                    (i) Copies of the resolutions of the board of directors of the Company and each Subsidiary party to a Loan Document authorizing the transactions contemplated hereby, certified as of the Second Restatement Date by the Secretary or an Assistant Secretary or similar officer of such Person; and

                    (ii) A certificate of the Secretary or Assistant Secretary or similar officer of the Company and each Subsidiary party to a Loan Document certifying the names and true signatures of the officers of the Company or such Subsidiary authorized to execute, deliver and perform, as applicable, this Agreement, and all other Loan Documents to be delivered by it hereunder;

               (c) Organization Documents; Good Standing. Each of the following documents:

                    (i) the articles or certificate of incorporation and the bylaws of the Company and, as applicable, the articles or certificate of incorporation or formation, bylaws and limited partnership agreement of each Subsidiary party to any Loan Document as in effect on the Second Restatement Date, certified by the Secretary or Assistant Secretary of the Company or such Subsidiary (or of the general partner of such Subsidiary, as applicable) as of the Second Restatement Date (or, as applicable, a certification as of the Second Restatement Date from such person that there has been no change therein since the Restatement Date); and

                    (ii) a good standing certificate or certificate of status for the Company and each Domestic Subsidiary party to any Loan Document from the Secretary of State (or similar, applicable Governmental Authority) of its state of incorporation and such other states as shall be reasonably requested by Agent;

               (d) Legal Opinions.

                    (i) an opinion of Foley & Lardner, counsel to the Company and addressed to the Agent and the Lenders;

                    (ii) an opinion of Van Doorne, Dutch counsel to the Company and addressed to the Agent and the Lenders; and

                    (iii) an opinion of such local counsel to the Company as shall be requested by the Agent and addressed to the Agent and the Lenders.

               (e) Payment of Fees. (a) Evidence of payment by the Company of all accrued and unpaid fees, costs and expenses to the extent then due and payable on the Second Restatement Date, together with Attorney Costs of BofA to the extent invoiced prior to or on the Second Restatement Date, plus such additional amounts of Attorney Costs as shall constitute


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

BofA's reasonable estimate of Attorney Costs incurred or to be incurred by it through the closing proceedings (provided that such estimate shall not thereafter preclude final settling of accounts between the Company and BofA); including any such costs, fees and expenses arising under or referenced in Sections 2.14 and 11.04; (b) Evidence of payment by the Company to the Agent for the benefit of each Lender under the Prior Credit Agreement which signs this Agreement of an amount equal to 0.125% of the sum of its Revolving Loan Commitment and outstanding Term Loan A.

               (f) Certificate. A certificate signed by a Responsible Officer, dated as of the Second Restatement Date, stating that:

                    (i) the representations and warranties contained in Article VI are true and correct on and as of such date, as though made on and as of such date;

                    (ii) no Default or Event of Default exists or would result from the Credit Extension on such date; and

                    (iii) there has occurred since September 30, 2000, no event or circumstance that has resulted or could reasonably be expected to result in a Material Adverse Effect;

               (g) Pro Forma Covenant Compliance Certificate. A compliance certificate signed by a Responsible Officer, dated as of the Second Restatement Date, stating that as of such date and after giving effect to the Geesink Acquisition, the Company is in compliance with Sections 8.16, 8.17, 8.18, 8.19 and 8.20 hereof on a pro forma basis as of the last day of the preceding fiscal quarter).

               (h) Collateral Documents. The Collateral Documents (or amendments thereto), executed by the Company and the Subsidiaries, as applicable, in appropriate form for recording, where necessary, together with:

                    (i) copies of all UCC-l financing statements to be filed, registered or recorded to perfect (or maintain perfection of) the security interests of the Agent for the benefit of the Lenders, and other filings, registrations and recordings necessary and advisable to perfect or maintain the Liens of the Agent for the benefit of the Lenders in accordance with applicable law;

                    (ii) written advice relating to such Lien and judgment searches as the Agent shall have requested, and such termination statements or other documents as may be necessary to confirm that the Collateral is subject to no other Liens in favor of any Persons (other than Permitted Liens);

                    (iii) all certificates and instruments representing the Pledged Collateral and stock and note transfer powers executed in blank with signatures guaranteed as the Agent may specify;

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

                    (iv) to the extent requested by the Agent, funds sufficient to pay any filing or recording tax or fee in connection with any and all UCC-1 financing statements and the Mortgages;

                    (v) with respect to the Mortgaged Property, (A) an ALTA Form B (or other form acceptable to the Agent and the Lenders) mortgagee policy of title insurance or a binder issued by a title insurance company satisfactory to the Agent insuring (or undertaking to insure, in the case of a binder) that the Mortgages create and constitute a valid first Lien against the Mortgaged Property in favor of the Agent, subject only to exceptions acceptable to the Agent, with such endorsements and affirmative insurance as the Agent may reasonably request or (B) evidence satisfactory to the Agent that such policies issued pursuant to the Original Credit Agreement and the Prior Credit Agreement with respect to such properties as the Agent may require remain in full force and effect as to the Obligations under this Agreement;

                    (vi) evidence that the Agent has been named as loss payee under all policies of casualty insurance, and as additional insured under all policies of liability insurance, required by the Mortgage;

                    (vii) flood insurance and earthquake insurance, to the extent applicable, on terms satisfactory to the Agent;

                    (viii) proof of payment (or arrangements therefor satisfactory to the Agent) of any title insurance premiums, documentary stamp or intangible taxes, recording fees and mortgage taxes payable in connection with the recording of any Mortgage or the issuance of the title insurance policies (whether due on the Second Restatement Date or in the future) including sums due in connection with any future advances;

                    (ix) such consents, estoppels, subordination agreements, waivers and other documents and instruments executed by landlords, tenants, bailees, warehousemen and other Persons party to material contracts relating to any Collateral as to which the Agent shall be granted a Lien for the benefit of the Lenders, as requested by the Agent; and

                    (x) evidence that all other actions necessary or, in the opinion of the Agent, desirable to perfect and protect the first priority Lien created by the Collateral Documents, and to enhance the Agent's ability to preserve and protect its interests in and access to the Collateral, have been taken (or arrangements therefor satisfactory to the Agent have been made);

               (i) Geesink Acquisition.

                    (i) A true, correct and complete copy of the executed Sale and Purchase Agreement dated as of June 28, 2001 among Powell Duffryn Holdings BV, Powell Duffryn (International) Limited, Powell Duffryn Investments Limited, Oshkosh Group BV, Oshkosh European Holdings SL, Powell Duffryn Limited and the Company

     (the "Purchase Agreement") including all schedules and exhibits thereto, together with evidence satisfactory to Agent of the consummation, subject to the funding of the Loans hereunder, of the transactions contemplated by the Purchase Agreement in accordance with the Purchase Agreement and applicable laws;

                    (ii) Copies of the consolidated balance sheet of the Acquired Companies as at the fiscal years ended March 31, 2000 and March 31, 2001 and the related consolidated statements of income, shareholders' equity and cash flows for such years, setting forth in each case in comparative form the figures for the previous fiscal year;

                    (iii) [Intentionally Omitted];

                    (iv) Such other approvals, opinions, agreements, documents or materials as the Agent or any Lender may request in connection with the consummation of the transactions contemplated by the Purchase Agreement which may include materials and documents relating to litigation, tax, accounting, labor, insurance and pension matters and a review of material contracts and contingent liabilities of the Acquired Companies.

               (j) Insurance Policies. Standard lenders' payable endorsements with respect to the insurance policies or other instruments or documents evidencing insurance coverage on the properties of the Company in accordance with Section 6.18;

               (k) Consent of Required Lenders. The Agent shall have received the consent of the Required Lenders as to this Agreement and the amendments to the Prior Credit Agreement contemplated hereunder;

               (l) Windmill Ventures CV and Other Subsidiaries. (i) The Foreign Subsidiary Security Agreement pursuant to which Oshkosh European Holdings SL has 100% of its equity interests pledged to the Agent, (ii) the Foreign Subsidiary Pledge Agreement pursuant to which Windmill Ventures CV pledges the intercompany note of Oshkosh Group BV to the Agent and (iii) the Foreign Subsidiary Guaranty Agreement pursuant to which Windmill Ventures CV guarantees all Obligations under this Agreement and other documentation in form reasonably satisfactory to the Agent, together with an incumbency certificate certified by an officer of each such entity and such other documents and certificates requested by the Agent and, as appropriate joinder and other documentation relating to the other Collateral Documents (including documentation in form reasonably satisfactory to the Agent pursuant to which Windmill Ventures CV has 100% of its equity interests pledged to the Agent);

               (m) Payment of Principal and Interest. Evidence of payment in full by the Company of the outstanding principal amount of all "Revolving Loans" under the Prior Credit Agreement and all accrued and unpaid interest and fees thereunder; and

               (n) Other Documents. Such other approvals, opinions, documents or materials as the Agent or any Lender may request.

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

         5.02 Conditions to All Credit Extensions. The obligation of each Lender to make any Loan to be made by it (including its initial Loan) and the obligation of the Issuer to Issue any Letter of Credit (including the initial Letter of Credit) is subject to the satisfaction of the following conditions precedent on the relevant Borrowing Date or Issuance Date:

               (a) Notice, Application. The Agent shall have received a Notice of Borrowing or in the case of any Issuance of any Letter of Credit, the Issuer and the Agent shall have received an L/C Application or L/C Amendment Application, as required under Section 3.02;

               (b) Continuation of Representations and Warranties. The representations and warranties in Article V shall be true and correct in all material respects on and as of such Borrowing Date or Issuance Date with the same effect as if made on and as of such Borrowing Date or Issuance Date (except to the extent such representations and warranties expressly refer to an earlier date, in which case they shall be true and correct as of such earlier date); and

               (c) No Existing Default. No Default or Event of Default shall exist or shall result from such Borrowing or Issuance.

Each Notice of Borrowing and L/C Application or L/C Amendment Application submitted by the Company hereunder shall constitute a representation and warranty by the Company hereunder, as of the date of each such notice and as of each Borrowing Date or Issuance Date, as applicable, that the conditions in this
Section 5.02 are satisfied.

                                   ARTICLE VI

                         REPRESENTATIONS AND WARRANTIES

         The Company represents and warrants to the Agent and each Lender that both before and after giving effect to the consummation of the transactions contemplated by the Loan Documents (including the Geesink Acquisition):

         6.01 Corporate Existence and Power. The Company, each Subsidiary Borrower and each of its Material Subsidiaries:

               (a) is a corporation duly organized, validly existing and, to the extent applicable to such entity, in good standing under the laws of the jurisdiction of its incorporation;

               (b) has the power and authority and all governmental licenses, authorizations, consents and approvals to own its assets, to carry on its business in all material respects and to execute, deliver, and perform its obligations under the Loan Documents to which it is a party;

               (c) is duly qualified as a foreign corporation in each state in the United States and is licensed and in good standing under the laws of each jurisdiction where its ownership, lease or operation of property or the conduct of its business requires such qualification or license, if applicable to such entity; and

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

               (d) is in compliance with all Requirements of Law; except, in each case referred to in clause (c) or clause (d), to the extent that the failure to do so could not reasonably be expected to have a Material Adverse Effect.

         6.02 Corporate Authorization; No Contravention. The execution, delivery and performance by the Company and its Subsidiaries of this Agreement and each other Loan Document to which such Person is party, have been duly authorized by all necessary corporate action, and do not and will not:

               (a) contravene the terms of any of that Person's Organization Documents;

               (b) conflict with or result in any breach or contravention of, or the creation of any Lien under, any document evidencing any material Contractual Obligation to which such Person is a party or any order, injunction, writ or decree of any Governmental Authority to which such Person or its property is subject; or

               (c) violate any Requirement of Law.

         6.03 Governmental Authorization. Excluding governmental approvals required in connection with the exercise by the Lenders of any security interest in shares of a captive insurance company Subsidiary, no approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority (except those that have been obtained and remain in effect and for recordings or filings in connection with the Liens granted to the Agent under the Collateral Documents) is necessary or required in connection with the execution, delivery or performance by, or enforcement against, the Company or any of its Subsidiaries (other than Non-Material Foreign Subsidiaries) of this Agreement or any other Loan Document.

         6.04 Binding Effect. This Agreement and each other Loan Document to which the Company or any of its Subsidiaries is a party constitute the legal, valid and binding obligations of the Company and any of its Subsidiaries to the extent it is a party thereto, enforceable against such Person in accordance with their respective terms, except as enforceability may be limited by applicable bankruptcy, insolvency, or similar laws affecting the enforcement of creditors' rights generally or by equitable principles relating to enforceability.

         6.05 Litigation. There are no actions, suits, proceedings, claims or disputes pending, or to the best knowledge of the Company, threatened or contemplated, at law, in equity, in arbitration or before any Governmental Authority, against the Company, or its Subsidiaries or any of their respective properties:

               (a) which purport to affect or pertain to this Agreement, any other Loan Document or the Purchase Agreement, or any of the transactions contemplated hereby or thereby; or

               (b) as to which there exists a substantial likelihood of an adverse determination, which determination could reasonably be expected to have a Material Adverse Effect. No injunction, writ, temporary restraining order or any order of any nature has been issued by any court or other Governmental Authority purporting to enjoin or restrain the execution, delivery or performance of this Agreement, any other Loan Document or the Purchase Agreement, or directing that the transactions provided for herein or therein not be consummated as herein or therein provided.

         6.06 No Default. No Default or Event of Default exists or would result from the incurring of any Obligations by the Company or from the grant or perfection of the Liens of the Agent and the Lenders on the Collateral. As of the Second Restatement Date, neither the Company nor any Subsidiary is in default under or with respect to any Contractual Obligation in any respect which, individually or together with all such defaults, could reasonably be expected to have a Material Adverse Effect, or that would, if such default had occurred after the Second Restatement Date, create an Event of Default under subsection 9.01(e).

         6.07 ERISA Compliance. Except as specifically disclosed in Schedule
6.07:

               (a) Each Plan is in compliance in all material respects with the applicable provisions of ERISA, the Code and other federal or state law. Each Plan which is intended to qualify under Section 401(a) of the Code has received a favorable determination letter from the IRS and to the best knowledge of the Company, nothing has occurred which would cause the loss of such qualification. The Company and each ERISA Affiliate has made all required contributions to any Plan subject to Section 412 of the Code, and no application for a funding waiver or an extension of any amortization period pursuant to Section 412 of the Code has been made with respect to any Plan.

               (b) There are no pending or, to the best knowledge of Company, threatened claims, actions or lawsuits, or action by any Governmental Authority, with respect to any Plan which has resulted or could reasonably be expected to result in a Material Adverse Effect. There has been no prohibited transaction or violation of the fiduciary responsibility rules with respect to any Plan which has resulted or could reasonably be expected to result in a Material Adverse Effect.

               (c) (i) No ERISA Event has occurred or is reasonably expected to occur; (ii) no Pension Plan has any Unfunded Pension Liability; (iii) neither the Company nor any ERISA Affiliate has incurred, or reasonably expects to incur, any liability under Title IV of ERISA with respect to any Pension Plan (other than premiums due and not delinquent under Section 4007 of ERISA); (iv) neither the Company nor any ERISA Affiliate has incurred, or reasonably expects to incur, any liability (and no event has occurred which, with the giving of notice under Section 4219 of ERISA, would result in such liability) under
Section 4201 or 4243 of ERISA with respect to a Multiemployer Plan; and (v) neither the Company nor any ERISA Affiliate has engaged in a transaction that could be subject to Section 4069 or 4212(c) of ERISA.

         6.08 Use of Proceeds; Margin Regulations. The proceeds of the Loans are to be used solely for the purposes set forth in and permitted by Section 7.12 and Section 8.07. Neither the Company nor any Subsidiary is generally engaged in the business of purchasing or selling Margin Stock or extending credit for the purpose of purchasing or carrying Margin Stock.

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

         6.09 Title to Properties. The Company and each Material Subsidiary have good record and marketable title in fee simple to, or valid leasehold interests in, all real property necessary or used in the ordinary conduct of their respective businesses, except for such defects in title as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Except as disclosed on Schedule 8.01, as of the Second Restatement Date, the property of the Company and its Subsidiaries is subject to no Liens, other than Permitted Liens.

         6.10 Taxes. Except as disclosed on Schedule 6.10, the Company and its Subsidiaries (other than Non-Material Foreign Subsidiaries) have filed all Federal and other material tax returns and reports required to be filed, and have paid all Federal and other material taxes, assessments, fees and other governmental charges levied or imposed upon them or their properties, income or assets otherwise due and payable, except those which are being contested in good faith by appropriate proceedings and for which adequate reserves have been provided in accordance with GAAP. There is no proposed tax assessment against the Company or any Subsidiary that would, if made, have a Material Adverse Effect.

         6.11 Financial Condition. (a) Each of (i) the audited consolidated financial statements of the Company and its Subsidiaries dated September 30, 2000, and the related consolidated statements of income or operations, shareholders' equity and cash flows for the fiscal year ended on that date, and
(ii) the unaudited consolidated financial statements of the Company and its Subsidiaries dated March 31, 2001 and the related consolidated statements of income or operations, shareholders' equity and cash flows for the six months ended on that date:

                    (x) were prepared in accordance with GAAP consistently applied throughout the period covered thereby, except for the absence of footnotes and as otherwise expressly noted therein, subject, in the case of such unaudited financial statements, to ordinary, good faith year end audit adjustments;

                    (y) fairly present the financial condition of the Company and its Subsidiaries as of the date thereof and results of operations for the period covered thereby; and

                    (z) except as specifically disclosed in Schedule 6.11, show all material indebtedness and other liabilities, direct or contingent, of the Company and its Subsidiaries as of the date thereof.

               (b) Since September 30, 2000, there has been no Material Adverse Effect.

         6.12 Environmental Matters. (a) Except as specifically disclosed in
Schedule 6.12, the on-going operations of the Company and each of its Subsidiaries comply in all respects with all Environmental Laws, except such non-compliance which would not (if enforced in accordance with applicable law) result in liability in excess of $15,000,000 in the aggregate (exclusive of amounts payable under insurance policies and indemnity agreements which the Company or such Subsidiary reasonably expects to receive).

               (b) Except as specifically disclosed in Schedule 6.12, the Company and each of its Material Subsidiaries have obtained all material licenses, permits, authorizations and registrations required under any Environmental Law ("Environmental Permits") and necessary for their respective ordinary course operations, all such Environmental Permits are in good standing, and the Company and each of its Subsidiaries are in compliance with all material terms and conditions of such Environmental Permits.

               (c) Except as specifically disclosed in Schedule 6.12, none of the Company, any of its Subsidiaries or any of their respective present property or operations, is subject to any outstanding written order from or agreement with any Governmental Authority, nor subject to (i) any judicial or docketed administrative proceeding, respecting any Environmental Law, Environmental Claim or Hazardous Material or (ii) to the extent that it could reasonably be expected to have a Material Adverse Effect, any claim, proceeding or written notice from any Person regarding any Environmental Law, Environmental Claim or Hazardous Material.

               (d) Except as specifically disclosed in Schedule 6.12, there are no Hazardous Materials or other conditions or circumstances existing with respect to any property of the Company or any Subsidiary, or arising from operations prior to the Second Restatement Date, of the Company or any of its Subsidiaries that would reasonably be expected to give rise to Environmental Claims with a potential liability of the Company and its Subsidiaries in excess of $15,000,000 in the aggregate for all such conditions, circumstances and properties (exclusive of amounts payable under insurance policies and indemnity agreements which the Company or such Subsidiary reasonably expects to receive). In addition, (i) neither the Company nor any Subsidiary has any underground storage tanks (x) that are not properly registered or permitted under applicable Environmental Laws, or (y) that are leaking or disposing of Hazardous Materials off-site, which in any such case could reasonably be expected to have a Material Adverse Effect, and (ii) the Company and its Material Subsidiaries have met all material notification requirements under applicable Environmental Laws.

         6.13 Collateral Documents. (a) The provisions of each of the Collateral Documents are effective to create in favor of the Agent for the benefit of the Lenders, a legal, valid and enforceable first priority security interest in all right, title and interest of the Company and its Subsidiaries in the collateral described therein, subject only to any Permitted Liens.

               (b) Each Mortgage when delivered will be effective to grant to the Agent for the benefit of the Lenders a legal, valid and enforceable lien on all the right, title and interest of the mortgagor under such Mortgage in the mortgaged property described therein. When each such Mortgage is duly recorded in the offices listed on the schedule to such Mortgage and the mortgage recording fees and taxes in respect thereof are paid and compliance is otherwise had with the formal requirements of state law applicable to the recording of real estate mortgages generally, each such mortgaged property, subject to the encumbrances and exceptions to title set forth therein and any Permitted Liens and except as noted in the title policies delivered to the Agent pursuant to
Section 5.01, is subject to a legal, valid, enforceable and perfected first priority lien; and when financing statements have been filed in the offices specified in such Mortgage, such Mortgage also creates a legal, valid, enforceable and perfected first lien on, and security interest in, all right, title and interest of the Company or such Subsidiary under such Mortgage in all personal property and fixtures covered by such Mortgage, subject to no other Liens, except the encumbrances and exceptions to title set forth therein, as noted in the title policies delivered to the Agent pursuant to Section 5.01 and Permitted Liens.

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

               (c) All representations and warranties of the Company and any of its Subsidiaries party thereto contained in the Collateral Documents are true and correct.

         6.14 Regulated Entities. None of the Company, any Person controlling the Company, or any Subsidiary, is an "Investment Company" within the meaning of the Investment Company Act of 1940. Neither the Company nor any other Borrower is subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act, the Interstate Commerce Act, any state public utilities code, or any other U.S. Federal or state statute or regulation limiting its ability to incur Indebtedness.

         6.15 No Burdensome Restrictions. Neither the Company nor any Subsidiary is a party to or bound by any Contractual Obligation, or subject to any restriction in any Organization Document, or any Requirement of Law, which could reasonably be expected to have a Material Adverse Effect.

         6.16 Copyrights, Patents, Trademarks and Licenses, etc. The Company and its Material Subsidiaries own or are licensed or otherwise have the right to use all of the patents, trademarks, service marks, trade names, copyrights, contractual franchises, authorizations and other rights that are reasonably necessary for the operation of their respective businesses, without conflict with the rights of any other Person. To the best knowledge of the Company, no slogan or other advertising device, product, process, method, substance, part or other material now employed, or now contemplated to be employed, by the Company or any Subsidiary infringes upon any rights held by any other Person, which infringement could reasonably be expected to have a Material Adverse Effect. Except as specifically disclosed in Schedule 6.16, no claim or litigation regarding any of the foregoing is pending or threatened, and no patent, invention, device, application, principle or any statute, law, rule, regulation, standard or code is pending or, to the knowledge of the Company, proposed, which, in either case, could reasonably be expected to have a Material Adverse Effect.

         6.17 Capitalization; Subsidiaries. As of the Second Restatement Date, the Company has no Subsidiaries other than those specifically disclosed in part
(a) of Schedule 6.17 hereto and has no equity investments in any other corporation or entity other than those specifically disclosed in part (b) of
Schedule 6.17. The capitalization of the Company and its Subsidiaries as of the Second Restatement Date is as set forth on part (a) of Schedule 6.17.

         6.18 Insurance. Except as specifically disclosed in Schedule 6.18, the properties of the Company and its Subsidiaries are insured with financially sound and reputable insurance companies not Affiliates of the Company in such amounts, with such deductibles and covering such risks as are customarily carried by companies engaged in similar businesses and are similarly situated.

         6.19 Swap Obligations. Neither the Company nor any of its Subsidiaries has incurred any outstanding obligations under any Swap Contracts, other than Permitted Swap Obligations. The Company has undertaken its own independent assessment of its consolidated assets, liabilities and commitments and has considered appropriate means of mitigating and managing risks associated with such matters and has not relied on any swap counterparty or any Affiliate of any swap counterparty in determining whether to enter into any Swap Contract.

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

         6.20 Solvency. The Company and each of its Material Subsidiaries are Solvent.

         6.21 Subordination Provisions. The subordination provisions contained in the Senior Subordinated Debt Documents are enforceable against the Company and the holders thereof, and the Loans are within the definition of "Senior Debt" included in such provisions.

         6.22 Subsidiary Borrower Supplements. For so long as any Subsidiary shall be a Subsidiary Borrower, the representations and warranties of such Subsidiary in such Subsidiary's Subsidiary Borrower Supplement are true and correct.

         6.23 Acquisition Matters. The Company has delivered to the Agent true, complete and correct copies of the Acquisition Documents (including all schedules, exhibits, annexes, amendments, supplements, modifications and all other documents delivered pursuant thereto or in connection therewith). The Acquisition Documents as originally executed and delivered by the parties thereto have not been amended, waived, supplemented or modified without the consent of the Agent. The representations and warranties of Oshkosh Group BV, Oshkosh European Holdings SL and the Company set forth therein and, to the knowledge of the Company on the date of this Agreement, the representations and warranties of the other parties set forth therein are true and correct in all material respects as of the date thereof. On the date of this Agreement, none of Oshkosh Group BV, Oshkosh European Holdings SL, the Company nor any other party to any of the Acquisition Documents is in default in the performance of or compliance with any provisions under the Acquisition Documents. Subject to the funding of the Loans, hereunder, the Geesink Acquisition has been consummated in accordance with applicable laws and regulations. As of the date of this Agreement, there has been no material adverse change in the business, assets, liabilities (actual or contingent) operations, condition (financial or otherwise) or prospects of the Acquired Companies taken as a whole, as measured against the financial statements of the Acquired Companies as of March 31, 2001. The consummation of the Geesink Acquisition (including the related Investments, incurrence of Indebtedness and other aspects of such acquisition) do not breach, conflict with or contravene the Senior Subordinated Indenture or the notes issued thereunder or any other material Contractual Obligation of the Company or its Subsidiaries (other than Non-Material Foreign Subsidiaries).

         6.24 Full Disclosure. None of the representations or warranties made by the Company or any Subsidiary in the Loan Documents as of the date such representations and warranties are made or deemed made, and none of the statements contained in any exhibit, report, statement or certificate furnished by or on behalf of the Company or any Subsidiary (other than Non-Material Foreign Subsidiaries) in connection with the Loan Documents (including the offering and disclosure materials delivered by or on behalf of the Company to the Lenders prior to the Second Restatement Date), contains any untrue statement of a material fact or omits any material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they are made, not misleading as of the time when made or delivered.

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

                                  ARTICLE VII

                              AFFIRMATIVE COVENANTS

         So long as any Lender shall have any Commitment hereunder, or any Loan or other Obligation shall remain unpaid or unsatisfied, or any Letter of Credit shall remain outstanding, unless the Required Lenders waive compliance in writing:

         7.01 Financial Statements. The Company shall deliver to the Agent, in form and detail satisfactory to the Agent and the Required Lenders, with sufficient copies for each Lender:

               (a) as soon as available, but not later than the earlier of (i) five days after the filing thereof with the SEC and (ii) 105 days after the end of each fiscal year (commencing with the fiscal year ended September 30, 2000), a copy of the audited consolidated balance sheet of the Company and its Subsidiaries as at the end of such year and the related consolidated statements of income, shareholders' equity and cash flows for such year, setting forth in each case in comparative form the figures for the previous fiscal year, and accompanied by the opinion of Arthur Andersen LLP or another nationally-recognized independent public accounting firm ("Independent Auditor") which report shall state that such consolidated financial statements present fairly the financial position for the periods indicated in conformity with GAAP applied on a basis consistent with prior years. Such opinion shall not be qualified or limited because of a restricted or limited examination by the Independent Auditor of any material portion of the Company's or any Subsidiary's records; and

               (b) as soon as available, but not later than the earlier of (i) five days after the filing thereof with the SEC and (ii) 45 days after the end of each of the first three fiscal quarters of each fiscal year (commencing with the fiscal quarter ended December 31, 2000), a copy of the unaudited consolidated balance sheet of the Company and its Subsidiaries as of the end of such fiscal quarter and the related consolidated statements of income, shareholders' equity and cash flows for the period commencing on the first day and ending on the last day of such fiscal quarter, together with a consolidating income statement for such period, and certified by a Responsible Officer as fairly presenting, in accordance with GAAP (subject to ordinary, good faith year-end audit adjustments and the absence of footnotes), the financial position and the results of operations of the Company and the Subsidiaries.

         7.02 Certificates; Other Information. The Company shall furnish to the Agent, with sufficient copies for each Lender:

               (a) concurrently with the delivery of the financial statements referred to in subsection 7.01(a), a certificate of the Independent Auditor stating that in making the examination necessary therefor no knowledge was obtained of any Default or Event of Default, except as specified in such certificate;

               (b) concurrently with the delivery of the financial statements referred to in subsections 7.01(a) and (b), a Compliance Certificate executed by a Responsible Officer;

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

               (c) concurrently with the delivery of the financial statements referred to in subsection 7.01(a), (i) a consolidating balance sheet and income statement for such year (which need not be audited) and, in the case of such income statement, setting forth in comparative form the figures for the previous fiscal year, and (ii) a budget for the next succeeding fiscal year;

               (d) promptly, copies of all financial statements and reports that the Company sends to its shareholders, and copies of all financial statements and regular, periodic or special reports (including Forms 10K, 10Q and 8K) that the Company or any Subsidiary may make to, or file with, the SEC (it being understood that notification to the Agent of actual availability of any of the foregoing on the internet shall constitute the furnishing of same to the Agent); and

               (e) promptly, such additional information regarding the business, financial or corporate affairs of the Company or any Subsidiary as the Agent, at the request of any Lender, may from time to time reasonably request.

         7.03 Notices. The Company shall promptly notify the Agent:

               (a) of the occurrence of any Default or Event of Default, and of the occurrence or existence of any event or circumstance that foreseeably will become a Default or Event of Default;

               (b) of any matter that has resulted or could reasonably be expected to result in a Material Adverse Effect, including, to the extent so applicable, (i) any breach or non-performance of, or any default under, a Contractual Obligation of the Company or any Subsidiary; (ii) any dispute, litigation, investigation, proceeding or suspension between the Company or any Subsidiary and any Governmental Authority; or (iii) the commencement of, or any material development in, any litigation or proceeding affecting the Company or any Subsidiary, including pursuant to any applicable Environmental Laws;

               (c) of the occurrence of any of the following events affecting the Company or any ERISA Affiliate (but in no event more than 10 days after such event becomes known to an officer of the Company or any Subsidiary), and deliver to the Agent and each Lender a copy of any notice with respect to such event that is filed with a Governmental Authority and any notice delivered by a Governmental Authority to the Company or any ERISA Affiliate with respect to such event:

                    (i) an ERISA Event;

                    (ii) a material increase in the Unfunded Pension Liability of any Pension Plan;

                    (iii) the adoption of, or the commencement of contributions to, any Plan subject to Section 412 of the Code by the Company or any ERISA Affiliate resulting in a material contribution obligation; or

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

                    (iv) the adoption of any amendment to a Plan subject to
     Section 412 of the Code, if such amendment results in a material increase in contributions or Unfunded Pension Liability.

               (d) of any material change in accounting policies or financial reporting practices by the Company or any of its consolidated Subsidiaries; and

               (e) upon, but in no event later than 15 days after, any officer of the Company or any Subsidiary becoming aware of (i) any and all enforcement, investigation, cleanup, removal or other governmental or regulatory actions instituted, completed or threatened against the Company or any Subsidiary or any of their respective properties pursuant to any applicable Environmental Laws which could reasonably be expected to have a Material Adverse Effect, (ii) all other material Environmental Claims, and (iii) any environmental or similar condition on any real property adjoining or in the vicinity of the property of the Company or any Subsidiary that could reasonably be anticipated to cause such property of the Company or such Subsidiary or any part thereof to be subject to any material restrictions on the ownership, occupancy, transferability or use of such property under any Environmental Laws.

               Each notice under this Section shall be accompanied by a written statement by a Responsible Officer setting forth details of the occurrence referred to therein, and stating what action the Company or any affected Subsidiary proposes to take with respect thereto and at what time. Each notice under subsection 7.03(a) shall describe with particularity any and all clauses or provisions of this Agreement or other Loan Document that have been (or foreseeably will be) breached or violated.

         7.04 Preservation of Corporate Existence, Etc. Except as otherwise expressly permitted hereby, the Company shall, and shall cause each Subsidiary (other than Subsidiaries with no material assets) to:

               (a) preserve and maintain in full force and effect its corporate existence and good standing (if applicable) under the laws of its state or jurisdiction of incorporation, except to the extent otherwise expressly permitted herein;

               (b) preserve and maintain in full force and effect all governmental rights, privileges, qualifications, permits, licenses and franchises necessary or desirable in the normal conduct of its business except in connection with transactions permitted by Section 8.03 and sales of assets permitted by Section 8.02;

               (c) use reasonable efforts, in the ordinary course of business, to preserve its business organization and goodwill except to the extent otherwise expressly permitted herein; and

               (d) preserve or renew all of its registered patents, trademarks, trade names and service marks, the non-preservation of which could reasonably be expected to have a Material Adverse Effect.

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

Except with respect to those Subsidiaries set forth on Schedule 7.04, the Company shall cause each Subsidiary which is a Wholly-Owned Subsidiary as of the Second Restatement Date to continue to exist as a Wholly-Owned Subsidiary so long as it shall be a Subsidiary.

         7.05 Maintenance of Property. The Company shall maintain, and shall cause each Subsidiary to maintain, and preserve all its property which is used or useful in its business in good working order and condition, ordinary wear and tear excepted, and make all necessary repairs thereto and renewals and replacements thereof except where the failure to do so could not reasonably be expected to have a Material Adverse Effect.

         7.06 Insurance. In addition to insurance requirements set forth in the Collateral Documents, the Company shall maintain, and shall cause each Subsidiary to maintain, with financially sound and reputable independent insurers, insurance with respect to its properties and business against loss or damage of the kinds customarily insured against by Persons engaged in the same or similar business, of such types and in such amounts as are customarily carried under similar circumstances by such other Persons; including workers' compensation insurance, public liability and property and casualty insurance which amount shall not be materially reduced by the Company in the absence of 30 days' prior written notice to the Agent; provided that self insurance of risks and in amounts customary in the Company's industry shall be permitted. All casualty insurance maintained by the Company shall name the Agent as loss payee and all liability insurance shall name the Agent as additional insured for the benefit of the Lenders, as their interests may appear. Upon request of the Agent or any Lender, the Company shall furnish the Agent, with sufficient copies for each Lender, at reasonable intervals (but not more than once per calendar year) a certificate of a Responsible Officer of the Company (and, if requested by the Agent, any insurance broker of the Company) setting forth the nature and extent of all insurance maintained by the Company and its Subsidiaries in accordance with this Section or any Collateral Documents (and which, in the case of a certificate of a broker, were placed through such broker).

         7.07 Payment of Obligations. The Company shall, and shall cause each Subsidiary to, pay and discharge as the same shall become due and payable, all their respective obligations and liabilities, including:

               (a) all tax liabilities, assessments and governmental charges or levies upon it or its properties or assets, unless the same are being contested in good faith by appropriate proceedings and adequate reserves in accordance with GAAP are being maintained by the Company or such Subsidiary; and

               (b) all material lawful claims which, if unpaid, would by law become a Lien upon its property in violation of Section 8.01.

         7.08 Compliance with Laws. The Company shall comply, and shall cause each Subsidiary to comply, in all material respects with all material Requirements of Law of any Governmental Authority having jurisdiction over it or its business (including the Federal Fair Labor Standards Act), except such as may be contested in good faith or as to which a bona fide dispute may exist.

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

         7.09 Compliance with ERISA. The Company shall, and shall cause each of its ERISA Affiliates to: (a) maintain each Plan in compliance in all material respects with the applicable provisions of ERISA, the Code and other federal or state law; (b) cause each Plan which is qualified under Section 401(a) of the Code to maintain such qualification; and (c) make all required contributions to any Plan subject to Section 412 of the Code; to the extent that any failure to comply with any such provision could reasonably be expected to result in liabilities in excess of $3,000,000 for all such failures in the aggregate.

         7.10 Inspection of Property and Books and Records. The Company shall maintain and shall cause each Subsidiary to maintain proper books of record and account, in which full, true and correct entries in conformity with GAAP consistently applied shall be made of all financial transactions and matters involving the assets and business of the Company and such Subsidiary. The Company shall permit, and shall cause each Subsidiary to permit, representatives and independent contractors of the Agent or any Lender to visit and inspect any of their respective properties, to examine their respective corporate, financial and operating records, and make copies thereof or abstracts therefrom, and to discuss their respective affairs, finances and accounts with their respective directors, officers, and independent public accountants, all at such reasonable times during normal business hours and as often as may be reasonably desired, upon reasonable advance notice to the Company; provided, however, when an Event of Default exists the Agent or any Lender may do any of the foregoing at the expense of the Company at any time during normal business hours and without advance notice; provided, further, that neither the Agent nor any Lender shall conduct any environmental testing of any owned or leased facility of the Company or any Subsidiary without the prior written consent of the Company, which shall not unreasonably be withheld.

         7.11 Environmental Laws. (a) The Company shall, and shall cause each Subsidiary to, conduct its operations and keep and maintain its property in compliance with all Environmental Laws, the violation of which could reasonably be expected to result in liability to the Company and its Subsidiaries in excess of $15,000,000 in the aggregate (net of any payments under insurance policies or indemnity agreements which the Company or such Subsidiary reasonably expects to receive).

               (b) Upon the written request of the Agent or any Lender, the Company shall submit and cause each of its Subsidiaries to submit, to the Agent with sufficient copies for each Lender, at the Company's sole cost and expense, at reasonable intervals, a report providing an update of the status of any environmental, health or safety compliance, hazard or liability issue identified in any notice or report required pursuant to subsection 7.03(e), that could, individually or in the aggregate, result in liability in excess of $15,000,000 (net of any payments under insurance policies or indemnity agreements which the Company or such Subsidiary reasonably expects to receive).

         7.12 Use of Proceeds. The Company shall use the proceeds of the Loans
(a) to directly or indirectly finance the Geesink Acquisition, (b) to pay fees and expenses related to the Geesink Acquisition, (c) to make investments in the Acquired Companies, (d) to finance Acquisitions made in accordance with Section
8.04 and (e) for working capital, capital expenditures and other general corporate purposes not in contravention of any Requirement of Law or of any Loan


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Document; provided, however, the proceeds of Term Loan B shall be used solely for the purposes described in subsections (a), (b) and (c) above.

         7.13 Further Assurances. (a) The Company shall ensure that all written information, exhibits and reports furnished to the Agent or the Lenders do not and will not contain any untrue statement of a material fact and do not and will not omit to state any material fact or any fact necessary to make the statements contained therein not misleading in light of the circumstances in which made, and will promptly disclose to the Agent and the Lenders and correct any defect or error that may be discovered therein or in any Loan Document or in the execution, acknowledgment or recordation thereof.

               (b) Promptly upon request by the Agent or the Required Lenders, the Company shall (and shall cause any of its Subsidiaries to) do, execute, acknowledge, deliver, record, re-record, file, re-file, register and re-register, any and all such further acts, deeds, conveyances, security agreements, mortgages, assignments, estoppel certificates, financing statements and continuations thereof, termination statements, notices of assignment, transfers, certificates, assurances and other instruments the Agent or such Lenders, as the case may be, may reasonably require from time to time in order
(i) to carry out more effectively the purposes of this Agreement or any other Loan Document, (ii) to subject to the Liens created by any of the Collateral Documents any of the properties, rights or interests covered by any of the Collateral Documents, (iii) to perfect and maintain the validity, effectiveness and priority of any of the Collateral Documents and the Liens intended to be created thereby, and (iv) to better assure, convey, grant, assign, transfer, preserve, protect and confirm to the Agent and Lenders the rights granted or now or hereafter intended to be granted to the Lenders under any Loan Document or under any other document executed in connection therewith.

         7.14 Additional Guaranties and Personal Property Pledge. Effective upon any Person (a) becoming a Domestic Subsidiary (other than (w) any Domestic Subsidiary with less than 2.0% of the total assets of the Company and its Subsidiaries (other than Leasing Subsidiaries), (x) any Leasing Subsidiary, (y) any Securitization Subsidiary and (z) any captive insurance company Subsidiary) or (b) becoming or being required to become a "Subsidiary Guarantor" under the Senior Subordinated Indenture or a guarantor of any other subordinated Indebtedness of the Company or any Domestic Subsidiary, such Person shall (except in the case of Oshkosh European Holdings SL, Oshkosh Group BV and Geesink Group BV) (i) join as a Guarantor under the Subsidiary Guaranty and the Subsidiary Security Agreement pursuant to amendments thereto in form and substance acceptable to the Agent, (ii) provide an intercompany note to the Company which shall be pledged to the Agent pursuant to the Pledge Agreement and
(iii) provide such other of the items specified in subsection 5.01(h) as shall be applicable thereto, in each case in form and substance acceptable to Agent; provided, that any Domestic Subsidiary which does not become a party to the Subsidiary Guaranty and the Subsidiary Security Agreement because it does not satisfy the requirement in clause (w) above shall execute the Subsidiary Guaranty and the Subsidiary Security Agreement if it subsequently acquires sufficient assets to satisfy such requirement; provided, further, that if all Domestic Subsidiaries (other than Leasing Subsidiaries) which are not party to the Subsidiary Guaranty and the Subsidiary Security Agreement hold 4.0% or more of the total assets of the Company and its Subsidiaries (other than Leasing Subsidiaries), then such Domestic Subsidiaries shall promptly execute the Subsidiary


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

Guaranty and the Subsidiary Security Agreement so that, upon such execution, such 4.0% threshold is no longer exceeded. The Company shall promptly notify the Agent at any time at which, in accordance with this Section 7.14, any Subsidiary shall be required to join as a guarantor under the Subsidiary Guaranty and the Subsidiary Security Agreement, with such determinations to be made based on the average assets of the relevant Subsidiary and other entities over the prior 12-month period.

         7.15 Additional Real Property. Concurrent with (a) the acquisition by the Company or any Domestic Subsidiary of any parcel of property which has a value in excess of $5,000,000 or (b) the acquisition or lease by the Company or any Domestic Subsidiary of any parcel of property which, in the Agent's determination, is otherwise of significant value to the operations of the Company and its Subsidiaries, unless the Required Lenders shall otherwise direct, the Company shall, or shall cause such Domestic Subsidiary to, execute and deliver to the Agent a Mortgage on such parcel or leasehold substantially in the form of the applicable Mortgages executed and delivered on the Closing Date, together with such other of the items specified in subsection 5.01(g) as shall be applicable thereto, in each case in form and substance acceptable to the Agent.

         7.16 Additional Pledge. Effective upon any Person becoming a Subsidiary of the Company or any of its Subsidiaries (including without limitation any Leasing Subsidiary), the Company shall, and shall cause each Domestic Subsidiary to, pledge the stock or other equity interests thereof held by it to the Agent pursuant to documentation reasonably acceptable to the Agent; provided, that the equity interests of Securitization Subsidiaries and Oshkosh/McNeilus Financial Services Partnership need not be pledged at any time; provided, further, that only 65% of the equity interests of any Foreign Subsidiary shall be required to be pledged (except that the Company shall cause to be so pledged to the Agent 100% of the equity interests of (i) Windmill Ventures CV and Oshkosh European Holdings SL and (ii) any other Foreign Subsidiary (whether or not a first-tier Foreign Subsidiary) for so long as any such Foreign Subsidiary is a "Subsidiary Guarantor" under the Senior Subordinated Indenture and so long as such pledge is permitted by applicable law, in light of the current Loan structure hereunder (and upon any such Foreign Subsidiary ceasing to be such a Subsidiary Guarantor, then so long as no Default or Event of Default has occurred and is continuing the Agent shall release the pledge of any equity interest in such Foreign Subsidiary which would not have been required but for this proviso)).

                                  ARTICLE VIII

                               NEGATIVE COVENANTS

         So long as any Lender shall have any Commitment hereunder, or any Loan or other Obligation shall remain unpaid or unsatisfied, or any Letter of Credit shall remain outstanding, unless the Required Lenders waive compliance in writing:

         8.01 Limitation on Liens. The Company shall not, and shall not suffer or permit any Subsidiary to, directly or indirectly, make, create, incur, assume or suffer to exist any Lien upon


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or with respect to any part of its property, whether now owned or hereafter acquired, other than the following ("Permitted Liens"):

               (a) any Lien existing on property of the Company or any Subsidiary on the Second Restatement Date and set forth in Schedule 8.01 securing Indebtedness outstanding on such date;

               (b) any Lien created under any Loan Document;

               (c) Liens for taxes, fees, assessments or other governmental charges (other than any Lien imposed by ERISA or in respect of environmental obligations) which are not delinquent or remain payable without penalty, or to the extent that non-payment thereof is permitted by Section 7.07, provided that no notice of lien has been filed or recorded under the Code;

               (d) carriers', warehousemen's, mechanics', landlords', materialmen's, repairmen's or other similar Liens arising in the ordinary course of business which are not delinquent or remain payable without penalty or which are being contested in good faith and by appropriate proceedings, which proceedings have the effect of preventing the forfeiture or sale of the property subject thereto;

               (e) Liens (other than any Lien imposed by ERISA) consisting of pledges or deposits required in the ordinary course of business in connection with workers' compensation, unemployment insurance and other social security legislation;

               (f) Liens on the property of the Company or its Subsidiaries securing (i) the non-delinquent performance of bids, trade contracts (other than for borrowed money), leases, statutory obligations, (ii) Contingent Obligations in connection with performance bonds, Surety Bonds and appeal bonds, and (iii) other non-delinquent obligations of a like nature, in each case, incurred in the ordinary course of business; provided that all such Liens in the aggregate could not (taking into account the probable likelihood of their being enforced) reasonably be expected to cause a Material Adverse Effect;

               (g) Liens consisting of judgment or judicial attachment liens, provided that the enforcement of such Liens is effectively stayed and the obligations secured by all such Liens in the aggregate at any time outstanding for the Company and its Subsidiaries do not exceed $5,000,000;

               (h) easements, rights-of-way, restrictions and other similar encumbrances incurred in the ordinary course of business which, in the aggregate, are not substantial in amount, and which do not in any case materially detract from the value of the property subject thereto or interfere with the ordinary conduct of the businesses of the Company and its Subsidiaries;

               (i) Liens on assets of corporations which become Subsidiaries after the Second Restatement Date; provided, however, that such Liens existed at the time the respective corporations became Subsidiaries and were not created in anticipation thereof and the obligations secured by all such Liens in the aggregate at any time outstanding do not exceed (i) $25,000,000, less (ii) amounts outstanding under paragraphs (j) and (p);

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

               (j) purchase money security interests on any property acquired or held by the Company or its Subsidiaries, securing Indebtedness incurred or assumed for the purpose of financing all or any part of the cost of acquiring such property; provided that (i) any such Lien attaches to such property concurrently with or within 20 days after the acquisition thereof, (ii) such Lien attaches solely to the property so acquired in such transaction and other like assets in respect of which financing was provided by the same lender to the obligor of such Indebtedness, (iii) the principal amount of the debt secured thereby does not exceed 100% of the cost of such property, and (iv) the principal amount of the Indebtedness secured by any and all such purchase money security interests shall not at any time exceed, together with Indebtedness permitted under subsection 8.05(d), (i) $25,000,000, less (ii) amounts outstanding under paragraphs (i) and (p);

               (k) Liens securing obligations in respect of capital leases on assets subject to such leases, provided that such capital leases are otherwise permitted hereunder;

               (l) Liens arising solely by virtue of any statutory or common law provision relating to banker's liens, rights of set-off or similar rights and remedies as to deposit accounts or other funds maintained with a creditor depository institution; provided that (i) such deposit account is not a dedicated cash collateral account and is not subject to restrictions against access by the Company or any Subsidiary in excess of those set forth by regulations promulgated by the FRB, and (ii) such deposit account is not intended by the Company or any Subsidiary to provide collateral to the depository institution;

               (m) Liens on vehicles or related property securing obligations under any Floor Plan Financing Facility incurred in the ordinary course of business; provided, that the aggregate principal amount of all obligations at any time outstanding under all Floor Plan Financing Facilities after giving effect to such incurrence does not exceed the total cost of the vehicles and equipment securing such obligations;

               (n) Liens on assets acquired with the proceeds of industrial revenue bonds securing Indebtedness incurred or assumed to acquire such property; provided, that the obligations secured by such Liens do not exceed $20,000,000 in the aggregate at any time outstanding for the Company and its Subsidiaries;

               (o) Liens upon assets of any Securitization Subsidiary relating to any Permitted Securitization;

               (p) Liens securing other obligations of the Company and its Subsidiaries not to exceed in the aggregate at any one time outstanding (i) $25,000,000 less (ii) amounts outstanding under paragraphs (i) and (j); and

               (q) Escrow rights of the Ministry of Defense of the United Kingdom relative to drawings and other related intellectual property related to the Company's contracts with such Ministry.

         8.02 Disposition of Assets. The Company shall not, and shall not suffer or permit any Subsidiary to, directly or indirectly, (x) issue any equity interests of any Subsidiary to any Person which is not the Company or a Subsidiary or (y) sell, assign, lease, convey, transfer or otherwise


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dispose of (whether in one or a series of transactions) any property, including accounts and notes receivable, with or without recourse (each, an "Asset Disposition"), or enter into any agreement to do any of the foregoing, except:

               (a) dispositions of inventory, or used, worn-out or surplus equipment, all in the ordinary course of business;

               (b) the sale of equipment to the extent that such equipment is exchanged for credit against the purchase price of similar replacement equipment;

               (c) Asset Dispositions by the Company or any Subsidiary that are not otherwise permitted under this Section 8.02 to the extent that proceeds from such dispositions are either (i) reinvested by the Company or such Subsidiary in similar property within 180 days of such disposition (or within 210 days of such disposition in the event that the Company or such Subsidiary has entered into a legal, valid and binding contract to reinvest such proceeds within such 180 day period) or (ii) applied towards the purchase price of an Acquisition otherwise permitted pursuant to the provisions of this Agreement within 180 days of such disposition;

               (d) Asset Dispositions by the Company or any Subsidiary to any Wholly-Owned Subsidiary that is party to the Subsidiary Guaranty and Asset Dispositions permitted by Section 8.03(c);

               (e) sales of accounts receivable and related rights (and of rights as lessor under capitalized leases and related equipment and rights) to or by a Securitization Subsidiary pursuant to a Permitted Securitization;

               (f) sale/leaseback transactions involving an aggregate consideration not to exceed $10,000,000 after the date hereof;

               (g) the transfer of Lease Assets to Leasing Subsidiaries solely in connection with Leasing Transactions;

               (h) the sale or other disposition of the assets or stock of Summit Performance Systems, Inc. in exchange for cash or a promissory note; provided, that any such promissory note is pledged to the Agent pursuant to the Pledge Agreement;

               (i) Asset Dispositions that are not otherwise permitted in this
Section 8.02 and which are of property located outside of the United States; provided; that the aggregate fair market value of all such property disposed of after the date hereof (valued at the time of disposition) shall not exceed $12,500,000;

               (j) Asset Dispositions of property (1) acquired pursuant to
Section 8.04(a) or (2) acquired as an Investment pursuant to Section 8.04(b)-(q); provided, that the aggregate fair market value of such property referred to in clause (2) shall not exceed $10,000,000 after the date hereof;

               (k) the granting of non-exclusive licenses of patents, trademarks and copyrights by the Company or any Subsidiary;

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

               (l) Asset Dispositions identified on Schedule 8.02;

               (m) sales at a discount in the ordinary course of business of accounts receivable arising out of sales by the Company or its Domestic Subsidiaries to Persons domiciled outside of the United States; and

               (n) dispositions not otherwise permitted hereunder which are made for fair market value; provided, that (i) at the time of any disposition, no Event of Default shall exist or shall result from such disposition, (ii) at least 75% of the aggregate sales price from such dispositions shall be paid in cash, and (iii) the aggregate value of all assets so sold by the Company and its Subsidiaries after the date hereof, together, shall not (x) represent more than 10% of Net Worth, as would be shown in the consolidated financial statements of the Company and its Subsidiaries as at the end of the fiscal quarter next preceding the date on which such determination is made, or (y) be responsible for more than 10% of the consolidated net revenues or consolidated net income of the Company and its Subsidiaries for the 12-month period ending as of the end of the fiscal quarter next preceding the date of determination.

         8.03 Consolidations and Mergers. The Company shall not, and shall not suffer or permit any Subsidiary to, merge, consolidate with or into, or convey, transfer, lease or otherwise dispose of (whether in one transaction or in a series of transactions) all or substantially all of its assets (whether now owned or hereafter acquired) to or in favor of any Person, except:

               (a) any Wholly-Owned Subsidiary may merge with another Wholly-Owned Subsidiary, provided, that pursuant to this subsection (a), a Foreign Subsidiary may only merge with another Foreign Subsidiary and a Domestic Subsidiary may only merge with another Domestic Subsidiary;

               (b) any Subsidiary may merge with the Company, provided that (i) the Company shall be the continuing or surviving corporation, or with any one or more Subsidiaries, and (ii) if any transaction shall be between a Subsidiary and a Wholly-Owned Subsidiary, the Wholly-Owned Subsidiary shall be the continuing or surviving corporation;

               (c) another Person organized under the laws of any state of the United States may merge with or consolidate into the Company or any Subsidiary so long as (i) no Default or Event of Default shall have occurred and be continuing either before or after giving effect to such transaction (determined in respect of Sections 8.16, 8.17, 8.18, 8.19 and 8.20 on a pro forma basis as of the last day of the prior fiscal quarter), (ii) the Company or such Subsidiary is the surviving Person, and (iii) all applicable legal requirements have been satisfied;

               (d) any Subsidiary may transfer, dispose of or sell all or substantially all of its assets (upon voluntary liquidation or otherwise), to the Company or another Wholly-Owned Subsidiary;

               (e) the Company may merge with a corporation organized under the laws of any state of the United States solely for the purpose of reincorporating in such other state so long as (i) the surviving Person assumes the Company's Obligations under the Loan Documents


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

pursuant to a written instrument reasonably satisfactory to the Agent and (ii) no Default or Event of Default has occurred and is continuing or would occur after giving effect thereto; and

               (f) the Company or any Subsidiary may sell or transfer assets to effect an Investment in a Joint Venture permitted by Section 8.04(e).

         8.04 Loans and Investments. The Company shall not purchase or acquire, or suffer or permit any Subsidiary to purchase or acquire, or make any commitment therefor, any capital stock, equity interest, or any obligations or other securities of, or any interest in, any Person, or make or commit to make any Acquisitions, or make or commit to make any advance, loan, extension of credit or capital contribution to or any other investment in, any Person including any Affiliate of the Company (together, "Investments"), except for:

               (a) Investments held by the Company or Subsidiary in the form of cash equivalents or short term marketable securities;

               (b) extensions of credit in the nature of accounts receivable or notes receivable arising from the sale or lease of goods or services in the ordinary course of business;

               (c) Investments by the Company or any Subsidiary in Wholly-Owned Subsidiaries party to the Subsidiary Guaranty and other Indebtedness incurred pursuant to subsection 8.05(e);

               (d) Investments incurred in order to consummate Acquisitions otherwise permitted herein, provided that (i) without the prior written consent of the Required Lenders, the aggregate consideration (consisting of cash paid plus assumption of Indebtedness) for Acquisitions undertaken by the Company and its Subsidiaries (other than the pending Acquisitions described on Schedule 8.04(d)) shall not exceed $35,000,000 for any single Acquisition or series of related Acquisitions or $100,000,000 in the aggregate for all such Acquisitions consummated after the Second Restatement Date, (ii) such Acquisitions are undertaken in accordance with all applicable Requirements of Law, (iii) the prior, effective written consent or approval to such Acquisition of the board of directors or equivalent governing body of the acquiree is obtained, (iv) the Company provides the Agent and the Lenders with a certificate at least ten days prior to the consummation of such Acquisition evidencing that, after giving effect to such Acquisition, no Default or Event of Default would occur (as determined in respect of Sections 8.16, 8.17, 8.18, 8.19 and 8.20 on a pro forma basis as of the last day of the preceding fiscal quarter); provided, however, that such requirement may be waived by the Agent in its sole and absolute discretion in respect of any Acquisition with a total consideration of $10,000,000 or less; and (v) the Person or business which is the subject of such Acquisition is in the same or similar line of business as the Company and its Subsidiaries or another business relating thereto.

               (e) Investments in Joint Ventures (other than Leasing Subsidiaries) not exceeding $35,000,000 in the aggregate after the Second Restatement Date;

               (f) Investments constituting Permitted Swap Obligations or payments or advances under Swap Contracts relating to Permitted Swap Obligations;

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

               (g) loans, advances and progress payments to vendors of the Company and its Subsidiaries, or suppliers to such vendors, to enable such vendors and suppliers to purchase goods or parts to be processed and sold to the Company and its Subsidiaries in the ordinary course of business and consistent with past practices;

               (h) loans and advances to officers, directors and employees of the Company and its Subsidiaries not to exceed $2,500,000 in the aggregate at any one time outstanding;

               (i) Investments (including debt obligations) received in connection with the bankruptcy or reorganization of suppliers and customers and in settlement of delinquent obligations of, and other disputes with, customers and suppliers arising in the ordinary course of business;

               (j) loans and advances to sales representatives of the Company or its Subsidiaries in the ordinary course of business and consistent with past practices;

               (k) Investments (i) by the Company or any Subsidiary in Subsidiaries to the extent not permitted under clause (c) above and (ii) incurred in order to consummate Acquisitions of (x) assets located outside the United States or (y) Persons which are not organized under the laws of the United States or any state thereof; provided, that the aggregate cash consideration paid therefor after the Second Restatement Date shall not exceed $35,000,000; provided, further, that any such Investment made in order to consummate an Acquisition shall be made in compliance with clauses (ii), (iii),
(iv) and (v) of paragraph (d) above;

               (l) Cash Investments in Leasing Subsidiaries consisting exclusively of Lease Assets solely in connection with the consummation of Leasing Transactions and additional Investments in Leasing Subsidiaries consisting of cash and other property in an amount not to exceed either (i) the sum of (A) $25,000,000 plus (B) the aggregate cash dividends or distributions paid by the Leasing Subsidiaries after the Second Restatement Date, or (ii) $10,000,000 in any fiscal year;

               (m) Investments aggregating not in excess of $10,000,000 made after the date hereof in a Subsidiary which is a captive insurance company; (n) Investments aggregating not in excess of $125,000 made after the date hereof in Securitization Subsidiaries;

               (o) Investments of a nature not contemplated by the foregoing clauses hereof that are outstanding as of the Second Restatement Date and set forth in Schedule 8.04 (o) hereto;

               (p) Investments in Subsidiaries of up to the Dollar equivalent of 150,000,000 Euros in order to consummate the Geesink Acquisition, as set forth on Schedule 8.04(p); and

               (q) Other Investments aggregating no more than $10,000,000 after the date hereof.

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         8.05 Limitation on Indebtedness. The Company shall not, and shall not suffer or permit any Subsidiary to, create, incur, assume, suffer to exist, or otherwise become or remain directly or indirectly liable with respect to, any Indebtedness, except:

               (a) Indebtedness incurred pursuant to this Agreement;

               (b) Indebtedness consisting of Contingent Obligations permitted pursuant to Section 8.08;

               (c) Indebtedness existing on the Second Restatement Date and set forth in Schedule 8.05;

               (d) Indebtedness incurred in connection with leases permitted pursuant to Section 8.10;

               (e) (i) unsecured Indebtedness owed (A) to the Company or any Wholly-Owned Subsidiary which is a Guarantor (B) by any Subsidiary or by the Company or any Wholly-Owned Subsidiary which is a Guarantor to any Wholly-Owned Subsidiary which is a Guarantor so long as it is evidenced by a note pledged to the Agent, (ii) unsecured Indebtedness owed by the Company or any non-Guarantor Subsidiary to any non-Guarantor Subsidiary or the Company and (iii) unsecured Indebtedness owed by the Company to any Leasing Subsidiary to the extent of funds advanced to the Company in connection with the Company's cash pooling arrangements.

               (f) Indebtedness evidenced by the Senior Subordinated Notes;

               (g) unsecured Indebtedness incurred on a subordinated basis on terms (other than interest and fees, which shall be at a market rate) not materially less favorable (or in the case of terms of subordination, no less favorable) to the Lenders than those of the Senior Subordinated Notes or on such other terms and conditions approved by the Agent and the Required Lenders;

               (h) unsecured Indebtedness owed to former McNeilus shareholders in an aggregate principal amount not to exceed $3,300,000 at any one time outstanding;

               (i) Indebtedness which represents deferred purchase price obligations of the Company or a Subsidiary incurred in connection with (i) Acquisitions permitted by Section 8.04(d) or (ii) the Purchase Agreement;

               (j) Indebtedness of Securitization Subsidiaries which is non-recourse to the Company or any other Subsidiary and which is incurred in connection with a Permitted Securitization;

               (k) Indebtedness incurred in connection with the issuance of industrial revenue bonds in a principal amount not to exceed $20,000,000 at any one time outstanding; and

               (l) other Indebtedness with an aggregate principal amount not to exceed $45,000,000 at any time outstanding.

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         8.06 Transactions with Affiliates. The Company shall not, and shall not suffer or permit any Subsidiary to, enter into any transaction with any Affiliate of the Company, except upon fair and reasonable terms no less favorable to the Company or such Subsidiary than would obtain in a comparable arm's-length transaction with a Person not an Affiliate of the Company or such Subsidiary and except for the following:

               (a) any employment or severance agreement and any amendment thereto entered into by the Company or any of its Subsidiaries in the ordinary course of business;

               (b) transactions between (i) the Company and any Guarantor, (ii) Guarantors, (iii) the Company or any Subsidiary and any Leasing Subsidiary (including the contribution of overhead costs consistent with past practice) in the ordinary course of business or (iv) non-Guarantor Subsidiaries;

               (c) the payment of reasonable directors' fees and benefits, provided that the amount of such fees and benefits paid to any Affiliate does not exceed the amount of such fees and benefits paid to any Person who is not otherwise an Affiliate of the Company;

               (d) payments permitted pursuant to Section 8.11 and transactions permitted pursuant to Section 8.04 or Section 8.08;

               (e) the provision of officers' and directors' indemnification and insurance in the ordinary course of business to the extent permitted by applicable law; and

               (f) the payment of employee salaries, bonuses and employee benefits in the ordinary course of business (including the payment of commissions on behalf of any Leasing Subsidiary by the Company or any of its Subsidiaries consistent with past practices and in the ordinary course of business).

         8.07 Use of Proceeds. The Company shall not, and shall not suffer or permit any Subsidiary to, use any portion of the proceeds of any Loan or any Letter of Credit, directly or indirectly, (i) to purchase or carry Margin Stock,
(ii) to repay or otherwise refinance indebtedness of the Company or others incurred to purchase or carry Margin Stock, (iii) to extend credit for the purpose of purchasing or carrying any Margin Stock, or (iv) to acquire any security in any transaction that is subject to Section 13 or 14 of the Exchange Act.

         8.08 Contingent Obligations. The Company shall not, and shall not suffer or permit any Subsidiary to, create, incur, assume or suffer to exist any Contingent Obligations except:

               (a) endorsements for collection or deposit in the ordinary course of business;

               (b) Permitted Swap Obligations;

               (c) Contingent Obligations of the Company and its Subsidiaries existing as of the Second Restatement Date and listed in Schedule 8.08;

               (d) Contingent Obligations with respect to Indebtedness of the Company's Wholly-Owned Subsidiaries permitted pursuant to Section 8.05;

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

               (e) Contingent Obligations with respect to Surety Instruments incurred by the Company and its Subsidiaries (including on behalf of third parties) in the ordinary course of business;

               (f) Contingent Obligations of the Company and its Wholly-Owned Subsidiaries in respect of leasing programs with financial institutions mutually acceptable to the Company and the Agent in an amount not to exceed $2,000,000 incurred per year (up to a maximum of $7,000,000 at any one time outstanding), without duplication of amounts covered by subsection (j) below;

               (g) Contingent Obligations with respect to letters of credit issued to support Indebtedness incurred in connection with industrial revenue bonds permitted pursuant to Section 8.05(h) with an aggregate face amount not exceeding at any time $20,000,000;

               (h) Contingent Obligations of any Subsidiary which is a captive insurance company Subsidiary which are incurred in the ordinary course of its business and are non-recourse to the Company and its other Subsidiaries;

               (i) Contingent Obligations of the Company's Subsidiaries arising from their becoming a "Subsidiary Guarantor" under the Senior Subordinated Indenture to the extent that such Subsidiaries have complied with Section 7.14 (provided, that Oshkosh European Holdings SL, Oshkosh Group BV and Geesink Group BV shall not be required to comply with such Section 7.14);

               (j) Contingent Obligations which are recorded as liabilities on the balance sheet of the Company and its Subsidiaries in accordance with GAAP;

               (k) Contingent Obligations aggregating up to $20,000,000 in respect of which the Company or its Subsidiaries have contractual indemnification rights against a third party; and

               (l) other Contingent Obligations (except in respect of obligations of Leasing Subsidiaries) not exceeding at any time $25,000,000 in the aggregate in respect of the Company and its Subsidiaries together.

         8.09 Joint Ventures. The Company shall not, and shall not suffer or permit any Subsidiary to enter into any Joint Venture, other than (a) in the ordinary course of business and (b) in compliance with subsection 8.04(e).

         8.10 Lease Obligations. The Company shall not, and shall not suffer or permit any Subsidiary to, create or suffer to exist any obligations of the Company or any Subsidiary for the payment of rent for any property under lease or agreement to lease, except for:

               (a) leases of the Company and of Subsidiaries in existence on the Second Restatement Date and any renewal, extension or refinancing thereof;

               (b) operating leases entered into by the Company or any Subsidiary after the Second Restatement Date in the ordinary course of business;

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

               (c) leases entered into by the Company or any Subsidiary after the Second Restatement Date pursuant to sale-leaseback transactions entered into in the ordinary course of business; and

               (d) capital leases other than those permitted under clauses (a) and (c) of this Section, entered into by the Company or any Subsidiary after the Second Restatement Date to finance the acquisition of equipment.

         8.11 Restricted Payments. The Company shall not, and shall not suffer or permit any Subsidiary to, declare or make any dividend payment or other distribution of assets, properties, cash, rights, obligations or securities on account of any shares of any class of its capital stock, or purchase, redeem or otherwise acquire for value any shares of its capital stock or any warrants, rights or options to acquire such shares, now or hereafter outstanding (collectively, "Restricted Equity Payments"); except that any Subsidiary may declare and make dividend payments and other distributions to its shareholders on a pro rata basis and the Company may:

               (a) declare and make dividend payments or other distributions payable solely in its common stock;

               (b) purchase, redeem or otherwise acquire shares of its common stock or warrants or options to acquire any such shares with the proceeds received from the substantially concurrent issue of new shares of its common stock; and

               (c) declare or pay cash dividends to its stockholders and purchase, redeem or otherwise acquire shares of its capital stock or warrants, rights or options to acquire any such shares for cash and computed on a cumulative consolidated basis; provided, that, (i) all such payments made in any period of four fiscal quarters (ending with the fiscal quarter in which any such payment is made) shall not exceed the lesser of (A) the sum of (1) the Company's consolidated net income for the period of four fiscal quarters ending with the second preceding fiscal quarter prior to the fiscal quarter in which such payment is made (if positive), plus (2) only to the extent necessary to permit the payment of up to $5,000,000 in Restricted Equity Payments during any fiscal year, an amount equal to all or any portion of the Dividend Supplement Amount as designated in writing to the Agent by the Company at least five Business Days prior to the payment of such incremental amount, and (B) the sum of (1) $6,000,000, plus (2) 7.5% of the Company's consolidated net income for the period specified in clause (A), and (ii) immediately after giving effect to such proposed action, no Default or Event of Default would exist (determined with respect to Sections 8.16, 8.17 and 8.18 on a pro forma basis as of the last day of the previous fiscal quarter).

         8.12 ERISA. The Company shall not, and shall not suffer or permit any of its ERISA Affiliates to: (a) engage in a prohibited transaction or violation of the fiduciary responsibility rules with respect to any Plan which has resulted or could reasonably expected to result in liability of the Company in an aggregate amount in excess of $3,000,000; or (b) engage in a transaction that could be subject to Section 4069 or 4212(c) of ERISA.

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         8.13 Change in Business. The Company shall not, and shall not suffer or permit any Subsidiary to, engage in any material line of business substantially different from those lines of business carried on by the Company and its Subsidiaries on the Second Restatement Date.

         8.14 Accounting Changes. The Company shall not, and shall not suffer or permit any Subsidiary to, (a) make any significant change in accounting treatment or reporting practices, except (i) as required by GAAP, (ii) a change in the depreciation method employed thereby to straight line depreciation and
(iii) any other change which does not affect the calculations required to determine compliance with Section 8.16, 8.17, 8.18, 8.19 or 8.20 or (b) change the fiscal year of the Company or of any Subsidiary, except such changes which are required in order to conform the Acquired Companies to a September 30 fiscal year end.

         8.15 Amendments to Charter and Agreements; Subordinated Indebtedness. The Company will not, nor will it permit any Subsidiary to, (a) make any amendment or modification to any indenture, notes or other agreement evidencing or governing any subordinated Indebtedness, including without limitation the Indebtedness evidenced by the Senior Subordinated Notes; provided that the Company and/or its Subsidiaries may enter into supplemental indentures to the Senior Subordinated Indenture in order to cause any Subsidiary which is or becomes a Subsidiary Guarantor hereunder and Windmill Ventures CV and its Subsidiaries to become guarantors under the Senior Subordinated Indenture, (b) directly or indirectly prepay, defease or in substance defease, purchase, redeem, retire or otherwise acquire, any such Indebtedness, except that (i) the Company may pay the Senior Subordinated Notes on the scheduled maturity date therefor in accordance with the terms thereof (including without limitation the terms of subordination set forth therein) as in effect on the Closing Date and
(ii) the Company may apply an amount equal to 25% of the Net Proceeds realized upon any issuance of equity securities by the Company to the prepayment or repurchase of the Senior Subordinated Notes so long as (A) after giving effect thereto, the Company's Senior Debt to Consolidated EBITDA Ratio is less than 2.0 to 1.0 and (B) no Event of Default or Default has occurred and is continuing or would occur after giving effect thereto, determined in the case of clauses (A) and (B) (in respect of Sections 8.16, 8.17, 8.18, 8.19 and 8.20) on a pro forma basis as of the last day of the immediately preceding fiscal quarter, (c) make any amendment or modification to any terms or provisions of its Certificate or Articles of Incorporation or bylaws which is materially adverse to the Agent or the Lenders without the prior written consent of the Required Lenders or (d) issue any preferred stock. The Company shall not, and shall not permit any Subsidiary to, amend, waive, modify or terminate any material portion of any Senior Subordinated Debt Document. The Company will not designate any Indebtedness as "Designated Senior Indebtedness" under the Senior Subordinated Indenture.

         8.16 Net Worth. The Company shall not permit its consolidated Net Worth at any time to be less than the sum of (a) $275,000,000, plus (b) the aggregate net proceeds of all offerings and sales of equity securities by the Company or any Subsidiary after the Second Restatement Date, plus (c) 75% of the Company's positive consolidated net income, as determined in accordance with GAAP, for each fiscal quarter ending after the Second Restatement Date and on or prior to the date of determination.

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         8.17 Leverage Ratio. The Company shall not permit its Leverage Ratio as determined as of the last day of each fiscal quarter in any period set forth below to be greater than the ratio set forth below for such period:


              Period                                          Ratio
              ------                                          -----
              Second Restatement Date through 9/29/02       4.50:1.0
              9/30/02 through 9/29/03                       4.25:1.0
              9/30/03 and thereafter                        4.00:1.0

         8.18 Minimum Consolidated EBITDA. The Company shall not permit its Consolidated EBITDA, as of the last day of any fiscal quarter for the period of four fiscal quarters ending on such date, to be less than $110,000,000.

         8.19 Minimum Domestic EBITDA. The Company shall not permit its Domestic EBITDA, as of the last day of any fiscal quarter for the period of four fiscal quarters ending on such date, to be less than $90,000,000.

         8.20 Domestic Tangible Assets. The Company shall not permit Domestic Tangible Assets at any time to be less than $500,000,000.

         8.21 Restrictive Agreements. The Company shall not, nor shall it permit any of its Subsidiaries to, enter into any indenture, agreement, instrument or other arrangement which directly or indirectly prohibits or restrains, or has the effect of prohibiting or restraining, or imposes materially adverse conditions upon, the ability of any Subsidiary to (a) pay dividends or make other distributions (i) on its Capital Stock or (ii) with respect to any other interest or participation in, or measured by, its profits, (b) make loans or advances to the Company or any Subsidiary, (c) repay loans or advances from the Company or any Subsidiary or (d) transfer any of its properties or assets to the Company or any Subsidiary.

                                   ARTICLE IX

                                EVENTS OF DEFAULT

         9.01 Event of Default. Any of the following shall constitute an "Event of Default":

               (a) Non-Payment. Any Borrower fails to pay, (i) when and as required to be paid herein, any amount of principal of any Loan or of any L/C Obligation, or (ii) within five (5) days after the same becomes due, any interest, fee or any other amount payable hereunder or under any other Loan Document; or

               (b) Representation or Warranty. Any representation or warranty by the Company or any Subsidiary made or deemed made herein or in any other Loan Document, or contained in any certificate, document or financial or other statement by the Company, any Subsidiary, or any Responsible Officer, furnished at any time under this Agreement, or in or under any other Loan Document, is incorrect in any material respect on or as of the date made or deemed made; provided, that in the case of representations and warranties in Sections 6.09, 6.10,


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6.12, 6.16, 6.17 and 6.18 hereof which are incorrect in any material respect solely with respect to the Acquired Companies and their Subsidiaries as a result of the consummation of the Geesink Acquisition, there shall be no Event of Default hereunder if such incorrect matter is corrected pursuant to Section
11.12 hereof; or

               (c) Specific Defaults. The Company fails to perform or observe any term, covenant or agreement contained in any of Section 7.01, 7.02, 7.03 or
7.09 or in Article VIII; or

               (d) Other Defaults. The Company or any Subsidiary party thereto fails to perform or observe any other term or covenant contained in this Agreement or any other Loan Document, and such default shall continue unremedied for a period of 30 days after the date upon which written notice thereof is given to the Company by the Agent or any Lender; or

               (e) Cross-Default. (i) The Company or any Subsidiary (A) fails to make any payment in respect of any Indebtedness or Contingent Obligation (other than in respect of Swap Contracts), having an aggregate principal amount (including undrawn committed or available amounts and including amounts owing to all creditors under any combined or syndicated credit arrangement) of more than $5,000,000 when due (whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise) and such failure continues after the applicable grace or notice period, if any, specified in the relevant document on the date of such failure; or (B) fails to perform or observe any other condition or covenant, or any other event shall occur or condition exist, under any agreement or instrument relating to any such Indebtedness or Contingent Obligation, and such failure continues after the applicable grace or notice period, if any, specified in the relevant document on the date of such failure if the effect of such failure, event or condition is to cause, or to permit the holder or holders of such Indebtedness or beneficiary or beneficiaries of such Indebtedness (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause such Indebtedness to be declared to be due and payable, or to be required to be repurchased, prior to its stated maturity, or such Contingent Obligation to become payable or cash collateral in respect thereof to be demanded; (ii) there occurs under any Swap Contract an Early Termination Date (as defined in such Swap Contract) resulting from (1) any event of default under such Swap Contract as to which the Company or any Subsidiary is the Defaulting Party (as defined in such Swap Contract) or (2) any Termination Event (as so defined) arising due to a "Tax Event Upon Merger" or a "Credit Event Upon Merger" as to which the Company or any Subsidiary is an Affected Party (as so defined) and, in either event, the Swap Termination Value owed by the Company or such Subsidiary as a result thereof is greater than $5,000,000; or (iii) the Company or any Subsidiary fails to perform or observe any condition or covenant under any contract providing for the issuance of, or reimbursement of amounts in respect of, Surety Instruments (other than Non-Surety L/C's), which in such event requires the making of payments in excess of $5,000,000 in the aggregate, net of the proceeds of insurance policies and indemnity agreements in favor of the Company or any Subsidiary and received or reasonably expected to be received thereby.

               (f) Insolvency; Voluntary Proceedings. Any Borrower or any Material Subsidiary (i) ceases or fails to be solvent, or generally fails to pay, or admits in writing its inability to pay, its debts as they become due, subject to applicable grace periods, if any, whether at stated maturity or otherwise; (ii) voluntarily ceases to conduct its business in the ordinary

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

course; (iii) commences any Insolvency Proceeding with respect to itself; or
(iv) takes any action to effectuate or authorize any of the foregoing; or

               (g) Involuntary Proceedings. (i) Any involuntary Insolvency Proceeding is commenced or filed against the Company or any Subsidiary, or any writ, judgment, warrant of attachment, execution or similar process, is issued or levied against a substantial part of the Company's or any Subsidiary's properties, and any such proceeding or petition shall not be dismissed, or such writ, judgment, warrant of attachment, execution or similar process shall not be released, vacated or fully bonded within 60 days after commencement, filing or levy; (ii) the Company or any Subsidiary admits the material allegations of a petition against it in any Insolvency Proceeding, or an order for relief (or similar order under non-U.S. law) is ordered in any Insolvency Proceeding; or
(iii) the Company or any Subsidiary acquiesces in the appointment of a receiver, trustee, custodian, conservator, liquidator, mortgagee in possession (or agent therefor), or other similar Person for itself or a substantial portion of its property or business; or

               (h) ERISA. (i) An ERISA Event shall occur with respect to a Pension Plan or Multiemployer Plan which has resulted or could reasonably be expected to result in liability of the Company or any ERISA Affiliate under Title IV of ERISA to such Pension Plan or Multiemployer Plan or to the PBGC in an aggregate amount for all such Pension Plans and Multiemployer Plans in excess of $5,000,000; (ii) the aggregate amount of Unfunded Pension Liability among all Pension Plans and Multiemployer Plans at any time exceeds $5,000,000 (determined, in respect of Multiemployer Plans, by reference to the Unfunded Person Liability for which the Company or any ERISA Affiliate may be liable); or
(iii) the Company or any ERISA Affiliate shall fail to pay when due, after the expiration of any applicable grace period, any installment payment with respect to its withdrawal liability under Section 4201 of ERISA under a Multiemployer Plan in an aggregate amount in excess of $5,000,000; or

               (i) Monetary Judgments. One or more non-interlocutory judgments, non-interlocutory orders, decrees or arbitration awards is entered against the Company or any Subsidiary involving in the aggregate a liability (to the extent not covered by independent third-party insurance as to which the insurer does not dispute coverage) as to any single or related series of transactions, incidents or conditions, of $5,000,000 or more, and the same shall remain unsatisfied, unvacated and unstayed pending appeal for a period of 10 days after the entry thereof; or

               (j) Non-Monetary Judgments. Any non-monetary judgment, order or decree is entered against the Company or any Subsidiary which does or would reasonably be expected to have a Material Adverse Effect, and there shall be any period of 10 consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect; or

               (k) Change of Control. There occurs any Change of Control; or

               (l) Loss of Licenses. Any Governmental Authority revokes or fails to renew any material license, permit or franchise of the Company or any Material Subsidiary, or the Company or any Material Subsidiary for any reason loses any material license, permit or


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franchise, or the Company or any Material Subsidiary suffers the imposition of any restraining order, escrow, suspension or impound of funds in connection with any proceeding (judicial or administrative) with respect to any material license, permit or franchise; or

               (m) Guarantor Defaults. Any Guarantor fails in any material respect to perform or observe any term, covenant or agreement in the Subsidiary Guaranty; or the Subsidiary Guaranty is for any reason partially (including with respect to future advances) or wholly revoked or invalidated, or otherwise ceases to be in full force and effect, or any Guarantor or any other Person contests in any manner the validity or enforceability thereof or denies that it has any further liability or obligation thereunder; or any event described at subsections (f) or (g) of this Section occurs with respect to any Guarantor; or

               (n) Invalidity of Subordination Provisions. The subordination provisions of the Senior Subordinated Debt Documents or any agreement or instrument governing any other subordinated debt with an outstanding principal amount of $5,000,000 or more are for any reason revoked or invalidated, or otherwise cease to be in full force and effect, any Person contests in any manner the validity or enforceability thereof, or the Indebtedness hereunder is for any reason subordinated or does not have the priority contemplated by this Agreement or such subordination provisions; or

               (o) Collateral.

                    (i) any provision of any Collateral Document shall for any reason cease to be valid and binding on or enforceable against the Company or any Subsidiary party thereto or the Company or any Subsidiary shall so state in writing or bring an action to limit its obligations or liabilities thereunder; or

                    (ii) any Collateral Document shall for any reason (other than pursuant to the terms thereof) cease to create a valid security interest in the Collateral purported to be covered thereby or such security interest shall for any reason cease to be a perfected and first priority security interest subject only to Permitted Liens.

         9.02 Remedies. If any Event of Default has occurred and is continuing, the Agent shall, at the request of, or may, with the consent of, the Required Lenders,

               (a) declare the Commitment of each Lender to make Loans and any obligation of the Issuer to Issue Letters of Credit to be terminated, whereupon such Commitments and obligation shall be terminated;

               (b) declare an amount equal to the Dollar Equivalent of the maximum aggregate amount that is or at any time thereafter may become available for drawing under any outstanding Letters of Credit (whether or not any beneficiary shall have presented, or shall be entitled at such time to present, the drafts or other documents required to draw under such Letters of Credit) to be immediately due and payable, and declare the unpaid principal amount of all outstanding Loans, all interest accrued and unpaid thereon, and all other amounts owing or payable hereunder or under any other Loan Document to be immediately due and payable,


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without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by each Borrower; and

               (c) exercise on behalf of itself and the Lenders all rights and remedies available to it and the Lenders under the Loan Documents or applicable law;

provided, however, that upon the occurrence of any event specified in subsection
(f) or (g) of Section 9.01 (in the case of clause (i) of subsection (g) upon the expiration of the 60-day period mentioned therein), the obligation of each Lender to make Loans and any obligation of the Issuer to Issue Letters of Credit shall automatically terminate and the unpaid principal amount of all outstanding Loans and all interest and other amounts as aforesaid shall automatically become due and payable without further act of the Agent, the Issuer or any Lender.

         9.03 Rights Not Exclusive. The rights provided for in this Agreement and the other Loan Documents are cumulative and are not exclusive of any other rights, powers, privileges or remedies provided by law or in equity, or under any other instrument, document or agreement now existing or hereafter arising.

                                    ARTICLE X

                                    THE AGENT

         10.01 Appointment and Authorization; "Agent". (a) Each Lender hereby irrevocably (subject to Section 10.09) appoints, designates and authorizes the Agent to take such action on its behalf under the provisions of this Agreement and each other Loan Document and to exercise such powers and perform such duties as are expressly delegated to it by the terms of this Agreement or any other Loan Document, together with such powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary contained elsewhere in this Agreement or in any other Loan Document, the Agent shall not have any duties or responsibilities, except those expressly set forth herein, nor shall the Agent have or be deemed to have any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against the Agent. Without limiting the generality of the foregoing sentence, the use of the term "agent" in this Agreement with reference to the Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law. Instead, such term is used merely as a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties.

               (b) Each Issuer shall act on behalf of the Lenders with respect to any Letters of Credit Issued by it and the documents associated therewith until such time and except for so long as the Agent may agree at the request of the Required Lenders to act for such Issuer with respect thereto; provided, however, that such Issuer shall have all of the benefits and immunities (i) provided to the Agent in this Article X with respect to any acts taken or omissions suffered by the Issuer in connection with Letters of Credit Issued by it or proposed to be Issued by it and the application and agreements for letters of credit pertaining to the Letters of Credit as fully as if the term "Agent", as used in this Article X, included such Issuer with respect to such acts or omissions, and (ii) as additionally provided in this Agreement with respect to such Issuer.

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

         10.02 Delegation of Duties. The Agent may execute any of its duties under this Agreement or any other Loan Document by or through agents, employees or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Agent shall not be responsible for the negligence or misconduct of any agent or attorney-in-fact that it selects with reasonable care.

         10.03 Liability of Agent. None of the Agent-Related Persons shall (a) be liable for any action taken or omitted to be taken by any of them under or in connection with this Agreement or any other Loan Document or the transactions contemplated hereby (except for its own gross negligence or willful misconduct), or (b) be responsible in any manner to any of the Lenders for any recital, statement, representation or warranty made by the Company or any Subsidiary or Affiliate of the Company, or any officer thereof, contained in this Agreement or in any other Loan Document, or in any certificate, report, statement or other document referred to or provided for in, or received by the Agent under or in connection with, this Agreement or any other Loan Document, or for the value of or title to any Collateral, or the validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document, or for any failure of the Company or any other party to any Loan Document to perform its obligations hereunder or thereunder. No Agent-Related Person shall be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the properties, books or records of the Company or any of the Company's Subsidiaries or Affiliates.

         10.04 Reliance by Agent. (a) The Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, resolution, notice, consent, certificate, affidavit, letter, telegram, facsimile, telex or telephone message, statement or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons, and upon advice and statements of legal counsel (including counsel to the Company), independent accountants and other experts selected by the Agent. The Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Loan Document unless it shall first receive such advice or concurrence of the Required Lenders as it deems appropriate and, if it so requests, it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement or any other Loan Document in accordance with a request or consent of the Required Lenders and such request and any action taken or failure to act pursuant thereto shall be binding upon all of the Lenders.

               (b) For purposes of determining compliance with the conditions specified in Section 5.01, each Lender that has executed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter either sent by the Agent to such Lender for consent, approval, acceptance or satisfaction, or required thereunder to be consented to or approved by or acceptable or satisfactory to such Lender.

         10.05 Notice of Default. The Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default, except with respect to defaults in the payment of principal, interest and fees required to be paid to the Agent for the account of the Lenders, unless the Agent shall have received written notice from a Lender or the Company referring to


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

this Agreement, describing such Default or Event of Default and stating that such notice is a "notice of default". The Agent will notify the Lenders of its receipt of any such notice. The Agent shall take such action with respect to such Default or Event of Default as may be requested by the Required Lenders in accordance with Article IX; provided, however, that unless and until the Agent has received any such request, the Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable or in the best interest of the Lenders.

         10.06 Credit Decision. Each Lender acknowledges that none of the Agent-Related Persons has made any representation or warranty to it, and that no act by the Agent hereinafter taken, including any review of the affairs of the Company and its Subsidiaries, shall be deemed to constitute any representation or warranty by any Agent-Related Person to any Lender. Each Lender represents to the Agent that it has, independently and without reliance upon any Agent-Related Person and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, prospects, operations, property, financial and other condition and creditworthiness of the Company and its Subsidiaries, the value of and title to any Collateral, and all applicable bank regulatory laws relating to the transactions contemplated hereby, and made its own decision to enter into this Agreement and to extend credit to the Company hereunder. Each Lender also represents that it will, independently and without reliance upon any Agent-Related Person and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigations as it deems necessary to inform itself as to the business, prospects, operations, property, financial and other condition and creditworthiness of the Company. Except for notices, reports and other documents expressly herein required to be furnished to the Lenders by the Agent, the Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, prospects, operations, property, financial and other condition or creditworthiness of the Company which may come into the possession of any of the Agent-Related Persons.

         10.07 Indemnification of Agent. Whether or not the transactions contemplated hereby are consummated, the Lenders shall indemnify upon demand the Agent-Related Persons (to the extent not reimbursed by or on behalf of the Company and without limiting the obligation of the Company to do so), in accordance with such Lender's Pro Rata Share of all Loans and Commitments, from and against any and all Indemnified Liabilities; provided, however, that no Lender shall be liable for the payment to the Agent-Related Persons of any portion of such Indemnified Liabilities resulting from such Person's gross negligence or willful misconduct. Without limitation of the foregoing, each Lender shall reimburse the Agent upon demand for its ratable share of any costs or out-of-pocket expenses (including Attorney Costs) incurred by the Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement, any other Loan Document, or any document contemplated by or referred to herein, to the extent that the Agent is not reimbursed for such expenses by or on behalf of the Company. The undertaking in this Section shall survive the payment of all Obligations hereunder and the resignation or replacement of the Agent.

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         10.08 Agent in Individual Capacity. BofA and its Affiliates may make loans to, issue letters of credit for the account of, accept deposits from, acquire equity interests in and generally engage in any kind of banking, trust, financial advisory, underwriting or other business with the Company and its Subsidiaries and Affiliates as though BofA were not the Agent or an Issuer hereunder and without notice to or consent of the Lenders. The Lenders acknowledge that, pursuant to such activities, BofA or its Affiliates may receive information regarding the Company or its Affiliates (including information that may be subject to confidentiality obligations in favor of the Company or such Subsidiary) and acknowledge that the Agent shall be under no obligation to provide such information to them. With respect to its Loans, BofA shall have the same rights and powers under this Agreement as any other Lender and may exercise the same as though it were not the Agent or an Issuer.

         10.09 Successor Agent. The Agent may, and at the request of the Required Lenders shall, resign as Agent upon 30 days' notice to the Lenders. If the Agent resigns under this Agreement, the Required Lenders shall appoint from among the Lenders a successor agent for the Lenders subject, so long as no Event of Default has occurred and is then continuing, to the consent of the Company, which shall not be unreasonably withheld or delayed. If no successor agent is appointed prior to the effective date of the resignation of the Agent, the Agent may appoint, after consulting with the Lenders and the Company, a successor agent from among the Lenders. Upon the acceptance of its appointment as successor agent hereunder, such successor agent shall succeed to all the rights, powers and duties of the retiring Agent and the term "Agent" shall mean such successor agent and the retiring Agent's appointment, powers and duties as Agent shall be terminated. After any retiring Agent's resignation hereunder as Agent, the provisions of this Article X and Sections 11.04 and 11.05 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement. If no successor agent has accepted appointment as Agent by the date which is 30 days following a retiring Agent's notice of resignation, the retiring Agent's resignation shall nevertheless thereupon become effective and the Lenders shall perform all of the duties of the Agent hereunder until such time, if any, as the Required Lenders appoint a successor agent as provided for above. Notwithstanding the foregoing, however, BofA may not be removed as the Agent at the request of the Required Lenders unless BofA shall also simultaneously be replaced as an "Issuer" (if any letters of credit Issued by BofA are then outstanding) hereunder pursuant to documentation in form and substance reasonably satisfactory to BofA.

         10.10 Withholding Tax. (a) (i) If any Lender is a "foreign corporation, partnership or trust" within the meaning of the Code and such Lender claims exemption from, or a reduction of, U.S. withholding tax under Sections 1441 or 1442 of the Code, such Lender agrees with and in favor of the Agent and the Company, to deliver to the Agent and the Company:

                    (A) if such Lender claims an exemption from, or a reduction of, withholding tax under a United States tax treaty, two properly completed and executed copies of IRS Form W-8BEN before the payment of any interest in the first calendar year and before the payment of any interest in each third succeeding calendar year during which interest may be paid under this Agreement;

                    (B) if such Lender claims that interest paid under this Agreement is exempt from United States withholding tax because it is effectively connected with a



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     United States trade or business of such Lender, two properly completed and executed copies of IRS Form W-8ECI before the payment of any interest is due in the first taxable year of such Lender and in each succeeding taxable year of such Lender during which interest may be paid under this Agreement; and

                    (C) such other form or forms as may be required under the Code or other laws of the United States as a condition to exemption from, or reduction of, United States withholding tax.

Such Lender agrees to promptly notify the Agent and the Company of any change in circumstances which would modify or render invalid any claimed exemption or reduction.

               (ii) If any foreign Lender claims exemption from U.S. federal withholding tax under Section 871(h) or 881(c) of the Code with respect to payments of "portfolio interest", such Lender agrees with and in favor of the Agent and the Company to deliver to the Agent and the Company a Form W-8, or any subsequent versions thereof or successors thereto (and, if such Lender delivers a Form W-8, a certificate representing that such Lender is not a "bank" for purposes of Section 881(c) of the Code, is not a 10-percent shareholder (within the meaning of Section 871(h)(3)(B) of the Code) of the Company and is not a controlled foreign corporation related to the Company (within the meaning of Section 864(d)(4) of the Code)).

               (b) If any Lender claims exemption from, or reduction of, withholding tax under a United States tax treaty by providing IRS Form W-8BEN and such Lender sells, assigns, grants a participation in, or otherwise transfers all or part of the Obligations of the Company to such Lender, such Lender agrees to notify the Agent of the percentage amount in which it is no longer the beneficial owner of Obligations of the Company to such Lender. To the extent of such percentage amount, the Agent will treat such Lender's IRS Form W-8BEN as no longer valid.

               (c) If any Lender claiming exemption from United States withholding tax by filing IRS Form W-8ECI with the Agent sells, assigns, grants a participation in, or otherwise transfers all or part of the Obligations of the Company to such Lender, such Lender agrees to undertake sole responsibility for complying with the withholding tax requirements imposed by Sections 1441 and 1442 of the Code.

               (d) If any Lender is entitled to a reduction in the applicable withholding tax, the Agent may withhold from any interest payment to such Lender an amount equivalent to the applicable withholding tax after taking into account such reduction. However, if the forms or other documentation required by subsection (a) of this Section are not delivered to the Agent, then the Agent may withhold from any interest payment to such Lender not providing such forms or other documentation an amount equivalent to the applicable withholding tax imposed by Sections 1441 and 1442 of the Code, without reduction.

               (e) If the IRS or any other Governmental Authority of the United States or other jurisdiction asserts a claim that the Agent did not properly withhold tax from amounts paid to or for the account of any Lender (because the appropriate form was not delivered or was not properly executed, or because such Lender failed to notify the Agent of a change in


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circumstances which rendered the exemption from, or reduction of, withholding tax ineffective, or for any other reason) such Lender shall indemnify the Agent fully for all amounts paid, directly or indirectly, by the Agent as tax or otherwise, including penalties and interest, and including any taxes imposed by any jurisdiction on the amounts payable to the Agent under this Section, together with all costs and expenses (including Attorney Costs). The obligation of the Lenders under this subsection shall survive the payment of all Obligations and the resignation or replacement of the Agent.

         10.11 Collateral Matters. (a) The Agent is authorized on behalf of all the Lenders, without the necessity of any notice to or further consent from the Lenders, from time to time to take any action with respect to any Collateral or the Collateral Documents which may be necessary to perfect and maintain perfected the security interest in and Liens upon the Collateral granted pursuant to the Collateral Documents.

               (b) The Lenders irrevocably authorize the Agent, at its option and in its discretion, to release any Lien granted to or held by the Agent upon any Collateral (i) upon termination of the Commitments and payment in full of all Loans and all other Obligations known to the Agent and payable under this Agreement or any other Loan Document; (ii) constituting property sold or to be sold or disposed of as part of or in connection with any disposition permitted hereunder; (iii) constituting property in which the Company or any Subsidiary owned no interest at the time the Lien was granted or at any time thereafter;
(iv) constituting property leased to the Company or any Subsidiary under a lease which has expired or been terminated in a transaction permitted under this Agreement or is about to expire and which has not been, and is not intended by the Company or such Subsidiary to be, renewed or extended; (v) consisting of an instrument evidencing Indebtedness or other debt instrument, if the indebtedness evidenced thereby has been paid in full; or (vi) if approved, authorized or ratified in writing by the Required Lenders or all the Lenders, as the case may be, as provided in subsection 11.01(f). Upon request by the Agent at any time, the Lenders will confirm in writing the Agent's authority to release particular types or items of Collateral pursuant to this subsection 10.11(b), provided that the absence of any such confirmation for whatever reason shall not affect the Agent's rights under this Section 10.11.

               (c) Each Lender agrees with and in favor of each other (which agreement shall not be for the benefit of the Company or any Subsidiary) that the Company's obligation to such Lender under this Agreement and the other Loan Documents is not and shall not be secured by any real property collateral now or hereafter acquired by such Lender other than the real property described in the Mortgages.

               (d) While an Event of Default has occurred and is continuing, the Agent shall deliver a "Payment Blockage Notice" (as defined in the Senior Subordinated Indenture) to the Trustee under the Senior Subordinated Indenture at the direction or with the consent of the Required Lenders.

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                                   ARTICLE XI

                                  MISCELLANEOUS

         11.01 Amendments and Waivers. Except as expressly provided in the proviso in Section 8.04(d)(iv) or in Section 11.12, no amendment or waiver of any provision of this Agreement or any other Loan Document, and no consent with respect to any departure by the Company or any applicable Subsidiary therefrom, shall be effective unless the same shall be in writing and signed by the Required Lenders (or by the Agent at the written request of the Required Lenders) and the Company and acknowledged by the Agent, and then any such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no such waiver, amendment, or consent shall, unless in writing and signed by all the Lenders directly affected thereby and the Company and acknowledged by the Agent, do any of the following:

               (a) increase or extend the Commitment of any Lender (or reinstate any Commitment terminated pursuant to Section 9.02) except for increases pursuant to Section 2.09(c);

               (b) postpone or delay any date fixed by this Agreement or any other Loan Document for any payment of principal, interest, fees or other amounts due to the Lenders (or any of them) hereunder or under any other Loan Document including without limitation any mandatory prepayment required pursuant to subsection 2.11(b);

               (c) reduce the principal of, or the rate of interest specified herein on any Loan, or (subject to clause (iii) below) any fees or other amounts payable hereunder or under any other Loan Document;

               (d) change the percentage of the Commitments or of the aggregate unpaid principal amount of the Loans which is required for the Lenders or any of them to take any action hereunder or reduce the percentage specified in the definition of "Required Lenders" or, without the consent of each Revolving Lender, "Required Revolving Lenders"; or

               (e) amend this Section, or Section 2.18, or any provision herein providing for consent or other action by all Lenders;

               (f) discharge all or substantially all of the Guarantors, or release all or substantially all of the Collateral except as otherwise may be provided in the Collateral Documents or except where the consent of the Required Lenders only is specifically provided for;

and, provided further, that (i) no amendment, waiver or consent shall, unless in writing and signed by the Issuer in addition to the Required Lenders or all the Lenders, as the case may be, affect the rights or duties of the Issuer under this Agreement or any L/C-Related Document relating to any Letter of Credit Issued or to be Issued by it, (ii) no amendment, waiver or consent shall, unless in writing and signed by the Agent in addition to the Required Lenders or all the Lenders, as the case may be, affect the rights or duties of the Agent under this Agreement or any


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other Loan Document, (iii) no amendment, waiver or consent shall, unless in writing and signed by the Swing Line Lender in addition to the Required Lenders or all the Lenders, as the case may be, affect the rights or duties of the Swing Line Lender under this Agreement or any other Loan Document, (iv) no amendment, waiver or consent shall, unless in writing and signed by the Offshore Currency Fronting Lender in addition to the Required Lenders or all of the Lenders, as the case may be, affect the rights or duties of the Offshore Currency Fronting Lender under this Agreement or any other Loan Document, (v) without limiting clauses (a) through (f) above, no amendment, waiver or consent shall, unless signed by Lenders holding a majority of a particular Loan (determined by reference to outstanding Commitments or, if no Commitments are then outstanding, outstanding principal amount), affect the rights of such Lenders to receive or defer payment in respect of such Loan, and (vi) the Fee Letter may be amended, or rights or privileges thereunder waived, in a writing executed by the parties thereto. Notwithstanding the foregoing, upon the execution and delivery of all documentation required by Section 2.09(c) to be delivered in connection with an increase to the Aggregate Revolving Loan Commitment, this Agreement shall be deemed amended without further action by any party to reflect, as applicable, the new Lenders and their new Revolving Loan Commitments and any increase in the Revolving Loan Commitment of any existing Lender.

         11.02 Notices. (a) All notices, requests, consents, approvals, waivers and other communications shall be in writing (including, unless the context expressly otherwise provides, by facsimile transmission, provided that any matter transmitted by the Company by facsimile (i) shall be immediately confirmed by a telephone call to the recipient at the number specified on
Schedule 11.02, and (ii) shall be followed promptly by delivery of a hard copy original thereof) and mailed, faxed or delivered, to the address or facsimile number specified for notices on Schedule 11.02; or, as directed to the Company or the Agent, to such other address as shall be designated by such party in a written notice to the other parties, and as directed to any other party, at such other address as shall be designated by such party in a written notice to the Company and the Agent.

               (b) All such notices, requests and communications shall, when transmitted by overnight delivery, or faxed, be effective when delivered for overnight (next-day) delivery, or transmitted in legible form by facsimile machine, respectively, or if mailed or delivered, upon delivery; except that notices pursuant to Article II, III or X to the Agent shall not be effective until actually received by the Agent, and notices pursuant to Article III to any Issuer shall not be effective until actually received by such Issuer at the address specified on Schedule 11.02.

               (c) Any agreement of the Agent and the Lenders herein to receive certain notices by telephone or facsimile is solely for the convenience and at the request of the Company. The Agent and the Lenders shall be entitled to rely on the authority of any Person identifying himself or herself as, and reasonably appearing to be, a Person authorized by the Company to give such notice and the Agent and the Lenders shall not have any liability to the Company or other Person on account of any action taken or not taken by the Agent or the Lenders in good faith in reliance upon such telephonic or facsimile notice. The obligation of the Company to repay the Loans and L/C Obligations shall not be affected in any way or to any extent by any failure by the Agent and the Lenders to receive written confirmation of any telephonic or facsimile notice or the receipt by the Agent and the Lenders of a confirmation


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which is at variance with the terms understood by the Agent and the Lenders to be contained in the telephonic or facsimile notice.

         11.03 No Waiver; Cumulative Remedies. No failure to exercise and no delay in exercising, on the part of the Agent or any Lender, any right, remedy, power or privilege hereunder, shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.

         11.04 Costs and Expenses. The Company shall:

               (a) whether or not the transactions contemplated hereby are consummated, pay or reimburse BofA (including in its capacity as Agent and an Issuer) and the Arranger within five Business Days after demand (subject to subsection 5.01(e)) for all costs and expenses incurred by BofA (including in its capacity as Agent and Issuer) and the Arranger in connection with the development, preparation, delivery, administration, syndication and execution of, and any amendment, supplement, waiver or modification to (in each case, whether or not consummated), this Agreement, any Loan Document and any other documents prepared in connection herewith or therewith, and the consummation of the transactions contemplated hereby and thereby, including reasonable Attorney Costs incurred by BofA (including in its capacity as Agent and an Issuer) and the Arranger with respect thereto;

               (b) pay or reimburse the Agent, the Arranger and each Lender within five Business Days after demand (subject to subsection 5.01(e)) for all costs and expenses (including Attorney Costs) incurred by them in connection with the enforcement, attempted enforcement, or preservation of any rights or remedies under this Agreement or any other Loan Document during the existence of an Event of Default or after acceleration of the Loans (including in connection with any "workout" or restructuring regarding the Loans, and including in any Insolvency Proceeding or appellate proceeding); and

               (c) pay or reimburse BofA (including in its capacity as Agent) within five Business Days after demand (subject to subsection 5.01(e)) for all reasonable appraisal (including the allocated cost of internal appraisal services), audit, environmental inspection and review (including the allocated cost of such internal services), search and filing costs, fees and expenses, incurred or sustained by BofA (including in its capacity as Agent) in connection with the matters referred to under subsections (a) and (b) of this Section.

         11.05 Company Indemnification. (a) The Company shall indemnify, defend and hold the Agent-Related Persons, and each Lender and each of its respective officers, directors, employees, counsel, agents and attorneys-in-fact (each, an "Indemnified Person") harmless from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, charges, expenses and disbursements (including Attorney Costs) of any kind or nature whatsoever which may at any time (including at any time following repayment of the Loans, the termination of the Letters of Credit and the termination, resignation or replacement of the Agent or replacement of any Lender or assignment by any Lender of its Loans or Commitments) be imposed on, incurred by or asserted against any Indemnified Person arising out of this Agreement or any document contemplated by or referred to herein, or the transactions


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contemplated hereby, or any action taken or omitted by any such Person under or in connection with any of the foregoing, including with respect to any investigation, litigation or proceeding (including any Insolvency Proceeding or appellate proceeding) related to or arising out of this Agreement or the Loans or Letters of Credit or the use of the proceeds thereof or related to any Offshore Currency transactions entered into in connection herewith, whether or not any Indemnified Person is a party thereto (all the foregoing, collectively, the "Indemnified Liabilities"); provided, that the Company shall have no obligation hereunder to any Indemnified Person with respect to Indemnified Liabilities resulting from (i) the gross negligence or willful misconduct of such Indemnified Person or (ii) any proceeding initiated by the Agent against any Lender (except to the extent arising from a breach by such Lender of its obligations hereunder) or by any Lender against the Agent or any other Lender (except to the extent arising from a breach by the Agent or such Lender, as the case may be, of its obligations hereunder). The agreements in this Section shall survive payment of all other Obligations.

               (b) (i) The Company shall indemnify, defend and hold harmless each Indemnified Person, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, charges, expenses or disbursements (including Attorney Costs and the allocated cost of internal environmental audit or review services), which may be incurred by or asserted against such Indemnified Person in connection with or arising out of any pending or threatened investigation, litigation or proceeding, or any action taken by any Person, with respect to any Environmental Claim arising out of or related to any property, whether or not subject to a Mortgage in favor of the Agent or any Lender, or arising out of or related to any operations of the Company or any Subsidiary. No action taken by legal counsel chosen by the Agent or any Lender in defending against any such investigation, litigation or proceeding or requested remedial, removal or response action shall vitiate or any way impair the Company's obligation and duty hereunder to indemnify and hold harmless the Agent and each Lender.

               (ii) In no event shall any site visit, observation, or testing by the Agent or any Lender (or any contractee of the Agent or any Lender) be deemed a representation or warranty that Hazardous Materials are or are not present in, on, or under, the site, or that there has been or shall be compliance with any Environmental Law. Neither the Company nor any other Person is entitled to rely on any site visit, observation, or testing by the Agent or any Lender. Neither the Agent nor any Lender owes any duty of care to protect the Company or any other Person against, or to inform the Company or any other party of, any Hazardous Materials or any other adverse condition affecting any site or property. The Agent or any Lender may, at its discretion, disclose to the Company or any other Person any report or findings made as a result of, or in connection with, any site visit, observation, or testing by the Agent or any Lender. The Company understands and agrees that the Agent and the Lenders make no warranty or representation to the Company or any other Person regarding the truth, accuracy or completeness of any such report or findings that may be disclosed. The Company also understands that, depending upon the results of any site visit, observation or testing by the Agent or any Lender and disclosed to the Company, the Company may have a legal obligation to notify one or more environmental agencies of the results and that such reporting requirements are site-specific and are to be evaluated by the Company without advice or assistance from the Agent or any Lender.

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               (c) The obligations in this Section shall survive payment of all other Obligations. At the election of any Indemnified Person, the Company shall defend such Indemnified Person using legal counsel satisfactory to such Indemnified Person in such Person's sole discretion, at the sole cost and expense of the Company. All amounts owing under this Section shall be paid within 30 days after demand.

         11.06 Marshalling; Payments Set Aside. Neither the Agent nor the Lenders shall be under any obligation to marshall any assets in favor of any Borrower or any other Person or against or in payment of any or all of the Obligations. To the extent that any Borrower makes a payment to the Agent or the Lenders, or the Agent or the Lenders exercise their right of set-off, and such payment or the proceeds of such set-off or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by the Agent or such Lender in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any Insolvency Proceeding or otherwise, then (a) to the extent of such recovery the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such set-off had not occurred, and (b) each Lender severally agrees to pay to the Agent upon demand its pro rata share of any amount so recovered from or repaid by the Agent.

         11.07 Successors and Assigns. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that the Company may not assign or transfer any of its rights or obligations under this Agreement without the prior written consent of the Agent and each Lender.

         11.08 Assignments, Participations, etc. (a) Any Lender may, with the written consent of the Company at all times other than during the existence of an Event of Default and the Agent, the Swing Line Lender, the Offshore Currency Fronting Lender and, in respect of assignments of Revolving Loans or a Revolving Loan Commitment, the Issuer, which consents shall not be unreasonably withheld or delayed, at any time assign and delegate to one or more Eligible Assignees (each an "Assignee") all, or any part of all, of the Loans, the Commitments, the L/C Obligations and the other rights and obligations of such Lender hereunder, in a minimum amount of $1,000,000 or, if less, the total amount of such Lender's outstanding Loans and/or Commitments (provided that (x) no written consent of the Company, the Agent, the Swing Line Lender, the Offshore Currency Fronting Lender or the Issuer shall be required in connection with any assignment and delegation by a Lender to an Eligible Assignee that is a Lender or an Affiliate of such Lender or any Approved Fund and (y) no consent of the Swing Line Lender, the Offshore Currency Fronting Lender or the Issuer shall be required in respect of any assignment and delegation consisting solely of Term Loans); provided, however, that the Company and the Agent may continue to deal solely and directly with such Lender in connection with the interest so assigned to an Assignee until (i) written notice of such assignment, together with payment instructions, addresses and related information with respect to the Assignee, shall have been given to the Company and the Agent by such Lender and the Assignee; (ii) such Lender and its Assignee shall have delivered to the Company and the Agent an Assignment and Acceptance in the form of Exhibit D ("Assignment and Acceptance") together with any Note or Notes subject to such assignment and (iii) the assignor Lender or Assignee has paid to the Agent a processing fee in the amount of $3,500; provided, that in the case of contemporaneous assignments by a


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Lender to more than one fund managed by the same investment advisor, only a single fee of $3,500 shall be payable for all such contemporaneous assignments.

               (b) From and after the date that the Agent notifies the assignor Lender that it has received (and, if required, provided its consent with respect to) an executed Assignment and Acceptance and payment of the above-referenced processing fee, (i) the Assignee thereunder shall be a party hereto and, to the extent that rights and obligations hereunder (including without limitation any obligations under Section 10.10) have been assigned to it pursuant to such Assignment and Acceptance, shall have the rights and obligations of a Lender under the Loan Documents, and (ii) the assignor Lender shall, to the extent that rights and obligations hereunder and under the other Loan Documents have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights and be released from its obligations under the Loan Documents.

               (c) Within five Business Days after its receipt of notice by the Agent that it has received an executed Assignment and Acceptance and payment of the processing fee, (and, if required, provided that it consents to such assignment in accordance with subsection 11.08(a)), the Company shall execute and deliver to the Agent new Notes evidencing such Assignee's assigned Loans and Commitment and, if the assignor Lender has retained a portion of its Loans and its Commitment, replacement Notes in the principal amount of the Loans retained by the assignor Lender (such Notes to be in exchange for, but not in payment of, the Notes held by such Lender). Immediately upon each Assignee's making its processing fee payment under the Assignment and Acceptance, this Agreement shall be deemed to be amended to the extent, but only to the extent, necessary to reflect the addition of the Assignee and the resulting adjustment of the Commitments arising therefrom. The Commitment allocated to each Assignee shall reduce such Commitments of the assigning Lender pro tanto.

               (d) The Agent shall maintain a copy of each Assignment and Acceptance delivered to it and a register for the recordation of the names and addresses of the Lenders and the Commitments of, and principal amount of the Loans owing to, each Lender from time to time. The entries in such register shall be conclusive, in the absence of manifest error, and the Company, the Agent and the Lenders shall treat each person whose name is recorded in such register as the owner of the Commitments and the Loans recorded therein for all purposes of this Agreement. The register shall be available for inspection by the Company, any Lender and their representatives, at any reasonable time and from time to time upon reasonable prior notice.

               (e) Any Lender may at any time sell to one or more commercial banks or other Persons not Affiliates of the Company (a "Participant") participating interests in any Loans, the Commitment of that Lender and the other interests of that Lender (the "originating Lender") hereunder and under the other Loan Documents; provided, however, that (i) the originating Lender's obligations under this Agreement shall remain unchanged, (ii) the originating Lender shall remain solely responsible for the performance of such obligations,
(iii) the Company, each Issuer and the Agent shall continue to deal solely and directly with the originating Lender in connection with the originating Lender's rights and obligations under this Agreement and the other Loan Documents, and
(iv) no Lender shall transfer or grant any participating interest under which the Participant has rights to approve any amendment to, or any consent or waiver with respect to, this Agreement or any other Loan Document, except to the extent such amendment, consent or waiver would require unanimous consent of the Lenders as


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described in clause (a) (but only in respect of any increase of any Commitment of any Originating Lender), (b), (c) or (f) of the first proviso to Section
11.01. In the case of any such participation, the Participant shall be entitled to the benefit of Sections 4.01, 4.03 and 11.05 as though it were also a Lender hereunder, and if amounts outstanding under this Agreement are due and unpaid, or shall have been declared or shall have become due and payable upon the occurrence of an Event of Default, each Participant shall be deemed to have the right of set-off in respect of its participating interest in amounts owing under this Agreement to the same extent as if the amount of its participating interest were owing directly to it as a Lender under this Agreement.

               (f) Notwithstanding any other provision in this Agreement, (i) any Lender may at any time create a security interest in, or pledge, all or any portion of its rights under and interest in this Agreement and the Notes held by it in favor of any Federal Reserve Bank in accordance with Regulation A of the FRB or U.S. Treasury Regulation 31 CFR ss.203.14, and such Federal Reserve Bank may enforce such pledge or security interest in any manner permitted under applicable law and (ii) any Lender that is a fund that invests in bank loans may, without the consent of the Agent or the Company, pledge all or any portion of its rights under and interest in this Agreement to any trustee or to any other representative of holders of obligations owed or securities issued by such fund as security for such obligations or securities; provided, that any transfer to any Person upon the enforcement of such pledge or security interest may only be made subject to Section 11.08.

         11.09 Confidentiality. Each Lender agrees to take and to cause its Affiliates to take normal and reasonable precautions and exercise due care to maintain the confidentiality of all information provided to it by the Company or any Subsidiary, or by the Agent on the Company's or such Subsidiary's behalf, under this Agreement or any other Loan Document, and neither it nor any of its Affiliates shall use any such information other than in connection with or in enforcement of this Agreement and the other Loan Documents or in connection with other business now or hereafter existing or contemplated with the Company or any Subsidiary; except to the extent such information (i) was or becomes generally available to the public other than as a result of disclosure by the Lender or its Affiliates, or (ii) was or becomes available on a non-confidential basis from a source other than the Company, provided that such source is not bound by a confidentiality agreement with the Company known to the Lender; provided, however, that any Lender may disclose such information (A) at the request or pursuant to any requirement of any Governmental Authority to which the Lender is subject or in connection with an examination of such Lender by any such authority; (B) pursuant to subpoena or other court process; (C) when required to do so in accordance with the provisions of any applicable Requirement of Law;
(D) to the extent reasonably required in connection with any litigation or proceeding involving the Company to which the Agent, any Lender or their respective Affiliates may be party; (E) to the extent reasonably required in connection with the exercise of any remedy hereunder or under any other Loan Document; (F) to such Lender's independent auditors and other professional advisors; (G) to any Participant or Assignee, actual or potential, provided that such Person agrees in writing to keep such information confidential to the same extent required of the Lenders hereunder; (H) as to any Lender or its Affiliate, as expressly permitted under the terms of any other document or agreement regarding confidentiality to which the Company or any Subsidiary is party or is deemed party with such Lender or such Affiliate; (I) to


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its Affiliates, provided that such Person is advised of the confidentiality requirements set forth herein; and (J) to the National Association of Insurance Commissioners or any similar organization or any nationally recognized rating agency that requires access to information about such Lender's investment portfolio in connection with ratings issued with respect to such Lender.

         11.10 Set-off. In addition to any rights and remedies of the Lenders provided by law, if an Event of Default exists or the Loans have been accelerated, each Lender is authorized at any time and from time to time, without prior notice to any Borrower, any such notice being waived by each Borrower to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held by, and other indebtedness at any time owing by, such Lender to or for the credit or the account of such Borrower against any and all Obligations owing to such Lender, now or hereafter existing, irrespective of whether or not the Agent or such Lender shall have made demand under this Agreement or any Loan Document and although such Obligations may be contingent or unmatured. Each Lender agrees promptly to notify the Company and the Agent after any such set-off and application made by such Lender; provided, however, that the failure to give such notice shall not affect the validity of such set-off and application.

         11.11 Automatic Debits of Fees. With respect to any commitment fee, arrangement fee, letter of credit fee or other fee, or any other cost or expense (including Attorney Costs) due and payable to the Agent, any Issuer, BofA or the Arranger under the Loan Documents, the Company hereby irrevocably authorizes BofA to debit any deposit account of the Company with BofA in an amount such that the aggregate amount debited from all such deposit accounts does not exceed such fee or other cost or expense; provided, that so long as no Event of Default has occurred and is continuing, BofA has given notice to the Company thereof not later than 9:00 a.m. (local time) on the date of such debit. If there are insufficient funds in such deposit accounts to cover the amount of the fee or other cost or expense then due, such debits will be reversed so as not to create an overdraft (in whole or in part, in BofA's sole discretion) and such amount not debited shall be deemed to be unpaid. No such debit under this Section shall be deemed a set-off.

         11.12 Supplements to Schedules. The Company and its Subsidiaries may, within 120 days after the Second Restatement Date, amend or supplement Schedules 6.10, 6.12, 6.16, 6.17, 6.18, 7.04, 8.01 in order to accurately and completely reflect the information required to be included therein as a result of the Geesink Acquisition by delivering (effective upon receipt) to the Agent and each Lender a copy of such revised Schedule or Schedules which shall (i) be dated the date of delivery, (ii) be certified by a Responsible Officer as true, complete and correct as of such date and as delivered in replacement for the corresponding Schedule or Schedules previously in effect, and (iii) show in reasonable detail (by blacklining or other appropriate graphic means) the changes from each such corresponding predecessor Schedule. Notwithstanding anything to the contrary contained herein or in any of the other Loan Documents, in the event that the Required Lenders determine based upon such revised Schedule (whether individually or in the aggregate or cumulatively) that there has been a Material Adverse Effect since the Second Restatement Date, the Lenders shall have no further obligation to fund additional Loans hereunder.

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         11.13 Notification of Addresses, Lending Offices, Etc. Each Lender
shall notify the Agent in writing of any changes in the address to which notices to the Lender should be directed, of addresses of any Lending Office, of payment instructions in respect of all payments to be made to it hereunder and of such other administrative information as the Agent shall reasonably request.

         11.14 Counterparts. This Agreement may be executed in any number of separate counterparts, each of which, when so executed, shall be deemed an original, and all of said counterparts taken together shall be deemed to constitute but one and the same instrument.

         11.15 Severability. The illegality or unenforceability of any provision of this Agreement or any instrument or agreement required hereunder shall not in any way affect or impair the legality or enforceability of the remaining provisions of this Agreement or any instrument or agreement required hereunder.

         11.16 No Third Parties Benefited. This Agreement is made and entered into for the sole protection and legal benefit of the Borrowers, the Lenders, the Agent and the Agent-Related Persons, and their permitted successors and assigns, and no other Person shall be a direct or indirect legal beneficiary of, or have any direct or indirect cause of action or claim in connection with, this Agreement or any of the other Loan Documents.

         11.17 Governing Law and Jurisdiction. (a) THIS AGREEMENT AND THE NOTES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAW OF THE STATE OF ILLINOIS (WITHOUT REGARD TO CONFLICTS OF LAW PROVISIONS THEREOF); PROVIDED THAT THE BORROWERS, THE AGENT AND THE LENDERS SHALL RETAIN ALL RIGHTS ARISING UNDER FEDERAL LAW.

               (b) ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF ILLINOIS OR OF THE UNITED STATES FOR THE NORTHERN DISTRICT OF ILLINOIS, AND BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH OF THE BORROWERS, THE AGENT AND THE LENDERS CONSENTS, FOR ITSELF AND IN RESPECT OF ITS PROPERTY, TO THE NON-EXCLUSIVE JURISDICTION OF THOSE COURTS. EACH OF THE BORROWERS, THE AGENT AND THE LENDERS IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY ACTION OR PROCEEDING IN SUCH JURISDICTION IN RESPECT OF THIS AGREEMENT OR ANY DOCUMENT RELATED HERETO. THE BORROWERS, THE AGENT AND THE LENDERS EACH WAIVE PERSONAL SERVICE OF ANY SUMMONS, COMPLAINT OR OTHER PROCESS, WHICH MAY BE MADE BY ANY OTHER MEANS PERMITTED BY ILLINOIS LAW.

         11.18 WAIVER OF JURY TRIAL. THE BORROWERS, THE LENDERS AND THE AGENT EACH WAIVE THEIR RESPECTIVE RIGHTS TO A TRIAL BY JURY OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF OR RELATED TO THIS AGREEMENT, THE OTHER LOAN DOCUMENTS, OR THE TRANSACTIONS


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CONTEMPLATED HEREBY OR THEREBY, IN ANY ACTION, PROCEEDING OR OTHER LITIGATION OF
ANY TYPE BROUGHT BY ANY OF THE PARTIES AGAINST ANY OTHER PARTY OR ANY AGENT-RELATED PERSON, PARTICIPANT OR ASSIGNEE, WHETHER WITH RESPECT TO CONTRACT CLAIMS, TORT CLAIMS, OR OTHERWISE. THE BORROWERS, THE LENDERS AND THE AGENT EACH AGREE THAT ANY SUCH CLAIM OR CAUSE OF ACTION SHALL BE TRIED BY A COURT TRIAL WITHOUT A JURY. WITHOUT LIMITING THE FOREGOING, THE PARTIES FURTHER AGREE THAT THEIR RESPECTIVE RIGHT TO A TRIAL BY JURY IS WAIVED BY OPERATION OF THIS SECTION AS TO ANY ACTION, COUNTERCLAIM OR OTHER PROCEEDING WHICH SEEKS, IN WHOLE OR IN PART, TO CHALLENGE THE VALIDITY OR ENFORCEABILITY OF THIS AGREEMENT OR THE OTHER LOAN DOCUMENTS OR ANY PROVISION HEREOF OR THEREOF. THIS WAIVER SHALL APPLY TO
ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS.

         11.19 Judgment. If, for the purposes of obtaining judgment in any court, it is necessary to convert a sum due hereunder or under any other Loan Document in one currency into another currency, the rate of exchange used shall be that at which in accordance with normal banking procedures the Agent could purchase the first currency with such other currency on the Business Day preceding that on which final judgment is given. The obligation of each Borrower in respect of any such sum due from it to the Agent or any Lender hereunder or under the other Loan Documents shall, notwithstanding any judgment in a currency (the "Judgment Currency") other than that in which such sum is denominated in accordance with the applicable provisions of this Agreement (the "Agreement Currency"), be discharged only to the extent that on the Business Day following receipt by the Agent or such Lender of any sum adjudged to be so due in the Judgment Currency, the Agent or such Lender may in accordance with normal banking procedures purchase the Agreement Currency with the Judgment Currency. If the amount of the Agreement Currency so purchased is less than the sum originally due to the Agent or such Lender in the Agreement Currency, each Borrower agrees, as a separate obligation and notwithstanding any such judgment, to indemnify the Agent or such Lender or the Person to whom such obligation was owing against such loss. If the amount of the Agreement Currency so purchased is greater than the sum originally due to the Agent or such Lender in such currency, the Agent or such Lender agrees to return the amount of any excess to such Borrower (or to any other Person who may be entitled thereto under applicable law).

         11.20 Entire Agreement. This Agreement, together with the other Loan Documents, embodies the entire agreement and understanding among the Borrowers, the Lenders and the Agent, and supersedes all prior or contemporaneous agreements and understandings of such Persons, verbal or written, relating to the subject matter hereof and thereof.

         11.21 Second Restatement Date. The Company, each Lender and the Agent agree that on the Second Restatement Date the following transactions shall be deemed to occur automatically, without further action by any party hereto:

               (a) The Prior Credit Agreement shall be deemed to be amended and restated in its entirety in the form of this Agreement.

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               (b) Notwithstanding any contrary provision contained in this
Agreement or in any Loan Document, each Letter of Credit which is then outstanding under the Prior Credit Agreement and identified on Schedule 1.01 hereto (each an "Existing Letter of Credit") shall be deemed a Letter of Credit issued and outstanding pursuant to Article III of this Agreement and each Revolving Lender shall be deemed to have irrevocably and unconditionally purchased and received from the Issuer, without recourse, representation or warranty, an undivided participation interest equal to its pro-rata share of the face amount of each Existing Letter of Credit and each draw paid by such Issuer thereunder.

         The Company, each Lender, and the Agent agree that (i) the restatement transactions provided in the foregoing sentence shall not be effective until the execution of this Agreement by all of the parties hereto and the satisfaction of the conditions precedent set forth in Section 5.01 hereof; (ii) all terms and conditions of the Prior Credit Agreement which are amended and restated by this Agreement shall remain effective until such amendment and restatement becomes effective hereunder, and thereafter shall continue to be effective only as amended and restated by this Agreement and (iii) the representations, warranties and covenants set forth herein shall become effective concurrently with the execution of this Agreement by all of the parties hereto.

         11.22 Notes. Notwithstanding anything to the contrary contained in this Agreement, the Borrower and each Lender which is a party to the Prior Credit Agreement agree that, no new Notes will be issued hereunder with respect to Term Loan A and the Revolving Loans and that each Term Loan A Note and Revolving Loan
Note issued to it under the Prior Credit Agreement shall remain outstanding and shall evidence the applicable Lender's Loans hereunder with respect to such Term Loan A and Revolving Loans.

         11.23 Return of Notes. Each Lender which was a party to the Original Credit Agreement agrees that it will promptly return to the Company for cancellation any "Notes" issued to it under the Original Credit Agreement.

         11.24 Collateral Documents. Each Lender hereby consents to (and authorizes the Agent to execute on the Second Restatement Date) such amendment, reaffirmation and joinder agreements with respect to the Collateral Documents as may be satisfactory to the Agent.

                                  ARTICLE XII

                                COMPANY GUARANTY

         12.01 The Guaranty. In order to induce the Lenders to enter into this Agreement and to extend credit hereunder and in recognition of the direct benefits to be received by the Company from the proceeds of the Loans and the issuance of the Letters of Credit, the Company hereby agrees with the Lenders as follows: the Company hereby unconditionally and irrevocably guarantees as primary obligor and not merely as surety the full and prompt payment when due, whether upon maturity, acceleration or otherwise, of any and all of the Guaranteed Obligations of the Subsidiary Borrowers to the Guaranteed Creditors. If any or all of the Guaranteed


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Obligations of such Borrowers to the Guaranteed Creditors becomes due and payable hereunder, the Company unconditionally promises to pay such indebtedness to the Agent and/or the Lenders, on demand, together with any and all expenses which may be incurred by the Agent or the Lenders in collecting any of the Guaranteed Obligations. If claim is ever made upon any Guaranteed Creditor for repayment or recovery of any amount or amounts received in payment or on account of any of the Guaranteed Obligations and any of the aforesaid payees repays all or part of said amount by reason of (i) any judgment, decree or order of any court or administrative body having jurisdiction over such payee or any of its property or (ii) any settlement or compromise of any such claim effected by such payee with any such claimant (including the Borrowers), then and in such event the Company agrees that any such judgment, decree, order, settlement or compromise shall be binding upon the Company, notwithstanding any revocation of this Guaranty or other instrument evidencing any liability of any Borrower, and the Company shall be and remain liable to the aforesaid payees hereunder for the amount so repaid or recovered to the same extent as if such amount had never originally been received by any such payee.

         12.02 Insolvency. Additionally, the Company unconditionally and irrevocably guarantees the payment of the Dollar Equivalent of any and all of the Guaranteed Obligations of the Subsidiary Borrowers to the Guaranteed Creditors whether or not due or payable by any Borrower upon the occurrence of any of the events specified in Sections 9.01(f) or (g), and unconditionally promises to pay the Dollar Equivalent of such Guaranteed Obligations to the Guaranteed Creditors, or order, on demand, in lawful money of the United States.

         12.03 Nature of Liability. The liability of the Company hereunder is exclusive and independent of any security for or other guaranty of the Guaranteed Obligations of any Borrower whether executed by the Company, any other guarantor or by any other party, and the liability of the Company hereunder is not affected or impaired by (a) any direction as to application of payment by any Borrower or by any other party; or (b) any other continuing or other guaranty, undertaking or maximum liability of a guarantor or of any other party as to the Guaranteed Obligations of any Borrower; or (c) any payment on or in reduction of any such other guaranty or undertaking; or (d) any dissolution, termination or increase, decrease or change in personnel by any Borrower; or (e) any payment made to any Guaranteed Creditor on the Guaranteed Obligations which any such Guaranteed Creditor repays to any Borrower pursuant to court order in any bankruptcy, reorganization, arrangement, moratorium or other debtor relief proceeding, and the Company waives any right to the deferral or modification of its obligations hereunder by reason of any such proceeding.

         12.04 Independent Obligation. The obligations of the Company hereunder are independent of the obligations of any other guarantor, any other party or any Borrower, and a separate action or actions may be brought and prosecuted against the Company whether or not action is brought against any other guarantor, any other party or any Borrower and whether or not any other guarantor, any other party or any Borrower is joined in any such action or actions. The Company waives, to the full extent permitted by law, the benefit of any statute of limitations affecting its liability hereunder or the enforcement thereof. Any payment by a Borrower or other circumstance which operates to toll any statute of limitations as to such Borrower shall operate to toll the statute of limitations as to the Company's obligations under this Article XII.

         12.05 Authorization. The Company authorizes the Guaranteed Creditors without notice or demand (except as shall be required by applicable statute and cannot be waived), and without affecting or impairing its liability hereunder, from time to time to:

               (a) change the manner, place or terms of payment of, and/or change or extend the time of payment of, renew, increase, accelerate or alter, any of the Guaranteed Obligations (including any increase or decrease in the rate of interest thereon), any security therefor, or any liability incurred directly or indirectly in respect thereof, and the Guaranty herein made shall apply to the Guaranteed Obligations as so changed, extended, renewed or altered;

               (b) take and hold security for the payment of the Guaranteed Obligations and sell, exchange, release, surrender, realize upon or otherwise deal with in any manner and in any order any property by whomsoever at any time pledged or mortgaged to secure, or howsoever securing, the Guaranteed Obligations or any liabilities (including any of those hereunder) incurred directly or indirectly in respect thereof or hereof, and/or any offset thereagainst;

               (c) exercise or refrain from exercising any rights against any Borrower or others or otherwise act or refrain from acting;

               (d) release or substitute any one or more endorsers, guarantors, Borrowers or other obligors;

               (e) settle or compromise any of the Guaranteed Obligations, any security therefor or any liability (including any of those hereunder) incurred directly or indirectly in respect thereof or hereof, and may subordinate the payment of all or any part thereof to the payment of any liability (whether due or not) of any Borrower to its creditors other than the Guaranteed Creditors;

               (f) apply any sums by whomsoever paid or howsoever realized to any liability or liabilities of any Borrower to the Guaranteed Creditors regardless of what liability or liabilities of the Company or any Borrower remain unpaid;

               (g) consent to or waive any breach of, or any act, omission or default under, this Agreement or any of the instruments or agreements referred to herein, or otherwise amend, modify or supplement this Agreement or any of such other instruments or agreements; and/or

               (h) take any other action which would, under otherwise applicable principles of common law, give rise to a legal or equitable discharge of the Company from its liabilities under this Guaranty.

         12.06 Reliance. It is not necessary for any Guaranteed Creditor to inquire into the capacity or powers of any Borrower or the officers, directors, partners or agents acting or purporting to act on their behalf, and any Guaranteed Obligations made or created in reliance upon the professed exercise of such powers shall be guaranteed hereunder.

         12.07 Subordination. Any of the indebtedness of each Borrower relating to the Guaranteed Obligations now or hereafter owing to the Company is hereby subordinated to the

Guaranteed Obligations of such Borrower owing to the Guaranteed Creditors, and if the Agent so requests at a time when an Event of Default exists, all such indebtedness relating to the Guaranteed Obligations of such Borrower to the Company shall be collected, enforced and received by the Company for the benefit of the Guaranteed Creditors and be paid over to the Agent on behalf of the Guaranteed Creditors on account of the Guaranteed Obligations of such Borrower to the Guaranteed Creditors, but without affecting or impairing in any manner the liability of the Company under the other provisions of this Guaranty. Prior to the transfer by the Company of any note or negotiable instrument evidencing any of the indebtedness relating to the Guaranteed Obligations of such Borrower to the Company, the Company shall mark such note or negotiable instrument with a legend that the same is subject to this subordination. Without limiting the generality of the foregoing, the Company hereby agrees with the Guaranteed Creditors that it will not exercise any right of subrogation which it may at any time otherwise have as a result of this Guaranty (whether contractual, under Section 509 of the Bankruptcy Code or otherwise) until all Guaranteed Obligations have been irrevocably paid in full in cash.

         12.08 Waiver.

               (a) The Company waives any right (except as shall be required by applicable statute and cannot be waived) to require any Guaranteed Creditor to
(i) proceed against any Borrower, any other guarantor or any other party, (ii) proceed against or exhaust any security held from any Borrower, any other guarantor or any other party or (iii) pursue any other remedy in any Guaranteed Creditor's power whatsoever. The Company waives any defense based on or arising out of any defense of any Borrower, any other guarantor or any other party, other than payment in full of the Guaranteed Obligations, based on or arising out of the disability of any Borrower, any other guarantor or any other party, or the validity, legality or unenforceability of the Guaranteed Obligations or any part thereof from any cause, or the cessation from any cause of the liability of any Borrower other than payment in full of the Guaranteed Obligations. The Guaranteed Creditors may, at their election, foreclose on any security held by the Agent or any other Guaranteed Creditor by one or more judicial or nonjudicial sales, whether or not every aspect of any such sale is commercially reasonable (to the extent such sale is permitted by applicable law), or exercise any other right or remedy the Guaranteed Creditors may have against any Borrower or any other party, or any security, without affecting or impairing in any way the liability of the Company hereunder except to the extent the Guaranteed Obligations have been paid. The Company waives any defense arising out of any such election by the Guaranteed Creditors, even though such election operates to impair or extinguish any right of reimbursement or subrogation or other right or remedy of the Company against any Borrower or any other party or any security.

               (b) Except as otherwise expressly provided in this Agreement, the Company waives all presentments, demands for performance, protests and notices, including without limitation notices of nonperformance, notices of protest, notices of dishonor, notices of acceptance of this Guaranty, and notices of the existence, creation or incurring of new or additional Guaranteed Obligations. The Company assumes all responsibility for being and keeping itself informed of each Borrower's financial condition and assets, and of all other circumstances bearing upon the risk of nonpayment of the Guaranteed Obligations and the nature, scope and extent of the risks which the Company assumes and incurs hereunder, and agrees that the Agent and the Lenders shall have no duty to advise the Company of information known to them regarding such circumstances or risks.

         12.09 Nature of Liability. It is the desire and intent of the Company and the Guaranteed Creditors that this Guaranty shall be enforced against the Company to the fullest extent permissible under the laws and public policies applied in each jurisdiction in which enforcement is sought. If, however, and to the extent that, the obligations of the Company under this Guaranty shall be adjudicated to be invalid or unenforceable for any reason (including, without limitation, because of any applicable state or federal law relating to fraudulent conveyances or transfers), then the amount of the Guaranteed Obligations shall be deemed to be reduced and the Company shall pay the maximum amount of the Guaranteed Obligations which would be permissible under applicable law.


                            [signature pages follow]

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered in Chicago, Illinois by their proper and duly authorized officers as of the day and year first above written.

                                       OSHKOSH TRUCK CORPORATION


                                       By: /s/ Scott :L. Ney
                                          ------------------------------------
                                       Title:  Vice President and Treasurer


                                       BANK OF AMERICA, N.A., as Agent


                                       By:  /s/ David A. Johanson
                                            ----------------------------------
                                       Title:  Vice President


                                       BANK OF AMERICA, N.A., as a Lender,
                                       as Swing Line Leader


                                       By:  /s/ Charles W. A. Hagel
                                            ----------------------------------
                                       Title:  Senior Vice President


                                       BANK ONE, NA (Main Office Chicago), as
                                       Syndication Agent


                                       By:  /s/ A. F. Maggioe
                                            ----------------------------------
                                       Title:  Director, Capital Markets

                                       FIRSTAR, N.A.


                                       By:  /s/
                                            ----------------------------------
                                       Title:  Vice President


                                       FIRST UNION NATIONAL BANK


                                       By:  /s/ Daniel Evans
                                            ----------------------------------
                                       Title:  Managing Director


                                       HARRIS TRUST AND SAVINGS BANK


                                       By:  /s/ George M. Ohly
                                            ----------------------------------
                                       Title:  Vice President


                                       SUNTRUST BANK


                                       By:  /s/ Donald L. Gaudette, Jr.
                                            ----------------------------------
                                       Title:  Director


                                       THE BANK OF NEW YORK


                                       By:  /s/ Joshua Feldman
                                            ----------------------------------
                                       Title:  Vice President


                                       BANK OF SCOTLAND


                                       By:  /s/ Joseph Fratus
                                            ----------------------------------
                                       Title:  Vice President

                                       LASALLE BANK NATIONAL
                                       ASSOCIATION


                                       By:  /s/ Lou D. Banach
                                            ----------------------------------
                                       Title:  Vice President and Senior Lender


                                       COMERICA BANK


                                       By:  /s/
                                            ----------------------------------
                                       Title:  Vice President

                                       THE FUJI BANK, LIMITED


                                       By:  /s/ Nobuoki Koike
                                            ----------------------------------
                                       Title:  Senior Vice President


                                       THE NORTHERN TRUST COMPANY


                                       By:  /s/
                                            ----------------------------------
                                       Title:  Vice President

                                       M&I MARSHALL & ILSLEY BANK


                                       By:  /s/ Ronald J. Carey
                                            ----------------------------------
                                       Title:  Vice President


                                       CREDIT LYONNAIS CHICAGO BRANCH


                                       By:  /s/
                                            ----------------------------------
                                       Title:  Vice President


                                       STANWICH LOAN FUNDING LLC


                                       By:  /s/ Ann E. Morris
                                            ----------------------------------
                                       Title:  Assistant Vice President

                                       OLYMPIC FUNDING TRUST, SERIES 1999-1


                                       By:  /s/ Ann E. Morris
                                            ----------------------------------
                                       Title:  Authorized Agent


                                       MURFIELD TRADING LLC


                                       By:  /s/ Ann E. Morris
                                            ----------------------------------
                                       Title:  Assistant Vice President


                                       PPM SPYGLASS FUNDING TRUST


                                       By:  /s/ Ann E. Morris
                                            ----------------------------------
                                       Title:  Authorized Agent

                                       RIVIERA FUNDING LLC


                                       By:  /s/ Ann E. Morris
                                            ----------------------------------
                                       Title:  Assistant Vice President


                                       STEIN ROE FLOATING RATE LIMITED
                                       LIABILITY COMPANY


                                       By:  /s/ Brian W. Good
                                            ----------------------------------
                                       Title:  Senior Vice President


                                       LIBERTY - STEIN ROE ADVISOR
                                       FLOATING RATE ADVANTAGE FUND,
                                       By:  Stein Roe & Farnham, As Advisor


                                       By:  /s/ Brian W. Good
                                            ----------------------------------
                                       Title:  Senior Vice President and
                                       Portfolio Manager

                                       SEQUILS-CUMBERLAND I, LTD.
                                       as a Lender
                                       By:  Deerfield Capital Management LLC
                                       as its Collateral Manager


                                       By:  /s/ Dale R. Burrow
                                          ------------------------------------
                                       Title:  Senior Vice President